QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 17, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWESTERN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Code Number)	46-0172280 (I.R.S. Employer Identification Number)
125 South Dakota Avenue, Suite 1100 Sioux Falls, South Dakota 57104 (605) 978-2908 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas J. Knapp
NorthWestern Corporation
125 South Dakota Avenue, Suite 1100
Sioux Falls, South Dakota 57104
(605) 978-2908
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Thomas R. Pollock, Esq. Paul, Hastings, Janofsky & Walker LLP 55 Second Street, 24th Floor San Francisco, California 94105 (415) 856-7000	Jonathan C. Tyras, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000

Approximate date of commencement of sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

5.875% Notes due 2014	$225,000,000	$26,482.50

Total	$225,000,000	$26,482.50

(1)
Estimated pursuant to Rule 457(f) solely for purposes of calculating the registration fee.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus, dated March 17, 2005

$225,000,000

Offer to Exchange
5.875% Senior Secured Notes due 2014
which have been registered under the Securities Act of 1933
for any and all outstanding
5.875% Senior Secured Notes due 2014 of

NORTHWESTERN CORPORATION

        This exchange offer expires at 5:00 p.m., New York City time, on                        , 200  , unless extended.

        We will exchange all original notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes that we have registered under the Securities Act of 1933.

        No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

        The new notes will be secured and will rank equally with all our other senior indebtedness. The new notes will not be guaranteed by any of our subsidiaries.

        See "RISK FACTORS" beginning on page 17 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 200  .

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-4 (File No. 333-            ). This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and exhibits.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        We are "incorporating by reference" important business, financial and other information about us into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC that is not delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the documents listed below (SEC File No. 1-10499) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the date that this exchange offer terminates:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Alan D. Dietrich
Vice President—Legal Administration and Corporate Secretary
NorthWestern Corporation
125 S. Dakota Avenue, Suite 1100
Sioux Falls, South Dakota 57104
(605) 978-2908

        We maintain an internet site at http://www.northwesternenergy.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. To obtain timely delivery of any information requested from us, you must request this information no later than            , 200 , or five business days before this exchange offer expires.

        This prospectus is part of a registration statement we have filed with the SEC. We are submitting this prospectus to holders of original notes so that they can consider exchanging the original notes for new notes. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to exchange and issue the new notes in any jurisdiction where the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

SUMMARY

        This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to making a decision to exchange original notes for new notes. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 17 of this prospectus and the financial statements and notes to these statements contained or incorporated by reference in this prospectus. Unless the context requires otherwise, references to "we," "us," "our" and "NorthWestern" refer specifically to NorthWestern Corporation and its subsidiaries.

NORTHWESTERN CORPORATION

        NorthWestern Corporation, doing business as Northwestern Energy, is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 617,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923. In addition, on February 15, 2002, we acquired electricity and natural gas transmission and distribution assets and natural gas storage assets in Montana.

        In 2002, our financial condition was significantly and negatively affected by the poor performance of our nonenergy businesses and we had incurred significant indebtedness. In early 2003, we unsuccessfully attempted to refinance, reduce and extend the maturities of our debt. On September 14, 2003, we filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, which we refer to as the Bankruptcy Court. On October 19, 2004, the Bankruptcy Court entered an order confirming our Second Amended and Restated Plan of Reorganization dated as of August 18, 2005, or the Plan, and the Plan became effective on November 1, 2004. We use the term Predecessor Company to refer to NorthWestern prior to our emergence from bankruptcy, which includes our operations through October 31, 2004. We use the term Successor Company to refer to NorthWestern after our emergence from bankruptcy, which includes our operations beginning on November 1, 2004.

Plan of Reorganization

        The Bankruptcy Court entered a written order confirming the Plan on October 19, 2004, and the Plan became effective on November 1, 2004. The consummation of the Plan resulted in, among other things, a new capital structure, the satisfaction or disposition of various types of claims against the Predecessor Company, the assumption or rejection of certain contracts, and the establishment of a new board of directors. In general, the terms of the Plan provided for the following:

  •
  Holders of our senior unsecured notes (Class 7 claimants) received 28.3 million shares of new common stock in exchange for $898.3 million in allowed claims;

  •
  Holders of trust preferred securities, or TOPrS, issued by four of our subsidiary trusts (Class 8(a) claimants) received 2.3 million shares of new common stock and warrants for an additional 4.4 million shares of common stock in exchange for $321.1 million in allowed claims. The warrants may be exercised for a period of three years from the effective date;

  •
  Holders of quarterly income preferred securities issued by one of our subsidiary trusts (Class 8(b) claimants) were allowed to select either of the following:

  •
  receive a pro rata share of 0.5 million shares of new common stock, plus warrants with the same terms as the warrants distributed to the TOPrS, in exchange for their claims, including any litigation claims, or

    •
    continue the litigation against us generally referred to as the QUIPs Litigation and receive a distribution based on a Class 9 claim, if any, based only upon final resolution of the QUIPs Litigation;

  •
  We established a reserve of approximately 4.4 million shares of common stock from the shares allocated to holders of our trade vendor claims in excess of $20,000 (Class 9 claimants) and holders of senior unsecured notes. The shares held in this reserve will be distributed pro rata to holders of allowed trade vendor and general unsecured claims in excess of $20,000, and may be used to resolve various outstanding litigation matters, such as the QUIPs Litigation, certain litigation with PPL Montana and other unliquidated litigation claims;

  •
  Secured debt was not impaired and has been reinstated to the extent not paid on the effective date of the Plan; and

  •
  Common stock existing prior to November 1, 2004 was cancelled, with no distributions to prior shareholders.

        As noted above, a portion of the common shares issued upon emergence were set aside to fund a disputed claims reserve for the satisfaction of certain general unsecured claims that were disputed claims as of the effective date of the Plan. Under the terms of the Plan, to the extent such claims are resolved post-emergence, the claimants will receive shares from the reserve on the same basis as if the claim had been settled upon emergence; therefore the allowed claim will be reduced to the same recovery percentage as other creditors in the same class. If excess shares remain in the reserve after satisfaction of all obligations, such amounts would be reallocated pro rata to the Class 7 and Class 9 claimants. We have surrendered control over the common stock provided and the shares reserve is administered by our transfer agent, therefore we recognized the issuance of the common stock upon emergence.

        We filed several motions to terminate various nonqualified benefit plans with estimated allowed claims of approximately $17.0 million. All liabilities associated with these plans have been removed from our balance sheet based on our expectation that these claims will be settled by releasing shares from the reserve established for Class 9 claimants. While we expect the Bankruptcy Court to approve termination of these plans, the status is currently uncertain. If the Bankruptcy Court were to require us to reinstate these plans in the future, then we would have to reestablish the liabilities on our balance sheet and recognize a loss in the Successor Company operations.

Fresh-Start Reporting

        In connection with our emergence from Chapter 11, we reflected the terms of the Plan in our consolidated financial statements as of the close of business on October 31, 2004, applying fresh-start reporting under Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," or SOP 90-7. Upon applying fresh-start reporting, a new reporting entity (the Successor Company) is deemed to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values. The reported historical financial statements of the Predecessor Company for periods ended prior to November 1, 2004 generally are not comparable to those of the Successor Company. Reorganization items as shown in our results of operations reflects the impact of continuing costs incurred related to our reorganization since we filed for protection under Chapter 11 and the impact of the fresh-start reporting adjustments.

        To facilitate the calculation of the enterprise value of the Successor Company as defined in SOP 90-7, we developed a set of financial projections and engaged an independent financial advisor to assist in the determination. The enterprise value was determined using various valuation methods including

  •
  reviewing historical financial information,

  •
  comparing us and our projected performance to the market values of comparable companies,

  •
  performing industry precedent transaction analysis, and

  •
  considering certain economic and industry information relevant to the operating business.

        The estimated enterprise value is highly dependent upon achieving the future financial results set forth in the projections and is necessarily based on a variety of estimates and assumptions which, though considered reasonable by management, may not be realized and are inherently subject to significant business and economic uncertainties and contingencies, many of which are beyond our control. The resulting enterprise value was calculated to be within an approximate range of $1.415 billion to $1.585 billion. We selected the midpoint value of the range, $1.5 billion, as the reorganization value. This value is consistent with the voting creditors' and Bankruptcy Court approval of our Plan.

RECENT DEVELOPMENTS

Recent Financing Transaction

        On November 1, 2004, concurrent with our emergence from bankruptcy, we entered into a new $225 million credit facility. The credit facility consists of a $125 million, five-year revolving tranche and a $100 million, seven-year term tranche. The revolving tranche replaced our Debtor In Possession credit facility and is available to us for general corporate purposes and for the issuance of letters of credit. Concurrently with the establishment of the new credit facility, we issued $225 million of our 5.875% senior secured notes due November 1, 2014, which we refer to as the original notes. Borrowings under the term portion of the new credit facility, together with the net proceeds of the notes offering and available cash, were used to repay our $390 million senior secured term loan facility. The obligations under the new credit facility and the original notes were and are secured by first mortgage bonds as described in this prospectus.

Status of Non-Core Asset Sales Efforts

        Under the terms of a settlement agreement reached with CornerStone Propane Partners, L.P., or CornerStone, we received a $15 million allowed secured claim in CornerStone's bankruptcy proceedings. In December 2004, we sold our secured claim against CornerStone and received $15 million in cash. As of December 31, 2004, we have no remaining interest in or receivables from CornerStone.

        In December 2004 we received $10.0 million from Blue Dot Services Inc., or Blue Dot, in partial satisfaction of their dividend payable on preferred stock. In addition, an insurance company returned approximately $9 million to NorthWestern that it had been holding as collateral for performance bonds and other obligations of Blue Dot and Netexit, Inc., or Netexit.

        In order to wind-down its affairs in an orderly manner, Netexit and its subsidiaries filed for bankruptcy protection on May 4, 2004. Netexit currently holds approximately $65 million in cash, which is included in current assets of discontinued operations on our consolidated financial statements. Claims aggregating approximately $212 million, excluding equity related claims of approximately $94 million, have been filed against Netexit. NorthWestern's unsecured debt claims represent $185.2 million of this amount. Netexit filed a proposed liquidating plan of reorganization in February 2005 which provides for a distribution to unsecured creditors of approximately 25% of their allowed claim. If this distribution occurs, then we could receive $40-$50 million upon the ultimate effective date of Netexit's liquidating plan of reorganization on account of claims filed by NorthWestern against Netexit. However, there are many factors beyond our control which could affect the timing and amount of any distribution on NorthWestern's Netexit claims including our ability to obtain the support of Netexit's official committee of unsecured creditors for Netexit's liquidating plan of reorganization.

Netexit may incur significant additional expenses related to the bankruptcy filing and may incur additional losses related to the resolution of open claims. Additionally, Netexit's creditors committee has indicated that NorthWestern's claims against Netexit may be subject to avoidance under operative provisions of the Bankruptcy Code. We intend to vigorously defend against any efforts to invalidate or subordinate our claims against Netexit, but we cannot currently predict the resolution of any litigation with respect to the validity of NorthWestern's claims against Netexit. Pending the resolution of open claims by Netexit creditors, the proceeds from the sale remain at Netexit and distributions to NorthWestern could be delayed until the effective date of Netexit's liquidating plan of reorganization.

        We are also attempting to sell our interest in Montana Megawatts I, LLC, or MMI, our indirect wholly owned subsidiary that owns the Montana First Megawatts generation project, a partially constructed, 260 megawatt, natural gas-fired, combined-cycle electric generation facility located in Great Falls, Montana. On February 17, 2005, our subsidiary, NorthWestern Generation I, LLC, the sole member of MMI, entered into a non-binding letter of intent to sell all of the member interest of MMI to a non-affiliated third party. Under the terms of the letter of intent, MMI will sell all generation assets. The net effect of this arrangement is that the buyer will acquire MMI and all remaining nongeneration assets held by the entity. Any sale will be subject to board approval.

        In anticipation of the letter of intent to sell MMI, we entered into an exclusive arrangement with a major electric generation equipment broker to market MMI's generation assets. We anticipate that a sale of this equipment will be completed on or before June 30, 2005. Any sale will be subject to board approval. Based upon an evaluation of the generation equipment market by our equipment broker, we recorded a $10 million impairment charge to reduce the assets to their estimated realizable value in December 2004.

        We were incorporated in Delaware in 1923. Our principal office is located at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104 and our telephone number is (605) 978-2908. We maintain an internet site at http://www.northwesternenergy.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

THE EXCHANGE OFFER

The Exchange Offer
We are offering to exchange up to $225,000,000 aggregate principal amount of our new 5.875% senior secured notes due November 1, 2014 for up to $225,000,000 aggregate principal amount of our original 5.875% senior secured notes due November 1, 2014 which are currently outstanding. Original notes may only be exchanged in $1,000 principal increments. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn will be exchanged.
Resales Without Further Registration
We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 provided that:
	•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;
•
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer; and
	•	you are not our "affiliate," as defined under Rule 405 of the Securities Act of 1933.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
Expiration Date	5:00 p.m., New York City time, on , 200 unless we extend the exchange offer.
Accrued Interest on the New Notes and Original Notes
The new notes will bear interest from November 1, 2004 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the date of issuance of the new notes.
Conditions to the Exchange Offer	If the exchange offer would not be permitted by applicable law or SEC policy, we will not be required to consummate the exchange offer. See "The Exchange Offer—Conditions."
Procedures for Tendering Original Notes	Each holder of original notes wishing to accept the exchange offer must:
• complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal; or
•
if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus.
You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.

Special Procedures for Beneficial Holders
If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your original notes, either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:
	•	your original notes are not immediately available; or
	•	time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or
	•	you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.
Failure to Exchange Will Affect You Adversely
If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act of 1933. Accordingly, the liquidity of the original notes will be adversely affected.
Material United States Federal Income Tax Consequences	The exchange of original notes for new notes pursuant to the exchange offer will not result in a taxable event. Accordingly:
	•	no gain or loss will be realized by a United States holder upon receipt of a new note;
	•	a holder's holding period for new notes will include the holding period for original notes; and

	•	the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the original notes exchanged at the time of such exchange.
See "Material United States Federal Income Tax Considerations."
Exchange Agent	U.S. Bank National Association is serving as exchange agent.
Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Registration Rights	Additional interest with respect to the original notes shall be assessed as described below if any of the following events occur:
	•	on or prior to 180 days after November 1, 2004, the exchange offer registration statement has not been filed with the SEC;
	•	on or prior to 90 days after the filing obligation to file a shelf registration statement arises, such shelf registration statement has not been filed with the SEC;
	•	on or prior to 310 days after November 1, 2004, the exchange offer has not been consummated;
•
on or prior to 90 days after the end of the period referenced above during which any required shelf registration statement is to be filed with the SEC, such shelf registration statement has not been declared effective by the SEC; or
	•	after either the exchange offer registration statement or the shelf registration statement is declared effective,
• such registration statement thereafter ceases to be effective, or
• such registration statement or the related prospectus ceases to be usable, except as permitted in the registration rights agreement.

Additional interest shall accrue on the original notes over and above the interest rate set forth in the title of the original notes at an annual rate of 0.25% for the first 90-day period from and including the date on which any of the events noted above occurs, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all such events have been cured, up to a maximum additional rate of 1.00%. See "The Exchange Offer—Terms of the Exchange Offer."

THE EXCHANGE AGENT

        We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under The Depository Trust Company's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

By Mail, Overnight Courier or Hand Delivery:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance Department
Reference: NorthWestern Corporation Exchange

By Facsimile:

(651) 495-8158
Attention: Specialized Finance Department
Confirm by Telephone:
(800) 934-6802
Reference: NorthWestern Corporation Exchange

To Confirm by Telephone or for Information:

(800) 934-6802
Reference: NorthWestern Corporation Exchange

SUMMARY TERMS OF NEW NOTES

Issuer	NorthWestern Corporation
Notes Offered	$225,000,000 aggregate principal amount of 5.875% notes due November 1, 2014.
• The form and terms of the new notes will be the same as the form and terms of the outstanding notes except that:
• the new notes will bear a different CUSIP number from the original notes;
• the new notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new notes.

The new notes will evidence the same debt as the original notes. They will be entitled to the benefits of the indenture governing the original notes and will be treated under the indenture as a single class with the original notes. We refer to the new notes and the original notes collectively as the notes in this prospectus.
Interest
The new notes will bear interest at the rate of 5.875% per annum from November 1, 2004 or the last interest payment date on which interest was paid on the original notes. Interest on the new notes will be payable semi-annually in cash on May 1 and November 1 of each year, beginning May 1, 2005.
Collateral; Ranking
The original notes are, and the new notes will be, secured by a series of first mortgage bonds issued under each of our two existing first mortgage indentures, equal in aggregate principal amount to the aggregate principal amount of the notes. The original notes are, and the new notes will be, secured by $161 million of first mortgage bonds issued under and secured as provided in our Montana first mortgage indenture, which is, subject to certain exceptions described herein, a first mortgage lien on substantially all of our utility properties in the states of Montana and Wyoming, and $64 million of first mortgage bonds issued under and secured as provided in our South Dakota first mortgage indenture, which is, subject to certain exceptions described herein, a first mortgage lien on substantially all of our utility properties in the states of South Dakota, Nebraska, Iowa and North Dakota.

	The first mortgage bonds issued under each first mortgage indenture rank equally in right of payment with our existing debt securities issued under such mortgage indenture and all other debt securities issued from time to time under such mortgage indenture, including, without limitation, the first mortgage bonds issued to collateralize our credit facility.

	At December 31, 2004, we had approximately $836.9 million in aggregate principal amount of indebtedness outstanding, of which approximately $787.3 million was secured by first mortgage bonds, including $225.0 million of the original notes and $100.0 million outstanding under the term portion of our credit facility.

	Our credit facility, which is comprised of a $125 million revolving tranche and a $100 million term tranche, is secured by $162 million of first mortgage bonds issued under and secured as provided in our Montana first mortgage indenture and $63 million of first mortgage bonds issued under and secured as provided in our South Dakota first mortgage indenture.
	In addition, at December 31, 2004, we had approximately $42.4 million of indebtedness secured by assets other than those securing the first mortgage bonds.

	See "Description of the Notes—Security," "Description of the Montana Mortgage Collateral Bonds" and "Description of the South Dakota Mortgage Collateral Bonds," for a more complete description of the first mortgage bonds issued to the note trustee as security for the original notes and the new notes.
Optional Redemption
	Prior to November 1, 2007, we may, at our option, redeem up to 35% of the original principal amount of the original notes and the new notes with the net proceeds of sales of our equity at the price set forth under "Description of the Notes—Optional Redemption" provided that, after the redemption, at least 65% of the initial aggregate principal amount of the original notes issued remains outstanding.

	In addition, on or after November 1, 2009, we may redeem the original notes and the new notes, in whole or in part, at the following percentages of the principal amount of such notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date:
	Date	Redemption Price
	November 1, 2009 to October 31, 2010	102.938%
	November 1, 2010 to October 31, 2011	101.958%
	November 1, 2011 to October 31, 2012	100.979%
	November 1, 2012 and thereafter	100.000%
	We will give you at least 30 days' notice of any such redemption.

Change in Control
Upon certain changes in control, as defined herein, we will be required to make an offer to purchase each holder's original notes and new notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Change in Control."
Certain Covenants	The indenture governing the original notes and the new notes contains covenants limiting our ability and that of our restricted subsidiaries to, among other things:
	•	incur additional indebtedness and issue certain preferred stock;
	•	create liens;
	•	enter into leases and sale-leaseback transactions;
	•	make restricted payments, including certain restricted investments;
	•	pay dividends, make other distributions and repurchase capital stock or subordinated indebtedness;
	•	enter into transactions with affiliates;
	•	engage in business activities other than specified activities;
	•	impose restrictions on the ability of our subsidiaries to pay dividends or make other payments to us;
	•	sell assets; and
	•	merge or consolidate with other entities.

These limitations are subject to some important qualifications and exceptions. See "Description of the Notes—Certain Covenants." If at any time the original notes or the new notes are assigned a rating equal to or higher than Baa3 by Moody's and BBB-by S&P and no default or event of default has occurred and is continuing, all of these covenants will be permanently terminated. These covenants will not be reinstated if such ratings are subsequently lowered. See "Description of the Notes—Certain Covenants—Termination of Selected Covenants" and "Risk Factors—Risks Relating to the Notes—If the notes receive an investment grade credit rating, then we will no longer be subject to many of the restrictive covenants in the indenture. This termination of covenants will be permanent and the covenants will not be reinstated if the ratings of the notes subsequently return to non-investment grade status."

Ratings
The original notes are rated "BB" by S&P, "Ba1" by Moody's and "BB+" by Fitch. We expect the new notes to have the same rating as the original notes. Our ratings have been obtained with the understanding that S&P. Moody's and Fitch will continue to monitor our credit ratings and will make future adjustments to the extent warranted. A rating reflects only the views of S&P. Moody's or Fitch, as the case may be, and is not a recommendation to buy, sell or hold the notes. There is no assurance that any such rating will be retained for any given period of time or that it will not be revised downward or withdrawn entirely by S&P, Moody's or Fitch, as the case may be, if, in their respective judgments, circumstances so warrant.

        For additional information regarding the notes, see the "Description of Notes" section of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical and unaudited pro forma adjusted ratios of earnings to fixed charges for the periods indicated.

        For the purpose of calculating the ratios, "earnings" consist of income from continuing operations before income taxes and before allocation of net losses to minority interests, and "fixed charges" consist of interest on all indebtedness, including trust preferred securities distribution requirements, amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor. The following ratios of earnings to fixed charges exclude the results of our discontinued operations.

        The pro forma adjusted ratios of earnings to fixed charges reflects our emergence from bankruptcy, the establishment of our new credit facility and the sale of the original notes, all as of the dates indicated and as more fully described in "Unaudited Pro Forma Financial Information."

        The deficiency of one-to-one coverage was $11.5 million for the period from November 1, 2004 to December 31, 2004; $86.6 million for the actual year ended December 31, 2003; $77.8 million for the actual year ended December 31, 2002; $9.5 million for the actual year ended December 31, 2001; and $4.1 million for the actual year ended December 31, 2000.

        You should read the following table in conjunction with "Ratio of Earnings to Fixed Charges."

	Successor Company	Predecessor Company		Predecessor Company
			Year Ended December 31,
	Nov. 1— Dec. 31, 2004	Jan. 1— Oct. 31, 2004
			2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	—	8.52	7.39	—	—	—	—
Unaudited pro forma adjusted ratio of earnings to fixed charges for successor company and predecessor company combined	—	—	8.43	—	—	—	—

RISK FACTORS

        You should carefully consider the information under "Risk Factors" beginning on page 17 of this prospectus and all other information included in this prospectus prior to making a decision to exchange original notes for new notes.

SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

        We derived the following summary unaudited pro forma financial information from the unaudited pro forma financial statements included elsewhere in this prospectus. The summary unaudited pro forma financial information is based on currently available information and assumptions that we believe are reasonable. The summary unaudited pro forma financial information does not purport to represent what our results of operations would have been if the pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial position or results of operations. The summary unaudited pro forma financial information gives effect to the particular transactions, as of the dates, described in "Unaudited Pro Forma Financial Data." You should read the summary unaudited pro forma financial information in conjunction with "Capitalization," "Ratio of Earnings to Fixed Charges" and our consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the SEC on March 14, 2005 and is incorporated by reference herein.

NORTHWESTERN CORPORATION

SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

(In Thousands, Except for Per Share Amounts)

	Predecessor Company	Successor Company
	10-Months Ended October 31, 2004	Two-Months Ended December 31, 2004	Combined Year Ended December 31, 2004	Proforma Adjustments		Pro Forma(1)
	(Dollars in thousands)
Income Statement Data:
OPERATING REVENUES	$833,037	$205,952	$1,038,989	$—		$1,038,989
COST OF SALES	447,054	116,775	563,829	—		563,829

GROSS MARGIN	385,983	89,177	475,160	—		475,160

OPERATING EXPENSES
Operating, general and administrative	185,782	35,958	221,740	—		221,740
Property and other taxes	54,369	10,766	65,135	—		65,135
Impairment on assets held for sale	—	10,000	10,000	—		10,000
Depreciation	60,674	12,174	72,848	—		72,848
Reorganization items	(533,063)	437	(532,626)	—		(532,626)

TOTAL OPERATING EXPENSES	(232,238)	69,335	(162,903)	—		(162,903)

OPERATING INCOME	618,221	19,842	638,063	—		638,063
Interest Expense	(72,822)	(11,021)	(83,843)	10,339	(2)	(73,504)
Loss on debt extinguishment	—	(21,310)	(21,310)	—		(21,310)
Investment income and other	2,121	1,039	3,160	—		3,160

Income (Loss) From Continuing Operations Before Income Taxes	547,520	(11,450)	536,070	10,339		546,409
Benefit (Provision) for Income Taxes	1,369	4,930	6,299	(3,981	)(3)	2,318

Income (Loss) from Continuing Operations	548,889	(6,520)	542,369	6,358		548,727
Discontinued Operations, Net of Taxes and Minority Interests	2,488	(424)	2,064	—		2,064

Net Income (Loss)	$551,377	$(6,944)	$544,433	$6,358		$550,791

The accompanying notes are an integral part of this summary unaudited pro forma financial information.

NORTHWESTERN CORPORATION

NOTES TO SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The Summary Unaudited Pro Forma Financial Information is based on the following assumptions:

(1)
The unaudited pro forma consolidated statement of income (loss) reflect the impact of completion of the recent financing transaction as if this transaction had been completed on January 1, 2004.

(2)
Borrowings under the recent financing transaction were used to repay our $390 million senior secured term loan facility. This adjustment reflects a net decrease in interest expense as if the recent financing transaction had been completed on January 1, 2004.

(3)
Reflects income tax effect at a statutory rate of 38.5%.

RISK FACTORS

        You should carefully consider the risk factors described below, as well as the other information included or incorporated by reference in this prospectus prior to making a decision to exchange original notes for new notes. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known or that we currently believe to be less significant may also adversely affect us.

Risks relating to the Notes and the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

        If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act of 1933 and applicable state securities laws, or offered and sold under an exemption from those requirements. We do not intend to register the original notes under the Securities Act of 1933. To the extent original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes would be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange."

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act of 1933.

        Any broker-dealer that:

  •
  exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the new notes, or

  •
  resells new notes that were received by it for its own account in the exchange offer,

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

        In addition to broker-dealers, any noteholder that exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction by that noteholder. See "Plan of Distribution."

Failure to comply with the restrictions in the new credit facility may lead to acceleration of indebtedness and foreclosure on the collateral.

        Our new credit facility imposes significant operating and financial restrictions on us. These restrictions limit our ability and the ability of our restricted subsidiaries to, among other things, incur additional indebtedness, make restricted payments, including paying dividends on, redeeming, repurchasing or retiring our capital stock, make investments, create liens, sell assets, make capital expenditures, engage in transactions with affiliates, and consolidate, merge or sell all or substantially all of our assets. Our new credit facility also requires us to comply with certain financial ratios and minimum liquidity thresholds. Our new credit facility also prohibits us from amending the terms governing the notes in certain respects, and, upon a default under the credit facility, prohibits us from making prepayments on the notes. Our ability to comply with these covenants and ratios may be affected by events beyond our control. A breach of any of the covenants contained in our new credit facility or our inability to comply with the required financial ratios could prohibit us from drawing on the revolving tranche of the credit facility and result in an event of default, which would allow the lenders under our new credit facility to declare all borrowings outstanding to be immediately due and payable, which would result in a default under the notes and could lead to an acceleration of our obligations under the notes. If we or our subsidiaries were unable to repay the indebtedness under our new credit facility, then the lenders thereunder could direct their agent, as the holders of first mortgage bonds, in concert with other holders of first mortgage bonds, to direct the mortgage trustees to foreclose the liens of the mortgages. If those lenders accelerate the payment of such indebtedness, we cannot assure you that we could pay that indebtedness immediately and continue to operate our business.

It may be difficult to realize the value of the collateral securing the first mortgage bonds.

        The ability of the mortgage trustees to foreclose on the mortgage collateral and transfer the mortgage collateral to a third party on behalf of holders of the mortgage bonds, including on behalf of the trustee under the indenture, may be subject to the consent of third parties and, for those assets that are subject to the jurisdiction of the Federal Energy Regulatory Commission, or the FERC, the MPSC or the South Dakota Public Utility Commission, or the SDPUC, the prior approval by the FERC, the MPSC or the SDPUC, as the case may be. There is no assurance these approvals could be obtained on a timely basis or at all.

        If an event of default (as defined in "Description of the Notes") occurs under the notes, the holders of 25% in principal amount of the notes, or the Trustee, may cause the maturity of the notes to be accelerated (except in the case of an event of default arising from certain events in bankruptcy reorganization or insolvency in which case such acceleration will be immediate). Upon such acceleration, the first mortgage bonds collateralizing the notes will become subject to mandatory redemption. If we fail to make a mandatory redemption payment on the first mortgage bonds, the trustee, as the holder of the first mortgage bonds, may make a claim for payment and, in combination with the other holders of first mortgage bonds then outstanding, may direct the trustees under the mortgage indentures to exercise remedies under the mortgage indentures. Generally, and subject to certain exceptions, the holders of a majority in principal amount of all first mortgage bonds then outstanding under each mortgage have the power to direct the trustee under such mortgage in its exercise of remedies, including its right to enforce the lien of such mortgage.

        The first mortgage bonds issued under the Montana Mortgage to collateralize the notes represent approximately 25.0% of the first mortgage bonds outstanding under such mortgage. The first mortgage bonds issued under the South Dakota Mortgage to collateralize the notes represent approximately 26.4% of the first mortgage bonds outstanding under such mortgage.

        The ability of the Mortgage trustees to foreclose on the liens of the Mortgages may also be subject to practical problems. There is no assurance that the approvals by government entities, such as the FERC, the MPSC or the SDPUC, will be given when required to implement a foreclosure on the assets or the transfer of the assets to a third party, especially if we are not in compliance with any underlying permits at the time. Accordingly, the South Dakota Mortgage Trustee (as defined in "Description of the South Dakota Mortgage Collateral Bonds") or the Montana Mortgage Trustees (as defined in "Description of the Montana Mortgage Collateral Bonds") may not have the ability to foreclose on those assets or assume or transfer the right to operate those facilities, and a temporary shutdown of operations may result and the value of the property may significantly decrease. Even if the South Dakota Mortgage Trustee or the Montana Mortgage Trustees exercise the right to operate the facilities, there may also be practical problems associated with identifying a qualified operator to operate and maintain the facilities. Further, future regulatory developments or difficulties in obtaining or complying with required permits may adversely affect the value of this property. Finally, the value of the assets pledged as collateral for the first mortgage bonds could be impaired in the future because of changing economic conditions, competition, and other future trends.

        The portions of the debt service on the notes that are payable under, and secured by, the respective first mortgage bonds outstanding under the respective mortgages and held by the trustee for the notes will be determined pro rata in the proportion that the principal amount of such first mortgage bonds outstanding under each mortgage bears to the principal amount of such first mortgage bonds outstanding under both mortgages. The inability to realize on collateral for, or to otherwise exercise remedies in respect of, or to receive payment with respect to, the first mortgage bonds issued under one mortgage will not increase the amount payable under the first mortgage bonds issued under the other mortgage or the amount recoverable from the collateral thereunder.

Bankruptcy laws may limit the ability of the holders of the notes to realize value from the first mortgage bonds.

        The right of the mortgage trustees to repossess and dispose of the property securing the first mortgage bonds on the occurrence of an event of default under the mortgages is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral trustee repossessed and disposed of the collateral securing the first mortgage bonds.

        Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code allows the debtor to continue to retain and to use collateral, even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in the collateral. Adequate protection may include cash payments or granting of additional security, if and at such times as the court in its discretion determines, for any decline in the value of the collateral because of a stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. The lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court make it impossible to predict (1) how long payments under the first mortgage bonds and the notes could be delayed following commencement of a bankruptcy case, (2) whether or when the mortgage trustees could repossess or dispose of the property subject to the liens of the mortgages or (3) whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the property subject to the liens of the mortgages through the requirement of "adequate protection."

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the trustee, including by security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The trustee under the indenture governing the notes does not monitor the collateral under the mortgages.

        The mortgage liens on the properties securing the first mortgage bonds include substantially all our real property other than excluded assets, and the proceeds of the foregoing, whether now owned or acquired or arising in the future. Although the indenture contains customary further assurances covenants, the trustee will not monitor the future acquisition of property and rights that constitute collateral under the mortgages, or take any action to perfect the security interest in such acquired collateral.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, weather and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated asset sales, cost savings and operating improvements will be realized on schedule if at all or that future borrowings will be available to us under our new credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may be required to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. For further discussion of our liquidity situation and related impacts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," which is incorporated by reference from Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

We may not have the ability to repay or repurchase the notes upon a change in control or asset sale.

        Our ability to repurchase the notes in such an event may be limited by our financial resources, by law, by regulation or administrative rule, by other indentures, by the terms of other agreements relating to indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. On the occurrence of specific kinds of change in control events, we may be required to offer to repurchase some or all of the outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that if a change in control were to occur, we would not have sufficient funds at the time of the change in control to make the required repurchase of notes or that restrictions in the new credit facility would not allow such repurchases. In addition, certain important corporate events, such as certain mergers, consolidations or sales of assets in which no party gains beneficial ownership, directly or indirectly, of more than 40% of our voting stock, or leveraged recapitalizations that would increase our indebtedness, would not constitute a "Change in Control" under the indenture governing the notes. See "Description of the Notes—Repurchase at the Option of Holders."

        Current and future agreements governing our indebtedness, including our new credit facility, may prohibit us from purchasing any notes in the event of a change of control or pursuant to the asset sale provision in the indenture, and may also provide that a change of control or asset sale offer could constitute a default or require prepayment of such other indebtedness. The exercise by the holders of the notes of their right to require us to repurchase the notes upon a change of control or an asset sale could cause a default under these other agreements, even if the change of control or asset sale itself does not, due to the financial or other effect of such repurchases on us. In the event a change of control or asset sale occurs at a time when our other indebtedness prohibits us from purchasing notes, we could seek the consent of the holders of such other indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, likely constitute a default under other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our financial resources at such time.

If the notes receive an investment grade credit rating, then we will no longer be subject to many of the restrictive covenants in the indenture. This termination of covenants will be permanent and the covenants will not be reinstated if the ratings of the notes subsequently return to non-investment grade status.

        If at any time the notes receive an investment grade rating from both Moody's and S&P, we and our Restricted Subsidiaries (as defined in "Description of the Notes") will no longer be subject to most of the restrictive covenants set forth in the indenture. In the event of termination, the covenants will not be restored, even if the notes are later rated below investment grade by either or both of these rating agencies. There is no guarantee that the notes will ever receive such investment grade ratings, or that if they do achieve such ratings, that such ratings will be maintained. See "Description of the Notes—Termination of Selected Covenants."

There is substantial additional debt outstanding under the mortgages under which the first mortgage bonds that collateralize the notes have been issued. In addition, we maintain the ability to issue additional debt under those mortgages.

        We have secured our obligations under the notes by the issuance and delivery to the trustee under the indenture of the first mortgage bonds issued under the mortgages, which in turn are secured by liens on our utility assets, as more fully described in this prospectus. The indenture governing the notes permits us to incur additional debt under the mortgages, whether such debt is pledged as collateral for the indenture securities (other than the notes) or issued in separate transactions. As of December 31, 2004, there was $559.0 million aggregate principal amount of first mortgage bonds outstanding under the Montana Mortgage and $207.0 million aggregate principal amount of first mortgage bonds outstanding under the South Dakota Mortgage, and we retain substantial ability to issue new or additional first mortgage bonds under each of such mortgage indentures. For additional information, see "Description of the Montana Mortgage—Issuance of Additional Bonds" and "Description of the South Dakota Mortgage—Issuance of Additional South Dakota Bonds" below.

        We may be able to incur additional indebtedness in the future, including indebtedness secured by the collateral that secures the notes. The terms of the indenture governing the notes restrict but do not prohibit us from doing so. Our new credit facility permits us to incur debt in certain circumstances. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. Notwithstanding the flexibility in our new credit facility with respect to the incurrence of additional debt, as part of our July 8, 2004 settlement with the Montana Public Service Commission, or MPSC, and the Montana Consumer Counsel, or MCC, we agreed to certain restrictions and obligations with respect to the incurrence of additional indebtedness and our use of the proceeds therefrom.

Bankruptcy-Related Risks

Parties objecting to confirmation of our plan of reorganization may appeal the order confirming our plan of reorganization.

        On October 22, 2004, Magten Asset Management Corporation ("Magten") filed a motion with the Bankruptcy Court seeking a stay of the confirmation order pending resolution of their appeal of such order, which notice of appeal was filed on October 25, 2004. On October 25, 2004, the Bankruptcy Court denied Magten's motion for a stay. Thereafter, Magten requested that the United States District Court for the District of Delaware impose a stay of the effectiveness of the confirmation order pending resolution of Magten's appeal. On October 29, 2004, the Delaware District Court denied Magten's motion for a stay. The appeal has now been docketed with the District Court but a briefing schedule has not been issued. In March 2005, we moved to dismiss Magten's appeal of the confirmation order on equitable mootness grounds. Although we will vigorously prosecute the motion to dismiss the appeal and defend against the appeal, we cannot currently predict the impact or resolution of Magten's appeal of the confirmation order.

Our Chapter 11 proceedings and subsequent emergence may result in a negative public perception of us that may adversely affect our relationships with customers and suppliers, as well as our business, results of operations and financial condition.

        Despite the fact that we have successfully consummated our plan of reorganization and executed our exit financing on November 1, 2004, our Chapter 11 proceedings have negatively impacted us and our future prospects are uncertain. The uncertainty regarding our future prospects may hinder our ongoing business activities and ability to operate, fund and execute our business plan by: (i) impairing relations with existing and potential customers; (ii) negatively impacting our ability to attract, retain and compensate key executives and associates and to retain employees generally; (iii) limiting our ability to obtain trade credit; and (iv) impairing present and future relationships with vendors and service providers.

We have incurred, and expect to continue to incur, significant costs associated with the Chapter 11 proceedings, which may adversely affect our results of operations and cash flows.

        We have incurred and will continue to incur significant costs associated with the Chapter 11 proceedings. The amount of these costs, which are being expensed as incurred, are expected to have a significant adverse effect on our results of operations and cash flows. Although our plan of reorganization has been successfully consummated and we have emerged from bankruptcy, we expect to continue to incur significant costs in connection with the steps necessary to close the bankruptcy case which include, among other things, resolution of remaining unsecured claims, administration of the claim reserve, coordination with the Plan Committee and the resolution of the appeal and certain pending litigation. These expenses are also expected to have an adverse effect on our results of operations and cash flows.

Claims that were not discharged in the bankruptcy proceeding, and to the extent certain claimants did not receive proper notice of the claim bar date such claims, could have a material adverse effect on our results of operations and profitability.

        Although most claims made against us prior to the date of the bankruptcy filing were satisfied and discharged in accordance with the terms of our plan of reorganization or in connection with settlement agreements that were approved by the Bankruptcy Court prior to consummation of our plan of reorganization, certain claims, such as environmental claims, that were not discharged or settled may have a material adverse effect on our results of operations and profitability.

        Claims made against us prior to the date of the bankruptcy filing might not be discharged if the claimant had no notice of the bankruptcy filing. In addition, in other bankruptcy cases, states have challenged whether their claims could be discharged in a federal bankruptcy proceeding if they never made an appearance in the case. This issue has not been finally settled by the U.S. Supreme Court.

        Upon consummation of our plan of reorganization, we established a reserve of approximately 4.4 million shares of common stock from the shares allocated to holders of our trade vendor claims in excess of $20,000 and holders of senior unsecured notes. The shares held in this reserve may be used to resolve various outstanding unsecured claims and unliquidated litigation claims, as these claims were not discharged upon consummation of our plan of reorganization. If these claims ultimately exceed the reserve, then such claimants could request the bankruptcy court to amend our plan of reorganization to allow for payment of the claims in excess of the reserve.

        We filed several motions to terminate various nonqualified benefit plans with estimated allowed claims of approximately $17 million. All liabilities associated with these plans have been removed from our balance sheet based on our expectation that these claims will be settled through the shares from the reserve established for Class 9 claimants. While we expect the Bankruptcy Court to approve termination of these plans, the status is currently uncertain. If the Bankruptcy Court were to require us to reinstate these plans in the future, then we would have to reestablish the liabilities on our balance sheet and recognize a loss.

Certain of our prepetition creditors received NorthWestern common stock pursuant to our plan of reorganization and have the ability to influence certain aspects of our business operations.

        Under our plan of reorganization, holders of certain claims received distributions of shares of our common stock. Harbert Management Inc., which we refer to as Harbert, is affiliated with or manages funds which, based on the most recent information made available to us, collectively received more than 20% of our new common stock. Harbert could acquire additional claims or shares, or divest claims or shares in the future. Our prepetition senior unsecured noteholders, trade vendors with claims in excess of $20,000 and holders of our trust preferred securities and our quarterly income preferred securities received, collectively, approximately 9% of our new common stock. Other than Harbert, however, we are not aware of any other entity that owns or controls 10% or more of our common stock distributed upon emergence pursuant to our plan of reorganization.

        If any holders of a significant number of the shares of our common stock were to act as a group, then such holders could be in a position to control the outcome of actions requiring stockholder approval, such as an amendment to our certificate of incorporation, the authorization of additional shares of capital stock, and any merger, consolidation, or sale of all or substantially all of our assets, and could prevent or cause a change of control of NorthWestern.

Risks Relating to Our Business

We are one of several defendants in the McGreevey litigation, a class action lawsuit brought in connection with the sale of generating and energy-related assets by The Montana Power Company. If we do not successfully resolve this lawsuit, the insurance coverage does not pay for any damages we are found liable for, or our indemnification claims against Touch America Holdings, Inc. cannot be enforced and reimbursed, then our business will be harmed and there will be a material adverse impact on our financial condition.

        We are one of several defendants in a class action lawsuit entitled McGreevey, et al. v. The Montana Power Company, et al., now pending in federal court in Montana. The lawsuit, which was filed by the former shareholders of The Montana Power Company (many of whom became shareholders of Touch America Holdings, Inc. as a result of a corporate reorganization of The Montana Power Company), claims that the disposition of various generating and energy-related assets by The Montana Power Company was void because of the failure to obtain shareholder approval for the transactions. Plaintiffs thus seek to reverse those transactions, or receive fair value for their stock as of late 2001, when plaintiffs claim shareholder approval should have been sought. NorthWestern is named as a defendant due to the fact that we purchased the Montana Power, LLC, which the plaintiffs claim is a successor to The Montana Power Company. On July 10, 2004, we and the other insureds under the applicable directors and officers liability insurance policies along with the plaintiffs in the McGreevey case, plaintiffs in the In Re Touch America Holdings, Inc. Securities Litigation and the Touch America Creditors Committee reached a tentative settlement as a result of mediation. Among the terms of the tentative settlement, we, our wholly owned subsidiary CFB, and other parties will be released from all claims in this case, the plaintiffs in McGreevey will dismiss their claims against the third party purchasers of the generation assets and non-regulated energy assets of Montana Power Company, including PPL Montana, and a settlement fund in the amount of $67 million (all of which will be contributed by the former Montana Power Company directors and officers liability insurance carriers) will be established. The settlement is subject to the occurrence of several conditions, including approval of the proposed settlement by the Bankruptcy Court in our bankruptcy proceeding and approval of the proposed settlement by the federal District Court for the District of Montana, where the class actions are pending. Plaintiffs in the McGreevey class action have filed a motion for approval of the settlement; no hearing date has been set. If the proposed settlement is not consummated, then we intend to vigorously defend against this lawsuit. The Bankruptcy Court has entered an order permitting the plaintiffs in McGreevey to file a fraudulent conveyance action against us if we are not able to consummate the settlement. We cannot currently predict the impact or resolution of this litigation or reasonably estimate a range of possible loss, which could be material, and the resolution of these lawsuits may harm our business and have a material adverse impact on our financial condition.

We are a defendant in litigation related to our quarterly income preferred securities, which litigation is related to the transfer of certain assets to NorthWestern from our subsidiary, CFB. Certain current and former officers of CFB are defendants in a lawsuit related to the same transfer of assets. Our business could be harmed and there could be a material adverse impact on our financial condition if we do not successfully resolve the lawsuit.

        Certain creditors and parties-in-interest have initiated legal action against us related to the transfer of the assets and liabilities comprising our Montana utility operations from CFB to NorthWestern, and seek the removal of such assets from our estate or the imposition of a constructive trust for the benefit of such creditors. This litigation currently is stayed pending termination of the appeal of the order confirming our plan of reorganization filed by Magten. This litigation could adversely affect our business, results of operations, our financial condition and our ability to continue normal operations.

We are the subject of a formal investigation by the SEC relating to the restatement of our 2002 quarterly financial statements and other accounting and financial reporting matters. If the investigation was to result in a regulatory proceeding or action against us, then our business and financial condition could be harmed.

        In December 2003, the SEC notified NorthWestern that it had issued a formal order of private investigation and subsequently subpoenaed documents from NorthWestern and affiliated companies NorthWestern Communications Solutions, Expanets and Blue Dot. This development followed the SEC's requests for information made in connection with the previously disclosed SEC informal inquiry into questions regarding the restatements and other accounting and financial reporting matters. Since December 2003, we have periodically received and continue to receive subpoenas from the SEC requesting documents and testimony from employees regarding these matters. The SEC investigation will continue, and while no claims have been filed, any claims alleging violations of federal securities laws made by the SEC may not be discharged pursuant to our plan of reorganization.

        In addition, certain of our former directors and several employees of NorthWestern and our subsidiary affiliates have been interviewed by representatives of the Federal Bureau of Investigation (FBI) concerning certain of the allegations made in the class action securities and derivative litigation matters. We have not been advised that NorthWestern is the subject of any FBI investigation. We understand that the FBI and the Internal Revenue Service (IRS) have contacted former employees of ours or our subsidiaries. As of the date hereof, we are not aware of any other governmental inquiry or investigation related to these matters.

        We are cooperating with the SEC's investigation and intend to cooperate with the FBI and IRS if we are contacted in connection with any investigation. We cannot predict whether or not any other governmental inquiry or investigation will be commenced. We cannot predict when the SEC investigation will be completed or its outcome. If the SEC determines that we have violated federal securities laws and institutes civil enforcement proceedings against us, then we may face sanctions, including, but not limited to, monetary penalties and injunctive relief and any monetary liability incurred by us may be material to our financial position or results of operations.

We are subject to certain regulations in the State of Montana regarding, among other things, the source of our power supplies and the recovery of costs from our customers associated with purchasing our power supplies. If the MPSC disallows the recovery of the costs incurred in entering into default supply portfolio contracts while we are required to act as the "default supplier," then we may not be able to fully recover the costs incurred in procuring default supply contracts, which could adversely affect our results of operations and financial condition.

        Our electric and natural gas default supply costs are being recovered through an annual cost tracking process pursuant to which rates are based on estimated electricity and natural gas loads and supply costs for the upcoming tracking period and are annually reviewed and adjusted by the MPSC for any differences in the previous tracking year's estimates to actual information. The MPSC could, in any particular year, disallow the recovery of a portion of the electricity or natural gas default supply costs if it makes a determination that we acted imprudently with respect to the open market purchase strategies or that the approved supply contracts were not prudently administered. A failure to recover such costs could adversely affect our results of operations and financial condition.

We are subject to extensive governmental regulations that affect our industry and our operations. Existing and changed regulations and possible deregulation have the potential to impose significant costs, increase competition and change rates which could have a material adverse effect on our results of operations and financial condition.

        Our operations and the operations of our subsidiary entities are subject to extensive federal, state and local laws and regulations concerning taxes, service areas, tariffs, rates, issuances of securities, employment, occupational health and safety, protection of the environment and other matters. In addition, we are required to obtain and comply with a wide variety of licenses, permits and other approvals in order to operate our facilities. In the course of complying with these requirements, we may incur significant costs. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of liens or fines. In addition, existing regulations may be revised or reinterpreted, new laws, regulations, and interpretations thereof may be adopted or become applicable to us or our facilities and future changes in laws and regulations may have a detrimental effect on our business.

        Our utility businesses are regulated by certain state commissions. As a result, these commissions have the ability to review the regulated utility's books and records. This ability to review our books and records could result in prospective negative adjustments to our rates.

        The United States electric utility and natural gas industries are currently experiencing increasing competitive pressures as a result of consumer demands, technological advances, deregulation, greater availability of natural gas-fired generation and other factors. Competition for various aspects of electric and natural gas services is being introduced throughout the country that will open these markets to new providers of some or all of traditional electric utility and natural gas services. Competition is likely to result in the further unbundling of electric utility and natural gas services as has occurred in Montana for electricity and Montana, South Dakota and Nebraska for natural gas. Separate markets may emerge for generation, transmission, distribution, meter reading, billing and other services currently provided by electric utility and natural gas providers as a bundled service. As a result, significant additional competitors could become active in the generation, transmission and distribution segments of our industry.

We are currently subject to limited regulation under the Public Utility Holding Company Act of 1935, as amended (PUHCA); however, we may become subject to additional PUHCA requirements if certain of our 10% shareholders or other shareholders are not deemed to be "exempt" holding companies under the Act. Complying with additional PUHCA requirements could make it more difficult for us to enter into financing arrangements, conduct nonutilty lines of business or acquire other businesses or assets.

        We are subject to limited regulation under PUHCA, because more than 20% of our voting stock (following the distribution under the approved bankruptcy plan) is currently held by Harbert Distressed Investment Master Fund Ltd. or affiliates of Harbert. Harbert has applied for status as an "exempt" holding company, under Section 3(a)(4) of PUHCA, on the basis that it is only temporarily a holding company. Harbert has represented that it will reduce its holdings below 10% within 3 years from its initial filing in November 2004 and it will not take an active role in our management. Pending action by the SEC on its application (and assuming that the application was filed in good faith and the relevant facts have not changed), Harbert is entitled to exempt status upon its filing pending SEC action on the application. As a result of Harbert's holdings, we are a "subsidiary" of an "exempt holding company," and are subject to Section 9 of PUHCA, but are not otherwise subject to the Act. The Company is itself not a utility holding company, because all of its utility operations are conducted at the parent level.

        Under PUHCA the SEC does not regulate rates and charges for the sale or distribution of gas or electricity, but it does regulate the structure, financing, lines of business and internal transactions of public utility holding companies and their system companies. If Harbert were denied an exemption, or if other entities became holders of more than 10% of our voting stock, either individually or as a group acting together, and were not otherwise exempt from the Act, we would be subject to additional requirements under PUHCA, including requirements for SEC approval before issuing securities, entering into financing arrangements, entering or continuing lines of business not necessary or appropriate to our utility businesses, or acquiring other utility assets or businesses.

        There are proposals to repeal PUHCA pending before Congress. Such proposals have been made in the last several years, and while each house has passed a bill to repeal PUHCA (usually as part of broader energy legislation), final agreement on a single bill has not occurred. We believe that each house will consider action on such bills in the current session, but we cannot predict when or whether any such legislation might pass.

We will not be able to fully recover transition costs, which could adversely affect our results of operations and financial condition.

        Montana law required the MPSC to determine the value of net unrecovered transition costs associated with the transformation of the former utility business of The Montana Power Company from a vertically integrated electric service company to a utility providing only default supply and transmission and distribution services. The MPSC was also obligated to set a competitive transition charge, or CTC, to be included in distribution rates to collect those net transition costs. The majority of these transition costs relate to out-of-market power purchase contracts, which run through 2032, that the former owner of our Montana transmission and distribution business was required to enter into with certain "qualifying facilities" (QF) as established under the Public Utility Regulatory Policies Act of 1978. Based on results of an MPSC order and a FERC determination, we will not be able to fully recover all of the transition costs. As of December 31, 2004, we estimated that we will fail to collect approximately $143.4 million on a net present value basis over the remaining terms of the QF power supply contracts. While the CTC is designed to adjust and compensate for future changes in sales volumes or other factors affecting actual cost recoveries, the CTC runs through the year 2029, and therefore, we cannot predict with certainty the actual recovery of transition costs. Changes in the recovery of transition costs could adversely affect our results of operations and financial condition by increasing the current under collection amount.

Our obligation to supply a minimum annual quantity of QF power to the Montana default supply could expose us to material commodity price risk if we are required to supply any quantity deficiency during a time of commodity price volatility.

        As part of the Stipulation and Settlement with the MPSC and other parties in the Tier II Docket, we agreed to supply the default supply with a certain minimum amount of QF power at an agreed upon price per megawatt. To the extent the supplied QF power for any year did not reach the minimum quantity set forth in the settlement, we are obligated to secure the quantity deficiency from other sources. Since we own no material generation in Montana, the anticipated source for any quantity deficiency is the wholesale market which, in turn, would subject us to commodity price volatility. Our understanding of the Stipulation and Settlement was that the quantity deficiency could be filled by us at any time during the measurement year. To the extent this interpretation is not supported by a regulatory ruling or we experience commodity price volatility during the period we replenish the quantity deficiency, our results of operations could be adversely affected.

Our electric and natural gas distribution systems are subject to municipal condemnation.

        The government of each of the municipalities in which we provide electric or natural gas service has the right to condemn our facilities in that community and to establish a municipal utility distribution system to serve customers by use of such facilities, subject to the approval of the voters of the community and the payment to NorthWestern of fair market value for our facilities, including compensation for the cancellation of our service rights. If we lose a material portion of our distribution systems to municipal condemnation, our results of operations and financial condition could be harmed because we may not be able to replace or repurchase income generating assets in a timely manner, if at all.

Our revenues and results of operations are subject to risks that are beyond our control, including but not limited to future terrorist attacks or related acts of war.

        The cost of repairing damage to our facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events, in excess of reserves established for such repairs or insurance recoveries, may adversely impact our results of operations, financial condition and cash flows. Generation and transmission facilities, in general, have been identified as potential terrorist targets. The occurrence or risk of occurrence of future terrorist activity may impact our results of operations, financial condition and cash flows in unpredictable ways. These actions could also result in adverse changes in the insurance markets and disruptions of power and fuel markets. The availability of insurance covering risks we and our competitors typically insure against may decrease. In addition, the insurance we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms. In addition, our electric transmission and distribution, electric generation, natural gas distribution and pipeline and gathering facilities could be directly or indirectly harmed by future terrorist activity.

        The occurrence or risk of occurrence of future terrorist attacks or related acts of war could also adversely affect the United States economy. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues and margins and limit our future growth prospects. Also, these risks could cause instability in the financial markets and adversely affect our ability to access capital or the cost we pay for such capital.

Seasonal and quarterly fluctuations of our business could adversely affect our results of operations and financial condition.

        Our electric and natural gas utility business is seasonal and weather patterns can have a material impact on their financial performance. Demand for electricity is often greater in the summer and winter months associated with cooling and heating. Because natural gas is heavily used for residential and commercial heating, the demand for this product depends heavily upon weather patterns throughout our market areas, and a significant amount of natural gas revenues are recognized in the first and fourth quarters related to the heating season. Accordingly, our operations have historically generated less revenues and income when weather conditions are milder in the winter and cooler in the summer. In the event that we experience unusually mild winters or cool summers in the future, our results of operations and financial condition could be adversely affected. In addition, exceptionally hot summer weather or unusually cold winter weather could add significantly to working capital needs to fund higher than normal supply purchases to meet customer demand for electricity and natural gas.

To the extent our incurred supply costs are deemed imprudent by the applicable state regulatory commissions, we could under-recover our costs, which would adversely impact our results of operations.

        Our wholesale costs for electricity and natural gas are recovered through various pass-through mechanisms in each of the states we serve. The rates are established based upon projected market prices or contract obligations. As these variables change, we adjust our rates through our monthly trackers. To the extent our adjusted rate is deemed imprudent by the applicable state regulatory commissions, we could under-recover our costs, which would adversely impact our results of operations. While the tracker mechanisms are designed to allow a timely recovery of prudently incurred costs, a rapid increase in commodity costs may also create a temporary, material under-recovery situation. As a result, we may not be able to immediately pass on to our retail customers rapid increases in our energy supply costs, which could reduce our liquidity.

        We do not own any natural gas reserves and do not own a material amount of electric generation assets to service our Montana operations. As a result, we are required to procure our entire natural gas supply and substantially all of our Montana electricity supply pursuant to contracts with third-party suppliers. In light of this reliance on third-party suppliers, we are exposed to certain risks in the event a third-party supplier is unable to satisfy its contractual obligation. If this occurred, we might be required to purchase gas and electricity supply requirements in the energy markets, which may not be on commercially reasonable terms, if at all. If prices were higher in the energy markets, it could result in a temporary material under-recovery that would reduce our liquidity.

Our utility business is subject to extensive environmental regulations and potential environmental liabilities, which could result in significant costs and liabilities.

        Our utility business is subject to extensive regulations imposed by federal, state and local government authorities in the ordinary course of operations with regard to the environment, including environmental regulations relating to air and water quality, solid waste disposal and other environmental considerations. We believe that we are in substantial compliance with environmental regulatory requirements and that maintaining compliance with current requirements will not materially affect our financial position or results of operations. However, possible future developments, such as the promulgation of more stringent environmental laws and regulations, and future enforcement proceedings that may be taken by environmental authorities could affect the costs and the manner in which we conduct our business and could cause us to make substantial additional capital expenditures. There is no assurance that we would be able to recover these increased costs from our customers or that our business, financial condition and results of operations would not be materially adversely affected.

        Many of these environmental laws and regulations create permit and license requirements and provide for substantial civil and criminal fines which, if imposed, could result in material costs or liabilities. We cannot predict with certainty the occurrence of a private tort allegation or government claim for damages associated with specific environmental conditions. We may be required to make significant expenditures in connection with the investigation and remediation of alleged or actual spills, personal injury or property damage claims, and the repair and upgrade of our facilities in order to meet future requirements and obligations under environmental laws.

        Environmental laws and regulations require us to incur certain costs, which could be substantial, to operate existing facilities, construct and operate new facilities, and mitigate or remove the effect of past operations on the environment. Governmental regulations establishing environmental protection standards are continually evolving, and, therefore, the character, scope, cost and availability of the measures we may be required to take to ensure compliance with evolving laws or regulations cannot be predicted. Our range of exposure for environmental remediation obligations is estimated to be $45.3 million to $84.1 million. We had an environmental reserve of $45.3 million at December 31, 2004. This reserve was established in anticipation of future remediation activities at our various environmental sites and does not factor in any exposure to us arising from private tort actions or government claims for damages allegedly associated with specific environmental conditions. These environmental liabilities will continue and any claims with respect to environmental liabilities will not be extinguished pursuant to our plan of reorganization. To the extent that our environmental liabilities are greater than our reserves or we are unsuccessful in recovering anticipated insurance proceeds under the relevant policies or recovering a material portion of remediation costs in our rates, our results of operations and financial condition could be adversely affected.

The loss of our investment grade credit ratings has impacted our borrowing costs and liquidity, and we expect that our non-investment grade status will continue to affect our cash flows.

        Upon emergence from bankruptcy, we were assigned a non-investment grade credit rating. Our current non-investment grade ratings have impacted our borrowing costs. In addition, we continue to either prepay or post collateral in the form of cash and letters of credit to support our operations. In addition, our stated intention to resume the payment of quarterly dividends on our common stock upon demonstrating the financial ability to do so may delay our ability to achieve an investment grade rating for our debt securities. While we are working to resolve many of the concerns cited by the credit rating agencies, we cannot assure you that our credit ratings will improve in the foreseeable future.

We have recently experienced net losses and losses may occur in the future.

        We have incurred significant net losses in prior periods. Our results of operations will continue to be affected by events and conditions both within and beyond our control, including competition, economic, financial, business and other conditions. Therefore, we cannot assure you that we will not incur net losses in the future.

Our ability to access the capital markets is dependent on our ability to obtain certain regulatory approvals and the covenants contained in our debt instruments.

        We may need to continue to support working capital and capital expenditures, and to refinance maturing debt, through external financing. Often, we must obtain federal and certain state regulatory approvals in order to borrow money or to issue securities and therefore will be dependent on the federal and state regulatory authorities to issue favorable orders in a timely manner to permit us to finance our operations. We cannot assure you that these regulatory entities will issue such orders or that such orders will be issued on a timely basis. In addition, our new credit facility and the indenture governing the notes limit us from incurring additional indebtedness.

If we are unable to successfully sell our noncore assets or wind-down operations of certain subsidiaries, then the amount of proceeds we receive from such sales could be significantly less than anticipated.

        As part of our efforts to restructure our business, we are attempting to divest our Montana First Megawatts (MMI) generation project in Montana and wind-down operations of Netexit and Blue Dot. If the sales prices for such assets are less than anticipated, or we encounter unexpected liabilities, such as costs relating to the wind-down of operations, including termination of benefit plans and payment of other liabilities, then our liquidity could be adversely affected. Further, we cannot assure you that we will be able to consummate such asset sales or that any asset sales will be at or greater than the current net book value of such assets.

        Our subsidiary, Netexit, sold substantially all of its assets to Avaya, Inc. In order to wind-down its affairs in an orderly manner, Netexit and its subsidiaries filed for bankruptcy protection on May 4, 2004. Pending the resolution of open claims to Netexit creditors, the proceeds from the sale remain at Netexit and distributions to NorthWestern could be delayed until the ultimate effective date of the liquidating plan of reorganization. There are many factors beyond our control including our ability to obtain the support of the Netexit official committee of unsecured creditors and potential additional losses related to the resolution of filed claims, which could affect the amount of proceeds we receive as distributions from Netexit. Additionally, Netexit's creditors committee has indicated that NorthWestern's claims against Netexit may be subject to avoidance under operative provisions of the Bankruptcy Code. We intend to vigorously defend against any efforts to invalidate or subordinate our claims against Netexit, but we cannot currently predict the resolution of any litigation with respect to the validity of NorthWestern's claims against Netexit. Pending the resolution of our creditor's claims against Netexit, the proceeds from the sale remain at Netexit and distributions to us on account of our Netexit claims could be delayed until the effective date of Netexit's liquidity plan.

Our pension and other post-retirement benefit costs are subject to fluctuation based on the performance of the financial markets.

        Our pension and other post-retirement benefit plan assets are primarily made up of equity and fixed income investments. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased or decreased pension and other post-retirement benefit costs in future periods. Likewise, changes in assumptions regarding current discount rates and expected rates of return on plan assets could also increase or decrease recorded pension and other post-retirement benefit costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        On one or more occasions, we may make statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference in this prospectus, including, without limitation, the statements under "Risk Factors" and located elsewhere in this prospectus or incorporated by reference herein relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

        Words or phrases such as "anticipates," "may," "will," "should," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved.

        In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the SEC, and which are incorporated by reference into this prospectus, some important factors that could cause actual results or outcomes for us to differ materially from those discussed in forward-looking statements include but are not limited to:

Factors Relating to Our Bankruptcy

  •
  our ability to obtain and maintain normal terms with vendors and service providers;

  •
  the potential adverse impact of the Chapter 11 case on our liquidity or results of operations, including our ability to mitigate unsecured claims with respect to the Class 9 reserve such that the allowed claims do not exceed the reserve;

  •
  our ability to fund and execute our business plan;

  •
  the potential adverse impact of the Netexit Chapter 11 case on our liquidity;

  •
  our ability to avoid or mitigate an adverse ruling as to Magten Asset Management Corporation's appeal of the order confirming our plan of reorganization and its appeal of the order approving the memorandum of understanding to settle our securities class action litigation;

  •
  our ability to avoid or mitigate an adverse judgment against us in that certain lawsuit seeking to recover assets or damages on behalf of Clark Fork and Blackfoot, L.L.C., one of our subsidiaries which we refer to as CFB, filed by Magten Asset Management Corporation and Law Debenture Trust Company of New York, which we refer to as the QUIPs Litigation;

  •
  our ability to avoid or mitigate an adverse judgment against us in that pending litigation styled as McGreevey et al v. The Montana Power Company, the shareholder class action lawsuit relating to the disposition of the generating and energy related assets by the entity formerly known as The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company entity, together with ERISA litigation regarding The Montana Power Company Employee Stock Ownership Plan and 401(k) plan, which has been settled pending approval by the Bankruptcy Court and the U.S. District Court in Montana where the litigation is pending;

  •
  our ability to avoid or mitigate an adverse judgment against us in the In Re NorthWestern Securities Litigation and Derivative Litigation relating to the restatement of our 2002 quarterly financial statements and other accounting and financial reporting matters, which has been settled pending final approval of the Derivative Litigation by the U.S. District Court in South Dakota where the litigation is pending;

  •
  our ability to avoid or mitigate an adverse judgment against us in existing other shareholder and derivative litigation or any additional litigation and regulatory action, including the formal investigation initiated by the SEC, in connection with the restatement of our 2002 quarterly financial statements and other accounting and financial reporting matters, any of which could have a material adverse effect on our liquidity, results of operations and financial condition;

General Factors

  •
  unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

  •
  unanticipated changes in usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

  •
  adverse changes in general economic and competitive conditions in our service territories;

  •
  potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators, including the final order of the Montana Public Service Commission, which we refer to as the MPSC, disallowing the recovery of $10.8 million of natural gas costs we incurred during the 2002-2004 tracker years, which has had and could continue to have a material adverse affect on our liquidity, results of operations and financial condition;

  •
  increases in interest rates, which will increase our cost of borrowing;

  •
  certain other business uncertainties related to the occurrence or threat of natural disasters, war, hostilities and terrorist actions;

  •
  our ability to attract, motivate and/or retain key employees; and

  •
  our ability to improve and maintain an effective internal control structure.

        We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors."

        From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this prospectus, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Purpose of the Exchange Offer

        We sold the original notes on November 1, 2004 in a transaction exempt from the registration requirements of the Securities Act of 1933. The initial purchasers of the original notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act of 1933.

        In connection with the sale of original notes to the initial purchasers pursuant to the Purchase Agreement, dated October 25, 2004, among us and Credit Suisse First Boston Corporation and Lehman Brothers, Inc. acting as representatives and the other initial purchasers named therein, the holders of the original notes became entitled to the benefits of a registration rights agreement dated November 1, 2004, among us and the initial purchasers.

        The registration rights agreement provides that:

  •
  NorthWestern will file an exchange offer registration statement with the SEC on or prior to 180 days after November 1, 2004,

  •
  NorthWestern will use its commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC within 270 days after November 1, 2004, and

  •
  if obligated to file the shelf registration statement, NorthWestern will file the shelf registration statement with the SEC as promptly as practicable but in no event more than 90 days after such filing obligation arises and to thereafter use its commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC as promptly as practicable thereafter. NorthWestern will be permitted to suspend use of the prospectus that is part of the shelf registration statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the SEC and similar events.

        The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of original notes known to us.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer.

        Based on no-action letters issued by the staff of the SEC to third parties we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act of 1933, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. This is true as long as the new notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" for additional information.

        We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the issuers and delivering new notes to such holders.

        If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "Conditions" without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes as promptly as practicable after the expiration date.

        Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "—Fees and Expenses."

Shelf Registration Statement

        Pursuant to the registration rights agreement, if

  •
  NorthWestern is not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

  •
  any initial purchaser so requests in writing during the 20 business days following consummation of the exchange offer, with respect to notes, including new notes acquired in a private exchange, not eligible to be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer,

  •
  any holder of Transfer Restricted Securities notifies NorthWestern in writing during the 20 business days following consummation of the exchange offer that, based upon an opinion of counsel, it is not eligible to participate in the exchange offer, or, if such holder participated in the exchange offer, such holder did not receive freely tradeable new notes, or

  •
  the exchange offer is not consummated within 310 days of November 1, 2004,

then NorthWestern will file with the SEC a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        NorthWestern will use its commercial reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Securities" means each original note, including notes acquired in a private exchange, until the earlier to occur of:

  •
  the date on which such original note has been exchanged by a person other than a broker-dealer for a freely tradable new note in the exchange offer,

  •
  following the exchange by a broker-dealer in the exchange offer of an original note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement,

  •
  the date on which such original note, including a note acquired in a private exchange, has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or

  •
  the date on which such original note, including a note acquired in a private exchange, is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, a seller will be subject to civil liability provisions under the Securities Act of 1933 in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the registration rights agreements, including indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

Additional Interest in Certain Circumstances

        Additional interest with respect to the original notes shall be assessed as described below if any of the following events occur:

  •
  on or prior to 180 days after November 1, 2004, the exchange offer registration statement has not been filed with the SEC;

  •
  on or prior to 90 days after the filing obligation to file a shelf registration statement arises, such shelf registration statement has not been filed with the SEC;

  •
  on or prior to 310 days after November 1, 2004, the exchange offer has not been consummated;

  •
  on or prior to 90 days after the end of the period referenced above during which any required shelf registration statement is to be filed with the SEC, such shelf registration statement has not been declared effective by the SEC; or

  •
  after either the exchange offer registration statement or the shelf registration statement is declared effective,

  •
  such registration statement thereafter ceases to be effective, or

  •
  such registration statement or the related prospectus ceases to be usable, except as permitted in the registration rights agreement.

        Additional interest shall accrue on the original notes over and above the interest set forth in the title of the notes at an annual rate of 0.25% for the first 90-day period from and including the date on which any of the previous events shall occur, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all such events have been cured, up to a maximum additional annual rate of 1.0%.

        The sole remedy available to the holders of the original notes will be the immediate increase in the interest rate on the original notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the original notes.

Expiration Date; Extensions; Amendment

        We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term "expiration date" means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right

  •
  to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under "Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during such extension period.

        Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile or an agent's message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

        The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO US.

        Only a holder of original notes may tender original notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the original notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

  •
  for the account of an eligible guarantor institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.

        If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with the letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the absolute right in our sole discretion to

  •
  purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under "Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreements and

  •
  to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering, each holder will represent to us that, among other things,

  •
  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person,

  •
  neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes,

  •
  such holder or other person is not our "affiliate," as defined under Rule 405 of the Securities Act of 1933, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable, and

  •
  if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes,

  •
  if such holder is a broker-dealer that receives new notes for its own account in exchange for the original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, such broker-dealer will deliver a prospectus in connection with any resale of such new notes.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of original notes by causing The Depository Trust Company to transfer such original notes into the exchange agent's account with respect to the original notes in accordance with The Depository Trust Company's procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent's message in lieu of the letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        Holders who wish to tender their original notes and

  •
  whose original notes are not immediately available or

  •
  who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, or

  •
  who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

  •
  the tender is made by or through an "eligible guarantor institution;"

  •
  prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such "eligible guarantor institution" a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof or agent's message in lieu of the letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  a properly completed and duly executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered original notes in proper form for transfer or an agent's message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the depositor, who is the person having deposited the original notes to be withdrawn,

  •
  identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited,

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender and

  •
  specify the name in which any such original notes are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under "Exchange Offer Procedures" at any time prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

        If we determine in our reasonable discretion that the foregoing condition exists, we may

  •
  refuse to accept any original notes and return all tendered original notes to the tendering holders,

  •
  extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes, or

  •
  waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to U.S. Bank National Association addressed as follows:

For Information by Telephone:
(800) 934-6802
 By Hand or Overnight Courier:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance Department

By Facsimile Transmission:
(651) 495-8158
(Telephone Confirmation)
(800) 934-6802

        U.S. Bank National Association is the trustee under the indenture governing the original notes and the new notes.

Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of U.S. Bank National Association as exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the original notes will be amortized over the term of the new notes.

Consequences of Failure to Exchange

        Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act of 1933, except under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws.

Regulatory Approvals

        We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act of 1933.

Other

        Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations to register the outstanding notes under the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.

        The net proceeds from the sale of the original notes after deducting the discounts and commissions to the initial purchasers and estimated offering expenses was approximately $220.4 million. We used the net proceeds that we received from the sale of the original notes, together with cash on hand and the borrowing of approximately $100.0 million under our new credit facility, to repay all amounts outstanding under our previous term loan credit facility, including the premium thereon and to pay fees and expenses related to the offering of the original notes and the repayment of our previous term loan credit facility. As of March 1, 2005, we had $100.0 million of indebtedness outstanding under the term loan tranche and $23.4 million of letters of credit outstanding under the revolving loan tranche of our new credit facility. Our new credit facility bears interest at a variable rate tied to the London Interbank Offered Rate plus a spread of 1.75% based on our current credit ratings and accrued interest at 4.45% per annum as of March 1, 2005.

CAPITALIZATION

        The following table presents our cash and capitalization as of December 31, 2004 on an actual basis.

        You should read the following table in conjunction with "Selected Historical Financial Information," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein and our consolidated financial statements and the notes thereto contained in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 14, 2005 and incorporated by reference herein.

	At December 31, 2004
	(in thousands)
Cash and cash equivalents	$17,058

Debt:
New credit facility—Revolver	$—	(1)
New credit facility—Term Loan B	100,000
5.875% senior secured notes due 2014	225,000
Other long-term secured debt	502,323
Capital leases	9,623

Total debt	$836,946
Total stockholders' equity	709,335

Total capitalization	$1,546,281

(1)
Total borrowing availability under the revolving tranche of the new credit facility is $125 million. As of December 31, 2004, we had $26.0 million in letters of credit and no borrowings outstanding under the revolving tranche. Accordingly, as of December 31, 2004, there was approximately $99.0 million of availability under the revolving tranche of our new credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical and unaudited pro forma adjusted ratios of earnings to fixed charges for the periods indicated.

        For the purpose of calculating the ratios, "earnings" consist of income from continuing operations before income taxes and before allocation of net losses to minority interests, and "fixed charges" consist of interest on all indebtedness, including trust preferred securities distribution requirements, amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor. The following ratios of earnings to fixed charges exclude the results of our discontinued operations.

        The pro forma adjusted ratios of earnings to fixed charges reflects our emergence from bankruptcy, the establishment of our new credit facility and the sale of the original notes, all as of the dates indicated and as more fully described in "Unaudited Pro Forma Financial Information."

        The deficiency of one-to-one coverage was $11.5 million for the period from November 1, 2004 to December 31, 2004; $86.6 million for the actual year ended December 31, 2003; $77.8 million for the actual year ended December 31, 2002; $9.5 million for the actual year ended December 31, 2001; and $4.1 million for the actual year ended December 31, 2000.

        You should read the following table in conjunction with "Ratio of Earnings to Fixed Charges."

	Successor Company	Predecessor Company		Predecessor Company
			Year Ended December 31,
	Nov. 1— Dec. 31, 2004	Jan. 1— Oct. 31, 2004
			2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	—	8.52	7.39	—	—	—	—
Unaudited pro forma adjusted ratio of earnings to fixed charges for successor company and predecessor company combined	—	—	8.43	—	—	—	—

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

        The unaudited pro forma consolidated statement of income (loss) is based upon currently available information and assumptions that our management believes are reasonable. The unaudited pro forma consolidated statement of income (loss) is prepared for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the company that would have occurred had the transactions occurred at the period presented, nor is the unaudited pro forma consolidated statement of income (loss) necessarily indicative of future operating results.

        You should read the following table in conjunction with "Capitalization" included elsewhere herein and our consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference herein.

NORTHWESTERN CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except for Per Share Amounts)

		Successor Company
	Predecessor Company
		Two-Months Ended December 31, 2004	Combined Year Ended December 31, 2004
	10-Months Ended October 31, 2004			Proforma Adjustments		Pro Forma(1)
		(Dollars in thousands)
Income Statement Data:
OPERATING REVENUES	$833,037	$205,952	$1,038,989	$—		$1,038,989
COST OF SALES	447,054	116,775	563,829	—		563,829

GROSS MARGIN	385,983	89,177	475,160	—		475,160

OPERATING EXPENSES
Operating, general and administrative	185,782	35,958	221,740	—		221,740
Property and other taxes	54,369	10,766	65,135	—		65,135
Impairment on assets held for sale	—	10,000	10,000	—		10,000
Depreciation	60,674	12,174	72,848	—		72,848
Reorganization items	(533,063)	437	(532,626)	—		(532,626)

TOTAL OPERATING EXPENSES	(232,238)	69,335	(162,903)	—		(162,903)

OPERATING INCOME	618,221	19,842	638,063	—		638,063
Interest Expense	(72,822)	(11,021)	(83,843)	10,339	(2)	(73,504)
Loss on debt extinguishment	—	(21,310)	(21,310)			(21,310)
Investment income and other	2,121	1,039	3,160	—		3,160

Income (Loss) From Continuing Operations Before Income Taxes	547,520	(11,450)	536,070	10,339		546,409
Benefit (Provision) for Income Taxes	1,369	4,930	6,299	(3,981)		2,318

Income (Loss) from Continuing Operations	548,889	(6,520)	542,369	6,358		548,727
Discontinued Operations, Net of Taxes and Minority Interests	2,488	(424)	2,064	—		2,064

Net Income (Loss)	$551,377	$(6,944)	$544,433	$6,358		$550,791

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income (loss).

NORTHWESTERN CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

  (1)
  The unaudited pro forma consolidated statement of income (loss) reflects the impact of completion of the recent financing transaction as if such transaction has been completed on January 1, 2004.

  (2)
  Borrowings under the recent financing transaction were used to repay our $390 million senior secured term loan facility. This adjustment reflects a net decrease in interest expense as if the Recent Financing Transaction had been completed on January 1, 2004.

  (3)
  Reflects income tax effect at a statutory rate of 38.5%.

DESCRIPTION OF THE MONTANA MORTGAGE COLLATERAL BONDS

        The following description is a summary of the material terms of the Montana Mortgage Collateral Bonds (defined below), as set forth in the Montana Mortgage. We urge you to read the Montana Mortgage because it, and not this description, defines your rights as holders of the notes. This summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Montana Mortgage Collateral Bonds and the Montana Mortgage. Copies of the Montana Mortgage, including the supplemental indenture establishing the terms of the Montana Mortgage Collateral Bonds, are available as set forth below under "Where You Can Find More Information."

        Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Montana Mortgage. Whenever particular provisions or defined terms in the Montana Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. For purposes of this Description of the Montana Mortgage Collateral Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.

General

        NorthWestern issued collateral bonds under its Montana Mortgage (the "Montana Mortgage Collateral Bonds"), and delivered the Montana Mortgage Collateral Bonds to the Trustee as described below under "Description of the Notes—Security." The Montana Mortgage Collateral Bonds and all other first mortgage bonds heretofore or hereafter issued under the Montana Mortgage are collectively referred to herein as the "Montana Mortgage Bonds."

Security

  General

        The Montana Mortgage constitutes a valid first mortgage lien on all of the materially important physical properties of the utility business in the States of Montana and Wyoming which NorthWestern acquired in connection with its acquisition (through a wholly-owned subsidiary) of The Montana Power Company (the "Montana Power Utility Business") in 2002, subject to the exception from the lien of the Montana Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the Montana Mortgage (as described below). The property subject to the lien of the Montana Mortgage is referred to as the "Montana Mortgaged Property."

        The Montana Mortgage provides that all after-acquired property of NorthWestern be subjected to the lien of the Montana Mortgage, other than property of the character expressly excepted (as described below) and subject to certain limitations in the case of consolidation or merger (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the Montana Mortgaged Property.

        The Montana Mortgage permits NorthWestern to acquire property subject to prior liens. The Montana Mortgage provides that the Montana Mortgage Trustees shall have a lien upon the Montana Mortgaged Property prior to the Montana Mortgage Bonds for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities.

  Excepted Property

        There are excepted from the lien of the Montana Mortgage all of the properties and franchises owned by NorthWestern on, and acquired by NorthWestern after, the date in 2002 on which NorthWestern acquired the properties of the Montana Power Utility Business from its wholly-owned subsidiary (which, in turn, acquired the properties of the Montana Power Utility Business upon the merger of The Montana Power Company with and into that subsidiary) and assumed the Montana

Mortgage, other than the properties of the Montana Power Utility Business and improvements, extensions and additions to, and replacements of and substitutions for, those properties. These excepted properties include properties that are subject to the lien of the South Dakota Mortgage.

        In addition, there are excepted from the lien of the Montana Mortgage the following properties (collectively, the "Excepted Property"):

  (1)
  cash and securities not specifically pledged, paid, deposited, delivered or held under the Montana Mortgage or covenanted so to be;

  (2)
  merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of NorthWestern; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing any of the same;

  (3)
  bills, notes and accounts receivable, judgments, demands and choses in action, and contracts, leases and operating agreements not specifically pledged under the Montana Mortgage or covenanted so to be; and

  (4)
  electric energy, gas, steam, water, ice and other materials or products generated, manufactured, produced, purchased or acquired by NorthWestern for sale, distribution or use in the ordinary course of its business and all timber, minerals, mineral rights and royalties, and all property used principally for the production or gathering of natural gas or for the production, gathering or storage of oil or condensate ("Gas and Oil Production Property");

provided, however, that the property and rights expressly excepted under items (2) and (3) above shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Montana Mortgage Trustees or a receiver or a trustee takes possession of the property subject to the Montana Mortgage by reason of the occurrence of a Default (as defined in the Montana Mortgage).

        In connection with the issuance of the Montana Mortgage Collateral Bonds, NorthWestern reserved the right to amend the Montana Mortgage, without the consent of the holders of the Montana Mortgage Collateral Bonds or the holders of any Montana Mortgage Bonds issued concurrently with, or after, the issuance of the Montana Mortgage Collateral Bonds, to eliminate the "springing lien" of the Montana Mortgage (described in the proviso to the preceding sentence) to the extent it pertains to accounts receivable and Mortgaged Property relating thereto.

  Excepted Encumbrances

        The lien of the Montana Mortgage is subject and subordinate to liens and encumbrances which constitute Excepted Encumbrances (as defined in the Montana Mortgage). Excepted Encumbrances include:

  (1)
  liens for taxes, assessments or governmental charges which are not delinquent or which are being contested in good faith, liens for workmen's compensation awards and similar obligations that are not delinquent, and undetermined liens or charges incidental to construction;

  (2)
  liens securing indebtedness, neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by NorthWestern for substation, transmission line, transportation line, distribution line or right of way purposes;

  (3)
  rights of any municipality or public authority pursuant to the terms of any right, power, franchise, grant, license or permit, or pursuant to any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NorthWestern;

  (4)
  rights of others to take or receive any part of the power, gas, oil or other mineral or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NorthWestern;

  (5)
  easements, restrictions, exceptions or reservations in any property and/or rights of way of NorthWestern for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purpose for which such property and/or rights of way are held by NorthWestern;

  (6)
  rights of any municipality or public authority to control or regulate any property of NorthWestern, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NorthWestern; and

  (7)
  any obligations or duties, affecting the property of NorthWestern, to any municipality or public authority with respect to any franchise, grant, license or permit.

  Qualified Liens

        The lien of the Montana Mortgage may be subject and subordinate to any lien or encumbrance (not included in Excepted Encumbrances) existing upon any Property Additions made the basis under the Montana Mortgage, among other things, for the authentication and delivery of Montana Mortgage Bonds or the withdrawal of cash or the release of property from the lien of the Montana Mortgage. Any such Property Additions made the basis for such events are referred to as "Funded Property Additions." Any such lien or encumbrance on Funded Property Additions is referred to as a "Qualified Lien." Any bond or other indebtedness secured by a Qualified Lien is referred to as a "Qualified Lien Bond." As of December 31, 2004, none of NorthWestern's Funded Property Additions was subject to a Qualified Lien. In the indenture pertaining to the notes, NorthWestern has covenanted that, so long as any of the Montana Mortgage Collateral Bonds remain outstanding, NorthWestern will not permit any Qualified Lien Bonds to exist under the Montana Mortgage.

Issuance of Additional Montana Mortgage Bonds

  General

        The maximum principal amount of Montana Mortgage Bonds which may be issued under the Montana Mortgage is not limited (except that, until the delivery by NorthWestern to the Montana Mortgage Trustees and the recording in all counties in which the Montana Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made subsequent to May 1, 1993 and outstanding at any time that are secured by Mortgaged Property located in the State of Montana may not exceed $1,000,000,000). Montana Mortgage Bonds of any series may be issued from time to time on the basis and to the extent of:

  (1)
  60% of the lesser of the cost or the fair value (determined in accordance with the Montana Mortgage) of unfunded Property Additions (after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions);

  (2)
  100% of the principal amount of retired Montana Mortgage Bonds; and

  (3)
  100% of cash deposited with the Montana Mortgage Trustees;

provided, that $25,000,000 in total aggregate principal amount of Montana Mortgage Bonds of any one or more series may be issued without compliance with (1), (2) or (3) above, but only upon the showing of net earnings referred to under "—Net Earnings Test" below.

  Net Earnings Test

        In general, and subject to certain exceptions in the case of the issuance of Montana Mortgage Bonds on the basis of retired Montana Mortgage Bonds as described in clause (2) of the preceding paragraph, the issuance of Montana Mortgage Bonds is subject to Adjusted Net Earnings of NorthWestern for any period of 12 consecutive months within the preceding 15 months being at least twice the interest requirements for 12 months on all Montana Mortgage Bonds and all Qualified Lien Bonds (and any other indebtedness secured by a lien prior to the lien of the Montana Mortgage) that are to be outstanding after the issuance of such Montana Mortgage Bonds. This requirement is referred to as the "Net Earnings Test."

        Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses, maintenance and repair expenses and provisions for retirement and depreciation of property, plus its other net income before income taxes (subject in the case of other net income and net revenues derived from property other than Montana Mortgaged Property, to a limitation to 15% of total Adjusted Net Earnings). However, if Adjusted Net Earnings of Northwestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the Mortgaged Pledged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser and allocated Adjusted Net Earnings are required to be used for purposes of the Net Earnings Test.

        If any Montana Mortgage Bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, the issuance of Montana Mortgage Bonds is subject to:

  (1)
  calculation by NorthWestern of the amount by which one-half (1/2) of Adjusted Net Earnings exceeds the interest requirements for 12 months on all fixed rate indebtedness included in the Net Earnings Test (such amount, as so calculated, being referred to as the "Maximum Permitted Variable Rate Interest Amount"); and

  (2)
  delivery by an independent (as defined for such purpose in the Montana Mortgage) investment banking firm of a certificate to the effect that such firm believes, as of the date of such certificate, that the aggregate amount of interest to be payable on all variable rate indebtedness included in the Net Earnings Test during any 12-month period prior to the latest stated maturity date of any of such variable rate indebtedness will not exceed the Maximum Permitted Variable Rate Interest Amount.

  Property Additions

        Property Additions generally include electric, gas, steam or water property acquired after July 31, 1945, but may not include (among other excluded property) (i) Gas and Oil Production Property, (ii) Excepted Property of the character described in items (2) and (3) of the second paragraph under "—Excepted Property" above, (iii) property located outside the limits of the States of Montana, Idaho, Utah, Wyoming, North Dakota and South Dakota and States contiguous thereto (unless connected by transmission, distribution or other line owned by NorthWestern to a system, line or plant owned or operated by NorthWestern which is located within such limits) or outside the limits of the United States, or (iv) any property the cost of acquisition or construction of which is chargeable under acceptable principles of accounting to operating expenses.

        NorthWestern has reserved the right to amend the Montana Mortgage without any approval by holders of the Montana Mortgage Bonds (i) to make available as Property Additions (in addition to property currently available as Property Additions) (a) any form of space satellites, space stations and other analogous facilities ("Space Satellites") and (b) various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and (ii) to permit property otherwise eligible as Property Additions to be located anywhere in the United States or Canada or their coastal waters and Space Satellites to be located anywhere. Notwithstanding the amendment, the Montana Mortgage would continue to require all Property Additions to be used or useful in connection with the energy, fuel, water or steam business.

  Montana Mortgage Bonds Issuable

        The Montana Mortgage Collateral Bonds were issued on the basis of retired Montana Mortgage Bonds and Property Additions. After giving effect to the issuance of the Montana Mortgage Collateral Bonds and certain other Montana Mortgage Bonds that were issued simultaneously with the Montana Mortgage Collateral Bonds in order to secure NorthWestern's obligations under the Credit Facilities, NorthWestern had $167.3 of unfunded and net Property Additions (calculated as of August 31, 2004) on the basis of which it could issue $100.4 of additional Montana Mortgage Bonds (but will not have any retired Montana Mortgage Bonds on the basis of which it could issue additional Montana Mortgage Bonds).

Release of Property

        Property may be released from the lien of the Montana Mortgage on the basis of:

  (1)
  deposit with the Montana Mortgage Trustees of cash or, subject to certain limitations, obligations secured by purchase money mortgages on the released property;

  (2)
  Property Additions, after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions;

  (3)
  waiver of the right to issue Montana Mortgage Bonds on the basis of retired Montana Mortgage Bonds (or retired Qualified Lien Bonds); and

  (4)
  cash paid to the holder of a Qualified Lien in consideration for the release of the released property from such Qualified Lien.

        Subject to certain limitations, cash held by the Montana Mortgage Trustees may:

  (1)
  be withdrawn by NorthWestern:

            (a)   to the extent of the cost or fair value (determined in accordance with the Montana Mortgage) of unfunded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

            (b)   to the extent of the waiver by NorthWestern of the right to issue Montana Mortgage Bonds on the basis of retired Montana Mortgage Bonds (or retired Qualified Lien Bonds); or

  (2)
  upon the request of NorthWestern, be applied to:

            (a)   the purchase of Montana Mortgage Bonds; or

            (b)   the payment at maturity of any Montana Mortgage Bonds or the redemption of Montana Mortgage Bonds which by their terms are redeemable.

        In addition, upon the request of NorthWestern, cash deposited with the Montana Mortgage Trustee as the basis for issuance of Montana Mortgage Bonds may be applied to the purchase, payment or redemption of Montana Mortgage Bonds as described in clause 2 above; provided, however, that with certain exceptions, none of such cash may be applied to the payment of more than the principal amount of Montana Mortgage Bonds so purchased, paid or redeemed.

        When property released or cash withdrawn consists of or represents proceeds of property which was not previously made the basis for the authentication and delivery of Montana Mortgage Bonds or the release of property or the withdrawal of cash from the lien of the Montana Mortgage, Property Additions made the basis of the release of property or a withdrawal of cash may in certain cases remain or become available as a credit under the Montana Mortgage. Similarly, a waiver of the right to issue Montana Mortgage Bonds made the basis of a release or withdrawal may in certain cases cease to be effective as such a waiver.

        Without any necessity to comply with the requirements described above, NorthWestern may (i) release property that is obsolete or no longer necessary in NorthWestern's operations upon substitution of other property of equal value, and (ii) may surrender certain rights, powers, franchises, licenses and permits if such surrender is necessary or desirable in the conduct of NorthWestern's business. Upon compliance with less stringent requirements than those described above, NorthWestern may obtain releases of unimproved real estate having de minimus value.

        No prior notice to the holders of the Montana Mortgage Bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases.

Application of Insurance Proceeds

        The Montana Mortgage requires that the proceeds of insurance or other method or plan of protection of the Mortgaged Property against loss by fire be paid to the Montana Mortgage Trustees and, at the request of NorthWestern, be applied by the Montana Mortgage Trustees to reimburse NorthWestern for amounts spent by NorthWestern in the rebuilding or renewal of the Montana Mortgaged Property destroyed or damaged; provided, however, that any such proceeds (i) that are not so applied within 18 months of receipt by the Montana Mortgage Trustees, or (ii) in respect of which NorthWestern has not notified the Montana Mortgage Trustees that it intends to so apply such proceeds within such 18 months, or (iii) with respect to which NorthWestern notifies the Montana Mortgage Trustees at any time are not to be applied for such purpose may be released from the lien of the Montana Mortgage in the same manner as described with respect to the withdrawal of cash under "—Release of Property."

Consolidation, Merger, Conveyance or Lease of Assets

        NorthWestern may consolidate with or merge into any other corporation or convey, transfer or lease, subject to the lien of the Montana Mortgage, the Montana Mortgaged Property as, or substantially as, an entirety to any corporation if: (i) such consolidation, merger, conveyance or transfer (a "Transaction") or such lease is upon such terms as fully to preserve and in no respect to impair the lien or security of the Montana Mortgage, or any of the rights or powers of the Montana Mortgage Trustees or the holders of the Montana Mortgage Bonds; (ii) the due and punctual payment of the principal of and interest on all Montana Mortgage Bonds and the due and punctual performance and observance of all the covenants and conditions of the Montana Mortgage to be kept or performed by NorthWestern are expressly assumed, pursuant to an instrument in writing executed and delivered to the Montana Mortgage Trustees, by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the Montana Mortgaged Property as an entirety, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the Montana Mortgage Bonds (a "Successor"); and (iii) in case of any such lease, such lease is made expressly subject to immediate termination by NorthWestern or the Montana Mortgage Trustees at any time during the continuance of a Default and by the purchaser of the property so leased upon the sale of such property by reason of a Default.

        In the case of such a completed Transaction, the Successor will succeed to and be substituted for NorthWestern with the same effect as if it had been named in the Montana Mortgage, and will have and may exercise under the Montana Mortgage the same powers and rights as NorthWestern.

        In the case of such a completed Transaction, unless the Successor Corporation elects otherwise, the Montana Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.

        A Successor Corporation in such a completed Transaction that has (after giving effect to the Transaction) a plant account of at least $10,000,000 (or North Western, if one or more federal, state, county or other governmental bodies or agencies or public or semi-public corporations, districts or authorities acquires, as a bona fide step precedent to the dissolution of NorthWestern, 70% or more of North Western's outstanding shares of Common Stock) may, within 12 months after the completion of the Transaction (or such acquisition), deposit with the Montana Mortgage Trustees cash in an amount at least sufficient to redeem all bonds outstanding under the Montana Mortgage. Following such deposit, such cash would be applied to the redemption of such Montana Mortgage Bonds that are redeemable in accordance with their terms or to the purchase of Montana Mortgage Bonds that are not redeemable in accordance with their terms, subject to the consent of the holders of such Montana Mortgage Bonds not so redeemable and the procedures set forth in the Montana Mortgage pertaining to redemption or purchase of bonds outstanding under the Montana Mortgage.

        Nothing in the Montana Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the Montana Mortgage, of any part of the Montana Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the Montana Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the Montana Mortgage will not become a lien upon any of the properties acquired by NorthWestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.

Modification of Montana Mortgage

  Modifications Requiring Consent

        Except as described below, the Montana Mortgage provides that, the rights and obligations of NorthWestern and the rights of the holders of the Montana Mortgage Bonds may be modified with the consent of the holders of 66 2/3% (or more) of the Montana Mortgage Bonds, and, if less than all series of Montana Mortgage Bonds are affected, the consent also of 66 2/3% (or more) of the holders of Montana Mortgage Bonds of each series affected, except that no modification shall be effective against the holder of any Montana Mortgage Bond without the consent of such holder if (i) it impairs such holder's right to receive payment of principal or interest due on such Montana Mortgage Bond on or after the respective due dates expressed in such Montana Mortgage Bond or to institute suit to enforce such payment right; (ii) it permits the creation of any lien ranking senior to or on a parity with the lien of the Montana Mortgage with respect to the Montana Mortgaged Property or it permits any non-assenting holder of Montana Mortgage Bonds to be deprived of the benefit of such lien; or (iii) it reduces the percentage of holders of the Montana Mortgage Bonds required for modification of the Montana Mortgage with respect to any outstanding Montana Mortgage Bonds.

  Modifications Without Consent

        Without the consent of or notice to the holders of the Montana Mortgage Bonds, and so long as the same does not adversely affect any Montana Mortgage Bonds then outstanding, NorthWestern and the Montana Mortgage Trustees may enter into supplemental indentures (i) to waive or restrict any existing right of NorthWestern under the Montana Mortgage, (ii) to provide additional covenants, limitations or restrictions for the benefit of any series of the Montana Mortgage Bonds, (iii) to cure any ambiguity contained in the Montana Mortgage or in any supplemental indenture, or (iv) to establish the terms and provisions of any series of Montana Mortgage Bonds.

        In connection with the issuance of the Montana Mortgage Collateral Bonds, NorthWestern reserved the right to amend the Montana Mortgage, without the consent of the holder of the Montana Mortgage Collateral Bonds or the holders of any Montana Mortgage Bonds issued concurrently with, or after, the issuance of the Montana Mortgage Collateral Bonds, to permit, without the consent of or notice to the holders of the Montana Mortgage Bonds, amendments to and modifications of the Montana Mortgage and any supplemental indenture (a) for any of the purposes described in clauses (i) through (iv) of the preceding sentence and (b) for any other purpose, in each case, if the same does not adversely affect the interests of the holders of the Montana Mortgage Bonds in any material respect.

  Voting of Montana Mortgage Collateral Bonds

        The Trustee will, as the holder of Montana Mortgage Collateral Bonds delivered as the basis for the issuance of notes, attend such meetings of holders under the Montana Mortgage or deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. See "Description of Notes—Voting of Collateral Bonds," below.

Defaults

        Each of the following events constitutes a Default under the Montana Mortgage:

  (1)
  Failure to pay the principal of any bond secured by the lien of the Montana Mortgage when the same shall become due and payable;

  (2)
  Failure to pay interest on any bond secured by the lien of the Montana Mortgage for a period of 60 days after such interest shall have become due and payable;

  (3)
  Failure to pay interest on or principal of any outstanding Qualified Lien Bonds which continues beyond the period of grace, if any, specified in the Qualified Lien securing such bonds;

  (4)
  Failure to pay any installment of any funds required to be applied to the purchase or redemption of any Montana Mortgage Bonds for a period of 60 days after the same shall have become overdue and payable;

  (5)
  Certain events relating to reorganizations, bankruptcy and insolvency of NorthWestern and the appointment of a receiver or trustee for its property; and

  (6)
  The expiration of a period of 90 days after the mailing by the Trustee to NorthWestern or by the holders of 15% in principal amount of the Montana Mortgage Bonds then outstanding to NorthWestern and the Montana Mortgage Trustee of a written demand that NorthWestern perform a specified covenant or agreement contained in the Montana Mortgage, in any indenture supplemental to the Montana Mortgage or in any Montana Mortgage Bond, which NorthWestern failed to perform prior to such mailing, unless NorthWestern during such period shall have performed such specified covenant or agreement.

Notices of Default

        The Montana Mortgage Trustees are required to give the holders of the Montana Mortgage Bonds notice of all defaults known to the them within 90 days after the occurrence of such defaults unless such defaults have been cured before the giving of such notice, except that no such notice will be given in the case of a default of the character specified in item (6) under "—Defaults" above until at least 60 days after the occurrence of such default. The Montana Mortgage Trustees may withhold any notice of default (except in regard to failure of payment of principal, interest or funds for retirement of Montana Mortgage Bonds) if it is determined in good faith that withholding such notice is in the interests of the holders of the Montana Mortgage Bonds. For the purposes of giving or withholding notices of default, a default is any Default or any event which, with the passage of time or the giving of notice or both, would constitute a Default.

Remedies

  Acceleration of Maturity

        If a Default occurs and is continuing, the Montana Mortgage Trustees may, and upon written request of the holders of 25% in principal amount of Montana Mortgage Bonds then outstanding will, declare the principal of, and accrued interest on, all outstanding Montana Mortgage Bonds immediately due and payable. The holders of a majority in principal amount of outstanding Montana Mortgage Bonds may annul any such declaration if, before any sale of the Montana Mortgaged Property: (i) all non-payment Defaults have been cured; and (ii) all reasonable expenses of the Montana Mortgage Trustees and all amounts payable on the Montana Mortgage Bonds (other than the principal of any Montana Mortgage Bonds that would not have been due except for such declaration) have been paid.

  Possession and Sale of Montana Mortgaged Property

        Under certain circumstances and to the extent permitted by law, if a Default occurs and is continuing, the Montana Mortgage Trustees have the power to take possession of, and to hold, operate and manage, the Montana Mortgaged Property, and to sell the Montana Mortgaged Property. The Montana Mortgage Trustees (if at the time such action shall be lawful) may sell at public auction all the Montana Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Montana Mortgage Bonds then outstanding may request in writing, or in the absence of such request, as the Montana Mortgage Trustees may determine and may proceed by suit to enforce payment of the Montana Mortgage Bonds and to foreclose the Montana Mortgage and to sell the Montana Mortgaged Property under the judgment or decree of courts of competent jurisdiction. If the Montana Mortgaged Property is sold, whether pursuant to the power of sale granted to the Montana Mortgage Trustees under the Montana Mortgage or pursuant to judicial proceedings, the principal of the outstanding Montana Mortgage Bonds, if not previously due, will become immediately due.

        The proceeds of any sale of Montana Mortgaged Property by reason of the occurrence and continuance of a Default, together with any other amounts of cash then held by the Montana Mortgage Trustees as part of the Montana Mortgaged Property, shall be applied, as follows: (i) first—to the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the lien of the Montana Mortgage and of all the costs and expenses of such sale; and (ii) second—to the payment in full of the amounts then due and unpaid for principal of, premium (if any) and interest on the Montana Mortgage Bonds and if such proceeds and other amounts are insufficient to pay in full all such amounts then due, then to the payment of such amounts ratably, with interest on the overdue principal at the rates expressed in the Montana Mortgage Bonds, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest (subject to certain exceptions relating to payments of any claim for interest which have been extended or transferred or pledged separate from the Montana Mortgage Bond to which they relate); and (iii) third—any surplus remaining shall be paid to NorthWestern or such other Person as is lawfully entitled to receive the same.

  Right to Direct Proceedings

        If a Default occurs and is continuing, the holders of a majority in principal amount of the Montana Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Montana Mortgage Trustees or exercising any trust power conferred on the Montana Mortgage Trustees; provided that such direction does not conflict with any rule of law or with the Montana Mortgage; and provided further that the Montana Mortgage Trustees may decline to follow any such direction if they determine in good faith that (i) the action or proceeding so directed would involve the Montana Mortgage Trustees in personal liability or be unjustifiably prejudicial to nonassenting holders of Montana Mortgage Bonds, or (ii) they will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

  Remedies Limited by State Law

        The laws of the states in which the Mortgaged Property is located may limit or deny the ability of the Montana Mortgage Trustees or security holders to enforce certain rights and remedies provided in the Montana Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the Montana Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

  Limitation on Right to Institute Proceedings

        No holder of any Montana Mortgage Bond shall have any right to institute any suit, action or proceeding in equity or at law for the exercise of any right or remedy under the Montana Mortgage, unless:

  (1)
  such holder has previously given the Montana Mortgage Trustees written notice of a Default;

  (2)
  the holders of not less than 25% in aggregate principal amount of the Montana Mortgage Bonds then outstanding have made written request to the Montana Mortgage Trustees to institute proceedings in respect of such Default and have offered the Montana Mortgage Trustees indemnity satisfactory to the Montana Mortgage Trustees against costs, expenses and liabilities incurred in complying with such request; and

  (3)
  for 60 days after receipt of such request, the Montana Mortgage Trustees have failed to institute such proceedings.

Furthermore, no holder of Montana Mortgage Bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the lien of the Montana Mortgage or to enforce any right under the Montana Mortgage except in the manner provided therein. All proceedings are required to be maintained for the equal benefit of all holders of outstanding Montana Mortgage Bonds.

  No Impairment of Right to Receive Payment

        Notwithstanding any other provision of the Montana Mortgage, the right of any holder of any Montana Mortgage Bond to receive payment of principal of and interest on such Montana Mortgage Bond, on or after the respective due dates expressed in such Montana Mortgage Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

  Undertaking for Costs

        The holder of each Montana Mortgage Bond is deemed to have agreed that, in any suit or the enforcement of any right or remedy under the Montana Mortgage, or in any suit against the Montana Mortgage Trustees (or either of them) for any action taken or omitted by them (or either of them) as trustee under the Montana Mortgage, the court may, in its discretion, (i) require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and (ii) assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant; provided that the foregoing does not apply to any suit instituted by the Montana Mortgage Trustees, or to any suit instituted by any holder, or group of holders, of Montana Mortgage Bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the Montana Mortgage Bonds then outstanding, or to any suit instituted by any holder of any Montana Mortgage Bonds for the enforcement of the payment of the principal of, or interest, on any Montana Mortgage Bond on or after the stated due date thereof.

  Indemnification of Montana Mortgage Trustees

        As a condition precedent to certain actions to be taken by the Montana Mortgage Trustees in the enforcement of the lien of the Montana Mortgage and the institution of actions on the Montana Mortgage Bonds, the Montana Mortgage Trustees may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith.

Resignation or Removal of Montana Mortgage Trustees

        One or both of the Montana Mortgage Trustees may at any time resign and be discharged of the trusts created by the Montana Mortgage by giving written notice to NorthWestern and thereafter publishing notice of such resignation, specifying a date when such resignation shall take effect, in the manner provided in the Montana Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the holders of the Montana Mortgage Bonds or by NorthWestern in the manner provided in the Montana Mortgage and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. One or both of the Montana Mortgage Trustees may be removed at any time by the holders of a majority in principal amount of the Montana Mortgage Bonds then outstanding. In the absence of a Default or an event which, after notice, the passage of time or both, would constitute a Default, any Montana Mortgage Trustee appointed by NorthWestern (as described below) may also be removed by NorthWestern.

        If one or both of the Montana Mortgage Trustees resigns or is removed or a vacancy (as defined for such purpose in the Montana Mortgage) otherwise exists in the office of one or both of the Montana Mortgage Trustees, such vacancy may be filled by the holders of a majority in principal amount of the Montana Mortgage Bonds then outstanding; provided that, until such vacancy is filled by such holders, NorthWestern may appoint a successor Montana Mortgage Trustee to fill such vacancy until such holders appoint a successor Montana Mortgage Trustee for such purpose (and any successor trustee appointed by NorthWestern shall be superseded by a successor trustee appointed by such holders if such appointment is made within one year of the publishing of notice of such vacancy in accordance with the Montana Mortgage); and provided further that if such vacancy is not filled within six months after it arose, the holder of any Montana Mortgage Bond or the retiring Montana Mortgage Trustee may apply to any court of competent jurisdiction for the appointment of a successor Montana Mortgage Trustee to fill such vacancy.

        The Montana Mortgage contains special provisions with respect to resignation, removal and replacement of a Montana Mortgage Trustee in the event of a conflict of interest on the part of such Montana Mortgage Trustee.

Evidence to be Furnished to Montana Mortgage Trustees

        Compliance with Montana Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, an annual compliance certificate is required to be filed by NorthWestern as to the absence (or, if applicable and set forth in such certificate, the presence) of default under any of the covenants in the Montana Mortgage.

Governing Law

        The Montana Mortgage does not contain a contractual choice of law as the governing law of the Montana Mortgage or the Montana Mortgage Bonds.

DESCRIPTION OF THE SOUTH DAKOTA MORTGAGE COLLATERAL BONDS

        The following description is a summary of the material terms of the South Dakota Collateral Mortgage Bonds (defined below) as set forth in the South Dakota Mortgage. We urge you to read the South Dakota Mortgage because it, and not this description, defines your rights as holders of the notes. This summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the South Dakota Mortgage Collateral Bonds and the South Dakota Mortgage. Copies of the South Dakota Mortgage, including the supplemental indenture establishing the terms of the South Dakota Mortgage Collateral Bonds are available as set forth below under "Where You Can Find More Information."

        Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the South Dakota Mortgage. Whenever particular provisions or defined terms in the South Dakota Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. For purposes of this Description of the South Dakota Mortgage Collateral Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.

General

        NorthWestern issued collateral bonds under its South Dakota Mortgage (the "South Dakota Mortgage Collateral Bonds"), and delivered the South Dakota Mortgage Collateral Bonds to the Trustee as described below under "Description of the Notes—Security." The South Dakota Mortgage Collateral Bonds and all other first mortgage bonds heretofore or hereafter issued under the South Dakota Mortgage are collectively referred to herein as the "South Dakota Mortgage Bonds."

Security

  General

        The South Dakota Mortgage constitutes a valid first mortgage lien on (i) all of NorthWestern's properties that are used in, or in connection with, the generation, production, transmission or distribution of electric energy and the distribution of gas in the States of South Dakota and Nebraska (the "South Dakota and Nebraska Utility Business") and (ii) certain of NorthWestern's properties that are located in the States of North Dakota and Iowa (and consisting principally of shared ownership interests in electric generation facilities) that have been specifically made subject to the lien of the South Dakota Mortgage, subject to the exception from the lien of the South Dakota Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the South Dakota Mortgage (as described below). The property subject to the lien of the South Dakota Mortgage is referred to as the "South Dakota Mortgaged Property."

        The South Dakota Mortgage provides that all after-acquired property of NorthWestern that is used in, or in connection with, the South Dakota and Nebraska Utility Business become subject to the lien of the South Dakota Mortgage, other than property of the character excepted (as described below) and subject to certain limitations in the case of consolidation or merger involving NorthWestern (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the South Dakota Mortgaged Property. The South Dakota Mortgage permits such after-acquired property to be subject to vendor's liens, purchase money mortgages and other prior liens that exist at the time of acquisition of such property.

        The South Dakota Mortgage provides that the South Dakota Mortgage Trustee will have a lien, prior to the lien on behalf of the holders of the South Dakota Mortgage Bonds, on the South Dakota Mortgaged Property and any money collected by the South Dakota Mortgage Trustee as proceeds of the South Dakota Mortgaged Property, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

  Excepted Property

        There is excepted from the lien of the South Dakota Mortgage all property which constitutes Excepted Property (as defined in the South Dakota Mortgage). Excepted Property includes, among other things,

  (1)
  cash and securities not paid to, deposited with or held by the South Dakota Mortgage Trustee under the South Dakota Mortgage or required so to be;

  (2)
  contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, credits, demands, judgments, choses in action, certain intellectual property rights and other general intangibles;

  (3)
  permits, licenses and franchises;

  (4)
  automobiles, other vehicles, movable equipment, aircraft and vessels;

  (5)
  goods, wares, merchandise, equipment, spare parts and tools held for sale in the ordinary course of business or for use by or for the benefit of NorthWestern;

  (6)
  fuel, materials, supplies and other personal property consumable in the operations of NorthWestern's business;

  (7)
  computers, machinery and equipment;

  (8)
  crops, timber, coal, ore, gas, oil and other minerals harvested, mined or extracted from the land or lying or being upon or within or under any properties of NorthWestern;

  (9)
  mineral rights, leases and royalties (and income therefrom) and exploration rights;

  (10)
  gas transmission and field gathering lines connecting wells with main or branch trunk lines;

  (11)
  electric energy, gas, steam, water and other products generated, manufactured, produced, provided or purchased by NorthWestern for sale, transmission or distribution or used or to be used by NorthWestern;

  (12)
  leasehold interests and leasehold improvements;

  (13)
  all property not specifically subjected or required to be subjected to the lien of the South Dakota Mortgage and not used or to be used in, or in connection with, the South Dakota and Nebraska Utility Business or the operation of any other property specifically subjected or required to be subjected to the lien of the South Dakota Mortgage; and

  (14)
  all books and records.

  Permitted Liens

        The lien of the South Dakota Mortgage is subject and subordinate to liens and encumbrances which constitute Permitted Liens (as defined in the South Dakota Mortgage). Permitted Liens include:

  (1)
  the lien of the South Dakota Mortgage and all liens and encumbrances junior thereto;

  (2)
  liens for taxes, assessments and other governmental charges or requirements not delinquent or which are being contested in good faith by appropriate proceedings;

  (3)
  mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens, liens or privileges of any employees of NorthWestern for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

  (4)
  certain attachment, judgment and other similar liens arising in connection with court proceedings with respect to which NorthWestern shall (A) in good faith be prosecuting an appeal or other proceeding for review and with respect to which NorthWestern shall have secured a stay of execution pending such appeal or other proceeding, or (B) have the right to prosecute an appeal or other proceeding for review;

  (5)
  easements, leases, reservations or other rights of others in, on or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, the South Dakota Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not in the aggregate materially impair the use by NorthWestern of the South Dakota Mortgaged Property considered as a whole for the purposes for which it is held by NorthWestern;

  (6)
  any defects or irregularities in title to any rights-of-way or to any real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (A) NorthWestern shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purpose for which NorthWestern acquired the same, (B) NorthWestern has power under eminent domain, or similar statutes, to remove such defects or irregularities, or (C) such defects or irregularities may be otherwise remedied without undue effort or expense;

  (7)
  liens securing indebtedness neither created, assumed nor guaranteed by NorthWestern, nor on account of which NorthWestern customarily pays interest, upon property of NorthWestern, existing at the date of the execution and delivery of the South Dakota Mortgage, or, as to property thereafter acquired, at the time of the acquisition thereof by NorthWestern, upon real estate or rights in or relating to real estate acquired by NorthWestern to be used for, or in connection with, the South Dakota and Nebraska Utility Business;

  (8)
  leases existing at the date of the execution and delivery of the South Dakota Mortgage affecting property owned by NorthWestern at said date and renewals and extensions thereof and leases for a term of not more than ten years (including extensions or renewals at the option of the tenant) affecting property acquired by NorthWestern after said date;

  (9)
  any lien vested in any lessor, licensor or permitter for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

  (10)
  any controls, restrictions, obligations, duties or other burdens imposed by any federal, state, municipal or other law, or by any rule, regulation or order of any governmental authority, upon any property of NorthWestern or the operation or use thereof or upon NorthWestern with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any governmental authority to impose any such controls, restrictions, obligations, duties or other burdens;

  (11)
  liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities of NorthWestern in connection with the issuance of pollution control revenue bonds, in connection with financing the cost of, or the construction or acquisition of, such facilities;

  (12)
  any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of NorthWestern upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of NorthWestern;

  (13)
  any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

  (14)
  party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by NorthWestern or owned by NorthWestern in common or jointly with one or more parties;

  (15)
  liens securing indebtedness incurred by a Person, other than NorthWestern, which indebtedness has been neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing on property which NorthWestern owns jointly or in common with such Person or such Person and others, if there is a bar against partition of such property, which would preclude the sale of such property by such other Person or the holder of such lien without the consent of NorthWestern;

  (16)
  liens in favor of a government or governmental entity securing (i) payments pursuant to a statute (other than taxes and assessments), or (ii) indebtedness incurred to finance all or part of the purchase price or cost of construction of the property subject to such lien;

  (17)
  any other liens or encumbrances of whatever nature or kind which do not, individually or in the aggregate, materially impair the lien of the South Dakota Mortgage or the security afforded thereby for the benefit of the holders of the South Dakota Mortgage Bonds, as evidenced by an Opinion of Counsel to such effect;

  (18)
  any trustee's lien created under the South Dakota Mortgage; and

  (19)
  certain prepaid liens securing indebtedness for the payment of which money in the necessary amount has been irrevocably deposited with the South Dakota Mortgage Trustee.

  Class A Mortgages; Pledged Bonds

        Following a merger or consolidation of another corporation into NorthWestern, NorthWestern could (but is not obligated to):

  (1)
  subject the properties acquired by NorthWestern from such other corporation by reason of such merger or consolidation to the lien of the South Dakota Mortgage;

  (2)
  assume the rights and obligations of such other corporation under a mortgage, deed of trust or indenture which encumbers those properties; and

  (3)
  subject to certain other conditions contained in the South Dakota Mortgage, designate such other mortgage, deed of trust or indenture as a "Class A Mortgage" under, and for purposes of, the South Dakota Mortgage.

        The lien (if any) of the South Dakota Mortgage on the properties subject to such other mortgage, deed of trust or indenture would be subordinate to the lien of such other mortgage, deed of trust or indenture on those properties (regardless of whether such other mortgage, deed of trust or indenture is designated as a Class A Mortgage). If such other mortgage, deed of trust or indenture is designated as a Class A Mortgage, NorthWestern would be entitled to issue South Dakota Mortgage Bonds on the basis of bonds issued under such other mortgage, deed of trust or indenture and delivered to the South Dakota Mortgage Trustee as security for the South Dakota Mortgage Bonds. The South Dakota Mortgage does not restrict the issuance of bonds under a Class A Mortgage to bonds that are delivered to the South Dakota Mortgage Trustee as security for South Dakota Mortgage Bonds. Under the South Dakota Mortgage, Bonds that may be issued under a Class A Mortgage are referred to as "Class A

Bonds"; and Class A Bonds that are delivered to the South Dakota Mortgage Trustee as security for South Dakota Mortgage Bonds are referred to as "Pledged Bonds."

        As of the date of this prospectus, no mortgage, deed of trust or indenture currently in effect has been designated as a Class A Mortgage and no currently outstanding South Dakota Bonds have been issued on the basis of, or are otherwise secured by, bonds issued under a Class A Mortgage. In the indenture pertaining to the notes, NorthWestern has covenanted that, so long as the South Dakota Mortgage Collateral Bonds remain outstanding, NorthWestern will not designate any Class A Mortgage under the South Dakota Mortgage.

Issuance of Additional South Dakota Mortgage Bonds

  General

        The maximum principal amount of South Dakota Mortgage Bonds which may be issued under the South Dakota Mortgage is limited to $500,000,000. However, without the consent of the holders of the South Dakota Mortgage Bonds, NorthWestern and the South Dakota Mortgage Trustee may enter into supplemental indentures to increase such amount.

        South Dakota Mortgage Bonds of any series may be issued from time to time on the basis and to the extent of:

  (1)
  75% of the lesser of the Cost or the Fair Value (as determined in accordance with the South Dakota Mortgage) of unbonded Property Additions (after certain deductions and additions, primarily to offset property retirements);

  (2)
  100% of the principal amount of retired (and unbonded) South Dakota Mortgage Bonds;

  (3)
  100% of cash deposited with the South Dakota Mortgage Trustee; and

  (4)
  100% of the aggregate principal amount of Pledged Bonds issued and delivered to the South Dakota Mortgage Trustee.

  Net Earnings Test

        In general and subject to certain exceptions in the case of issuance of South Dakota Mortgage Bonds on the basis of retired South Dakota Mortgage Bonds or Pledged Bonds and the issuance of South Dakota Mortgage Bonds that do not have stated interest rates prior to their maturity, the issuance of South Dakota Mortgage Bonds is subject to Adjusted Net Earnings of NorthWestern for any period of 12 consecutive months within the preceding 18 months being at least one and three-fourths (1.75) times the interest requirements for one year on all South Dakota Mortgage Bonds, all Class A Bonds (other than Pledged Bonds) and other indebtedness (with certain exceptions) secured by a lien prior to the lien of the South Dakota Mortgage that are to be Outstanding after the issuance of such South Dakota Mortgage Bonds. This requirement is referred to as the "Net Earnings Test."

        Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses (excluding income taxes, provisions and expenditures for renewals, replacements, depreciation, amortization and retirement of property, provisions and expenses for debt service on indebtedness, provisions or expenses for any non-reoccurring charge to income or retained earnings and provisions for refund of revenues previously collected or accrued and subject to possible refund), plus its other income. However, if Adjusted Net Earnings of Northwestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or derived from the South Dakota Mortgaged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser and allocated Adjusted Net Earnings are required to be used for purposes of the Net Earnings Test.

        If any South Dakota Mortgage Bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, it is assumed for purposes of the Net Earnings Test to bear interest at the rate in effect on the day immediately preceding the day on which the Net Earnings Test is certified to the South Dakota Mortgage Trustee.

  Property Additions

        Property Additions consist of property which is owned by NorthWestern and subject to the lien of the South Dakota Mortgage, except for any Excepted Property (other than Excepted Property which has been specifically subjected to the lien of the South Dakota Mortgage) and any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of NorthWestern. Property Additions may include (among other things) (i) intangible property, and (ii) renewals, replacements and substitutions of and for other property (but only if that other property was eligible to be Property Additions).

  South Dakota Mortgage Bonds Issuable

        The South Dakota Mortgage Collateral Bonds were issued on the basis of retired South Dakota Mortgage Bonds and Property Additions. After giving effect to the issuance of the South Dakota Mortgage Collateral Bonds and certain other South Dakota Mortgage Bonds that were issued simultaneously with the South Dakota Mortgage Collateral Bonds in order to secure NorthWestern's obligations under the Credit Facility, NorthWestern had $140.8 million of unbonded and net Property Additions (calculated as of August 31, 2004) on the basis of which it could issue $105.6 million of additional South Dakota Mortgage Bonds (but does not have any retired South Dakota Bonds on the basis of which it could issue additional South Dakota Mortgage Bonds).

Release of Property

        The South Dakota Mortgage provides that NorthWestern may obtain the release from the lien of the South Dakota Mortgage any South Dakota Mortgaged Property as long as the Fair Value (determined in accordance with the South Dakota Mortgage) of all of the South Dakota Mortgaged Property (excluding the South Dakota Mortgaged Property to be released but including any South Dakota Mortgaged Property to be acquired by NorthWestern with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of South Dakota Mortgage Bonds and Class A Mortgage Bonds (other than Pledged Bonds) that are Outstanding at the time of such release. This requirement for the release of property from the lien of the South Dakota Mortgage is referred to as the "Bonding Ratio Test." In the indenture pertaining to the notes, NorthWestern has covenanted that, so long as any South Dakota Mortgage Collateral Bonds remain outstanding, NorthWestern will not obtain the release of South Dakota Mortgaged Property (other than the proceeds of insurance or other method or plan of protection of the Mortgaged Property against loss by fire) on the basis of the Bonding Ratio Test.

        The South Dakota Mortgage also provides that if NorthWestern is unable, or elects not, to obtain the release of South Dakota Mortgaged Property from the lien of the South Dakota Mortgage on the basis of the Bonding Ratio Test, NorthWestern may obtain the release of South Dakota Mortgaged Property from the lien of the South Dakota Mortgage as follows:

  (1)
  if (a) the Fair Value (determined in accordance with the South Dakota Mortgage) of the South Dakota Mortgaged Property to be released is less than one percent (1%) of the aggregate principal amount of the South Dakota Mortgage Bonds and any Class A Bonds (other than Pledged Bonds) that are Outstanding at the time of such release, and (b) the aggregate Fair Value (determined in accordance with the South Dakota Mortgage) of all property so released in the period of 12 consecutive months which includes the current release does not exceed three percent (3%) of the aggregate principal amount of the South Dakota Mortgage Bonds and the Class A Bonds (other than Pledged Bonds) that are Outstanding at the time of such release;

  (2)
  on the basis of cash, Government Obligations, purchase money obligations, Property Additions or the waiver of the right to authentication and delivery of South Dakota Mortgage Bonds on the basis of retired South Dakota Mortgage Bonds, or a combination of the foregoing; and/or

  (3)
  if the South Dakota Mortgaged Property to be released is subject to the lien of a Class A Mortgage, upon the release of that South Dakota Mortgaged Property from the lien of that Class A Mortgage (other than in connection with the discharge of that Class A Mortgage).

        The South Dakota Mortgage provides simplified procedures for the release of property which has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the South Dakota Mortgage Trustee.

        If any property released from the lien of the South Dakota Mortgage continues to be owned by NorthWestern after such release, the South Dakota Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.

        No prior notice to the holders of the South Dakota Mortgage Bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases.

Withdrawal of Cash

        Subject to certain limitations, cash held by the South Dakota Mortgage Trustee may

  (1)
  be withdrawn by NorthWestern:

            (a)   to the extent of the lesser of the Cost or the Fair Value (determined in accordance with the South Dakota Mortgage) of unbonded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

            (b)   in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of South Dakota Mortgage Bonds that NorthWestern would be entitled to issue on the basis of retired South Dakota Mortgage Bonds (with the entitlement to such issuance being waived by reason of such withdrawal); or

            (c)   in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of any Outstanding South Dakota Mortgage Bonds delivered to the South Dakota Mortgage Trustee; or

  (2)
  upon the request of NorthWestern, be applied to:

            (a)   the purchase of South Dakota Mortgage Bonds (at prices not exceeding twenty-fifteenths (20/15ths) of the principal amount thereof), or

            (b)   the payment at Stated Maturity of South Dakota Mortgage Bonds or to the redemption of South Dakota Mortgage Bonds which by their terms are redeemable;

provided, however, that cash deposited with the South Dakota Mortgage Trustee as the basis for the authentication and delivery of South Dakota Mortgage Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of South Dakota Mortgage Bonds NorthWestern would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of NorthWestern, be applied to the purchase, redemption or payment of South Dakota Mortgage Bonds at prices (subject to certain exceptions) not exceeding, in the aggregate, the principal amount thereof.

Application of Insurance Proceeds

        The South Dakota Mortgage requires that the proceeds of insurance or other method or plan of protection of the Mortgaged Property against loss by fire be paid to the South Dakota Mortgage Trustee and, at the request of NorthWestern, be applied by the South Dakota Mortgage Trustee to the purchase or other acquisition of property which becomes Mortgaged Property at the time of such purchase or other acquisition or to the rebuilding or renewal of the South Dakota Mortgaged Property destroyed or damaged by fire (or to the reimbursement of NorthWestern for monies expended by NorthWestern for such purpose); provided, however, that if and to the extent the Fair Value (determined in accordance with the South Dakota Mortgage) of all of the Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which such proceeds are payable satisfies the Bonding Ratio Test, such proceeds will be paid to NorthWestern and NorthWestern shall be under no obligation to use such proceeds to rebuild or repair the damaged or destroyed South Dakota Mortgaged Property.

Consolidation, Merger, Conveyance, Transfer or Lease

        NorthWestern may not consolidate with or merge into any other corporation or convey, transfer or lease the South Dakota Mortgaged Property as or substantially as an entirety to any Person (a "Transaction") unless:

  (1)
  such Transaction is on such terms as will fully preserve the lien and security of the South Dakota Mortgage and the rights and powers of the South Dakota Mortgage Trustee and the holders of the South Dakota Mortgage Bonds,

  (2)
  the corporation formed by such consolidation or into which NorthWestern is merged or the person which acquires by conveyance or transfer, or which leases, the South Dakota Mortgaged Property as or substantially as an entirety (the "Successor") is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and

  (3)
  the Successor executes and delivers to the South Dakota Mortgage Trustee a supplemental indenture, which contains: (A) in the case of a Transaction other than a lease, or in the case of a lease that extends beyond the last stated maturity of the South Dakota Mortgage Bonds then Outstanding, an assumption by the Successor of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the South Dakota Mortgage Bonds and the performance of all of the covenants of NorthWestern under the South Dakota Mortgage, and (B) in the case of a Transaction other than a lease, a grant, conveyance, transfer and mortgage by the Successor (I) confirming the lien of the South Dakota Mortgage on the South Dakota Mortgaged Property and subjecting to such lien all property thereafter acquired by such Successor which constitutes an improvement, extension or addition to the South Dakota Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and (II) at the election of the Successor, subjecting to the lien of the South Dakota Mortgage such other property then owned or thereafter acquired by the Successor as the Successor shall specify, and (C) in the case of a lease, such lease is made expressly subject to termination by NorthWestern or the South Dakota Mortgage Trustee at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of such property by reason of an Event of Default.

        In the case of a completed Transaction, unless the Successor Corporation elects otherwise, the South Dakota Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.

        In the case of a completed Transaction, NorthWestern will be released and discharged from all obligations and covenants under the South Dakota Mortgage and on and under all South Dakota Mortgage Bonds then outstanding unless NorthWestern waives such release or discharge.

        Nothing in the South Dakota Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the South Dakota Mortgage, of any part of the South Dakota Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the South Dakota Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the South Dakota Mortgage will not become a lien upon any of the properties acquired by NorthWestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.

Modification of South Dakota Mortgage

  Modifications Requiring Consent

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the South Dakota Mortgage Bonds of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the South Dakota Mortgage pursuant to one or more supplemental indentures; provided that if less than all of the series of South Dakota Mortgage Bonds Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of Outstanding South Dakota Mortgage Bonds of all series so directly affected, considered as one class, is required; and provided further that if the South Dakota Mortgage Bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the Outstanding South Dakota Mortgage Bonds of all tranches so directly affected, considered as one class, will be required; and provided further that no amendment or modification may, without the consent of each holder of the Outstanding South Dakota Mortgage of each series or tranche directly affected thereby:

  (1)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any South Dakota Mortgage Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a South Dakota Mortgage Bond issued at a discount that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any South Dakota Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated due date thereof;

  (2)
  permit the creation of any lien ranking prior to the lien of the South Dakota Mortgage with respect to all or substantially all of the South Dakota Mortgaged Property or terminate the lien of the South Dakota Mortgage on all or substantially all of the South Dakota Mortgaged Property, or deprive such holder of the benefit of the security of the lien of the South Dakota Mortgage;

  (3)
  reduce the percentage in principal amount of the Outstanding South Dakota Mortgage Bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holder of which is required for any waiver of compliance with any provision of the South Dakota Mortgage or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

  (4)
  modify certain of the provisions of the South Dakota Mortgage relating to supplemental indentures, waiver of certain covenants prior to the time for compliance with such covenants and waivers of past defaults.

        A supplemental indenture which changes or eliminates any covenant or other provision of the South Dakota Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be Outstanding South Dakota Mortgage Bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of South Dakota Mortgage Bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the South Dakota Mortgage of the holders of the South Dakota Mortgage Bonds of any other series or tranche.

  Modifications Without Consent

        Without the consent of any holders of South Dakota Mortgage Bonds, NorthWestern and the South Dakota Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

  (1)
  to evidence the succession of another Person to NorthWestern and the assumption by any such successor of the covenants of NorthWestern in the South Dakota Mortgage and in the South Dakota Mortgage Bonds;

  (2)
  to add one or more covenants of NorthWestern or other provisions for the benefit of all holders of South Dakota Mortgage Bonds or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, South Dakota Mortgage Bonds of one or more specified series, or one or more tranches of one or more series, or to surrender any right or power conferred upon NorthWestern by the South Dakota Mortgage;

  (3)
  to correct or amplify the description of any property at any time subject to the lien of the South Dakota Mortgage, or better to assure, convey and confirm to the South Dakota Mortgage Trustee any property subject or required to be subjected to the lien of the South Dakota Mortgage, or to subject to the lien of the South Dakota Mortgage additional property; or

  (4)
  to convey, transfer and assign to the South Dakota Mortgage Trustee and to subject to the lien of the South Dakota Mortgage with the same force and effect as if included in the South Dakota Mortgage, property of subsidiaries of NorthWestern used or to be used for one or more purposes which if owned by NorthWestern would constitute property used or to be used in, or in connection with, the South Dakota and Nebraska Utility Business, which property will for all purposes of the South Dakota Mortgage be deemed to be property of NorthWestern, together with such other provisions as may be appropriate to express the respective rights of the South Dakota Mortgage Trustee and NorthWestern in regard to such property;

  (5)
  to change or eliminate any provision of the South Dakota Mortgage or to add any new provision to the South Dakota Mortgage, provided that if such change, elimination or addition adversely affects the interests of the holders of the South Dakota Mortgage Bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no South Dakota Mortgage Bond of such series or tranche remains Outstanding under the South Dakota Mortgage;

  (6)
  to establish the form or terms of the South Dakota Mortgage Bonds of any series or tranche as permitted by the South Dakota Mortgage;

  (7)
  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

  (8)
  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

  (9)
  to provide for the procedures required to permit NorthWestern to utilize, at its option, a noncertificated system of registration for all, or any series or tranche of, the South Dakota Mortgage Bonds;

  (10)
  to change any place where (A) the principal of and premium, if any, and interest, if any, on the South Dakota Mortgage Bonds of any series, or any tranche thereof, will be payable, (B) any South Dakota Mortgage Bonds of any series, or any tranche thereof, may be surrendered for registration of transfer, (C) any South Dakota Mortgage Bonds of any series, or any tranche thereof, may be surrendered for exchange, and (D) notices and demands to or upon NorthWestern in respect of the South Dakota Mortgage Bonds of any series, or any tranche thereof, and the South Dakota Mortgage may be served;

  (11)
  to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any changes to the provisions or to add other provisions with respect to matters and questions arising under the South Dakota Mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of South Dakota Mortgage Bonds of any series or tranche in any material respect;

  (12)
  to reflect changes in Generally Accepted Accounting Principles;

  (13)
  to provide the terms and conditions of the exchange or conversion, at the option of the holders of South Dakota Mortgage Bonds of any series, of the South Dakota Mortgage Bonds of such series for or into South Dakota Mortgage Bonds of other series or stock or other securities of NorthWestern or any other corporation;

  (14)
  to comply with the rules or regulations of any national securities exchange on which any of the South Dakota Mortgage Bonds may be listed; or

  (15)
  to modify the South Dakota Mortgage to increase the aggregate principal amount of South Dakota Mortgage Bonds which may be authenticated and delivered under the South Dakota Mortgage.

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the South Dakota Mortgage in such a way as to require changes to the South Dakota Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the South Dakota Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the South Dakota Mortgage, NorthWestern and the South Dakota Mortgage Trustee may, without the consent of any holders of South Dakota Mortgage Bonds, enter into one or more supplemental indentures to evidence or effect such amendment.

  Voting of South Dakota Mortgage Collateral Bonds

        The Trustee will, as the holder of South Dakota Mortgage Collateral Bonds delivered as the basis for the issuance of notes, attend such meetings of holders under the South Dakota Mortgage or deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. See "Description of Notes—Voting of Collateral Bonds," below.

  Waiver of Covenant Compliance

        The holders of at least a majority in aggregate principal amount of all South Dakota Mortgage Bonds may waive NorthWestern's obligations to comply with certain covenants, including NorthWestern's obligation to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance, make such recordings and filings as are necessary to protect the security of the holders of the South Dakota Mortgage Bonds and the rights of the South Dakota Mortgage Trustee and NorthWestern's obligations in connection with Transactions as described under "—Consolidation, Merger, Conveyance, Transfer or Lease" above, if in any such case such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of Outstanding South Dakota Mortgage Bonds of all affected series or tranches, considered as one class, may waive compliance with NorthWestern's obligation to maintain an office or agency where the South Dakota Mortgage Bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches if in any such case such waiver occurs before the time such compliance is required.

Events of Default

        Each of the following events constitutes an Event of Default under the South Dakota Mortgage:

  (1)
  failure to pay interest, if any, on any South Dakota Mortgage Bond within 60 days after the same becomes due;

  (2)
  failure to pay principal or premium, if any, on any South Dakota Mortgage Bond within 15 days after its due date;

  (3)
  failure to perform or breach of any covenant or warranty of NorthWestern in the South Dakota Mortgage (other than a covenant or a warranty a default in the performance of which or breach of which is dealt with elsewhere under this heading) for a period of 60 days after there has been given to NorthWestern by the South Dakota Mortgage Trustee, or to NorthWestern and the South Dakota Mortgage Trustee by the holders of at least 50% in principal amount of the South Dakota Mortgage Bonds then Outstanding, a written notice specifying such default or breach and requiring it to be remedied, unless the South Dakota Mortgage Trustee, or the South Dakota Mortgage Trustee and the holders of a principal amount of South Dakota Mortgage Bonds not less than the principal amount of South Dakota Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the South Dakota Mortgage Trustee, or the South Dakota Mortgage Trustee and the holders of such South Dakota Mortgage Bonds, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by NorthWestern within such period and is being diligently pursued;

  (4)
  certain events relating to reorganization, bankruptcy and insolvency of NorthWestern and appointment of a receiver or trustee for its property; and

  (5)
  the occurrence of any default or any other event under a Class A Mortgage, if the effect of such default or other event is to accelerate or to permit the acceleration of the maturity of any amount due under such Class A Mortgage; provided that the waiver or cure of such default or other event and the rescission and annulment of the consequences thereof will constitute a waiver of the corresponding Event of Default under the South Dakota Mortgage and a rescission and annulment of the consequences thereof.

  Notice of Default

        The South Dakota Mortgage Trustee is required to give the holders of the South Dakota Mortgage Bonds notice of any default under the South Dakota Mortgage to the extent required by the Trust Indenture Act (unless such default shall have been cured or waived), except that no such notice of a default of the character described in item (3) under "—Events of Default" above is to be given until at least 45 days after the occurrence thereof. The Trust Indenture Act currently permits the South Dakota Mortgage Trustee to withhold notices of default (except for certain payment defaults) if the South Dakota Mortgage Trustee in good faith determines the withholding of such notice to be in the interests of the holders of the South Dakota Mortgage Bonds.

Remedies

  Acceleration of Maturity

        If an Event of Default occurs and is continuing, the South Dakota Mortgage Trustee or the holders of not less than a majority in principal amount of the South Dakota Mortgage Bonds then Outstanding may declare the principal amount (or if the South Dakota Mortgage Bonds are Discount Bonds, the applicable portion thereof) of all of the South Dakota Mortgage Bonds, together with premium, if any, and accrued interest, if any, thereon, to be immediately due and payable.

  Rescission of Acceleration

        At any time after such declaration of the maturity of the South Dakota Mortgage Bonds then Outstanding, but before the sale of any of the South Dakota Mortgaged Property and before a judgment or decree for payment of money has been obtained by the South Dakota Mortgage Trustee, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

  (1)
  NorthWestern has paid or deposited with the South Dakota Mortgage Trustee a sum sufficient to pay:

            (a)   all overdue interest, if any, on all South Dakota Mortgage Bonds then Outstanding;

            (b)   the principal of and premium, if any, on any South Dakota Mortgage Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such South Dakota Mortgage Bonds; and

            (c)   all amounts due to the South Dakota Mortgage Trustee as compensation and reimbursement as provided in the South Dakota Mortgage; and

  (2)
  any other Event or Events of Default, other than the non-payment of the principal of South Dakota Mortgage Bonds which will have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the South Dakota Mortgage and described under "—Waiver of Past Defaults" below.

  Possession and Sale of South Dakota Mortgaged Property

        Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the South Dakota Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the South Dakota Mortgaged Property, and to sell the South Dakota Mortgaged

Property. The South Dakota Mortgage Trustee (if at the time such action shall be lawful) may sell at public auction all the South Dakota Mortgaged Property as an entirety, or in such parcels as the holders of a majority in aggregate principal amount of the South Dakota Mortgage Bonds then Outstanding may request in writing, or in the absence of such request, as the South Dakota Trustee may determine or may proceed to protect and enforce its rights and the rights of the holders of the South Dakota Mortgage Bonds by sale of the South Dakota Mortgaged Property pursuant to judicial proceedings or by a suit or proceeding to enforce the South Dakota Mortgage or for foreclosure of the South Dakota Mortgage. If the South Dakota Mortgaged Property is sold, whether pursuant to the power of sale granted to the South Dakota Mortgage Trustee under the South Dakota Mortgage or pursuant to judicial proceedings, the principal of the Outstanding South Dakota Mortgage Bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest.

        The proceeds of any sale of South Dakota Mortgaged Property by reason of the occurrence and continuance of an Event of Default, together with amounts collected by the South Dakota Mortgage Trustee by reason of the exercise of remedies and, under certain circumstances, any other amounts of cash then held by the South Dakota Mortgage Trustee as part of the South Dakota Mortgaged Property, shall be applied, as follows: (i) first—to the payment of all amounts due to the South Dakota Mortgage Trustee as compensation and reimbursement; (ii) second—to the payment in full of the amounts then due and unpaid for principal, premium and interest; and in case such proceeds shall be insufficient to pay in full all amounts then due and unpaid on the South Dakota Mortgage Bonds, then to the payment of such principal and interest, if any, without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, ratably according to the aggregate amount so due and unpaid, provided that any money collected by the South Dakota Mortgage Trustee as interest on Pledged Bonds or purchase money obligations or received by the South Dakota Mortgage Trustee after taking possession of the South Dakota Mortgaged Property will first be applied to the payment of interest so due; and (iii) third—any surplus remaining shall be paid to NorthWestern or to such other Person as is lawfully entitled to receive the same or as a court of competent jurisdiction may order.

  Right to Direct Proceedings

        If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the South Dakota Mortgage Bonds then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the South Dakota Mortgage Trustee or exercising any trust or power conferred on the South Dakota Mortgage Trustee, provided that (i) such direction (A) does not conflict with any rule of law or with the South Dakota Mortgage, and (B) could not involve the South Dakota Mortgage Trustee in personal liability in circumstances where indemnity would not, in the South Dakota Mortgage Trustee's sole discretion, be adequate, (ii) such direction is not unduly prejudicial to the rights of nonassenting holders of South Dakota Mortgage Bonds, and (iii) the South Dakota Mortgage Trustee may take any other action deemed proper by the South Dakota Mortgage Trustee which is not inconsistent with such direction.

  Waiver of Past Defaults

        Before any sale of any of the South Dakota Mortgaged Property and before the South Dakota Mortgage Trustee has obtained a judgment or decree for the payment of the money due on the South Dakota Mortgage Bonds, the holders of a majority in aggregate principal amount of the South Dakota Mortgage Bonds then Outstanding may waive any past default under the South Dakota Mortgage and its consequences, except

  (1)
  a default in the payment of the principal of or premium, if any, or interest, if any, on any Outstanding South Dakota Mortgage Bond, or

  (2)
  a default in respect of a covenant or provision which, in accordance with the South Dakota Mortgage and as described under "—Modification of South Dakota Mortgage—Modification Requiring Consent," cannot be amended or modified without the consent of the holder of each Outstanding South Dakota Mortgage Bond of any series or tranche affected by such amendment or modification.

        Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom will be deemed to have been cured, for every purpose of the South Dakota Mortgage, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

  Limitation on Right to Institute Proceedings

        No holder of South Dakota Mortgage Bonds will have any right to institute any proceeding, judicial or otherwise, for the exercise of any remedy under the South Dakota Mortgage, unless:

  (1)
  such holder has previously given to the South Dakota Mortgage Trustee written notice of a continuing Event of Default;

  (2)
  the holders of not less than a majority in aggregate principal amount of the South Dakota Mortgage Bonds then Outstanding have made written request to the South Dakota Mortgage Trustee to institute proceedings in respect of such Event of Default and have offered the South Dakota Mortgage Trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with such request; and

  (3)
  for 60 days after receipt of such notice, the South Dakota Mortgage Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the South Dakota Mortgage Trustee during such 60-day period by the holders of a majority in aggregate principal amount of South Dakota Mortgage Bonds then Outstanding.

        Furthermore, no holder of South Dakota Mortgage Bonds will be entitled to institute any such action:

  (1)
  if and to the extent that such action would affect, disturb or prejudice the rights of any other holders of South Dakota Mortgage Bonds

  (2)
  to obtain priority or preference over any other holder of South Dakota Mortgage Bonds, or

  (3)
  to enforce any right under the South Dakota Mortgage except in the manner provided therein and for the equal and ratable benefit of all holders of Outstanding South Dakota Mortgage Bonds.

  Undertaking for Costs

        The holder of each South Dakota Mortgage Bond is deemed to have agreed that, in any suit for the enforcement of any right or remedy under the South Dakota Mortgage, or in any suit against the South Dakota Mortgage Trustee for any action taken, suffered or omitted by it as trustee under the South Dakota Mortgage, the court may, in its discretion,

  (1)
  require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and

  (2)
  assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant;

provided that the foregoing does not apply to any suit instituted by NorthWestern, or to any suit instituted by the South Dakota Mortgage Trustee, or to any suit instituted by any holder, or group of holders, of South Dakota Mortgage Bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the South Dakota Mortgage Bonds then Outstanding, or to any suit instituted by any holder of any South Dakota Mortgage Bonds for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any South Dakota Mortgage Bond on or after the stated due date thereof.

  No Impairment of Right to Receive Payment

        Notwithstanding any other provision of the South Dakota Mortgage, each holder of a South Dakota Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal and premium, if any, and interest, if any, on such South Dakota Mortgage Bond when due and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such holder.

  Indemnification of South Dakota Mortgage Trustee

        As a condition precedent to certain actions by the South Dakota Mortgage Trustee in the enforcement of the lien of the South Dakota Mortgage and institution of action on the South Dakota Mortgage Bonds, the South Dakota Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith.

  Additional Remedies

        In addition to every other right and remedy provided in the South Dakota Mortgage, the South Dakota Mortgage Trustee may exercise any right or remedy available to the South Dakota Mortgage Trustee in its capacity as owner and holder of Pledged Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default under the Mortgage has occurred and is continuing.

  Remedies Limited by State Law

        The laws of the various states in which the South Dakota Mortgaged Property is located may limit or deny the ability of the South Dakota Mortgage Trustee or security holders to enforce certain rights and remedies provided in the South Dakota Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the South Dakota Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

Resignation or Removal of South Dakota Mortgage Trustee

        The South Dakota Trustee may:

  (1)
  resign at any time by giving written notice to NorthWestern;

  (2)
  may be removed at any time by Act of the holders of a majority in principal amount of the South Dakota Mortgage Bonds then Outstanding by notice to the South Dakota Trustee and NorthWestern; and

  (3)
  may be removed by NorthWestern or by a court of competent jurisdiction following petition to such court by a holder of South Dakota Mortgage Bonds that has been a bona fide holder of South Dakota Mortgage Bonds for at least six months, if (A) the South Dakota Mortgage Trustee has failed to eliminate any conflict of interest (within the meaning of the Trust Indenture Act) which it has or to resign (to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act) after request by NorthWestern or any such holder of South Dakota Mortgage Bonds, (B) the South Dakota Mortgage Trustee has ceased to be eligible to be the trustee under the South Dakota Mortgage (in accordance with the eligibility criteria contained in the South Dakota Mortgage) and has failed to resign after request by NorthWestern or any such holder of South Dakota Mortgage Bonds, or (C) the South Dakota Mortgage Trustee has become incapable of acting or one of a number of specified events, relating to the bankruptcy, insolvency, rehabilitation, conservation or liquidation of the South Dakota Mortgage Trustee or its property, has occurred.

        If the South Dakota Mortgage Trustee resigns, is removed, becomes incapable of acting or a vacancy otherwise exists in the office of the South Dakota Mortgage Trustee (other than as described in (3) of the next preceding paragraph), NorthWestern is required to appoint a successor trustee. If, within one year after the resignation, removal, incapability or vacancy, the holders of a majority in principal amount of the South Dakota Mortgage Bonds then Outstanding appoint a successor trustee (and such successor trustee accepts such appointment), the successor trustee so appointed by such holders of South Dakota Mortgage Bonds will become successor trustee and will supersede the successor trustee appointed by NorthWestern. If no successor trustee has been appointed by NorthWestern or the holders of South Dakota Mortgage Bonds (as described in this paragraph), any holder of South Dakota Mortgage Bonds that has been a bona fide holder of South Dakota Mortgage Bonds for at least six months may petition a court of competent jurisdiction for the appointment of a successor trustee.

        No resignation or removal of the South Dakota Mortgage Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the South Dakota Mortgage.

Evidence of Compliance

        Compliance with South Dakota Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the Trust Indenture Act currently requires that NorthWestern give the South Dakota Mortgage Trustee, not less often than annually, a brief statement as to NorthWestern's compliance with the conditions and covenants under the South Dakota Mortgage.

Governing Law

        The South Dakota Mortgage and South Dakota Mortgage Bonds provide that they are to be governed by and construed in accordance with the laws of the State of South Dakota, except where otherwise required by law.

Defeasance and Discharge

        Any South Dakota Mortgage Bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the South Dakota Mortgage, and the entire indebtedness of NorthWestern in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the South Dakota Mortgage Trustee, in trust: (i) money (including Funded Cash) in the amount which will be sufficient, or (ii) in the case of a deposit made prior to maturity of such South Dakota Mortgage Bonds, Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or (iii) a combination of (i) and (ii) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such South Dakota Mortgage Bond or portion thereof. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

        NorthWestern may not effect a defeasance as described above unless NorthWestern delivers to the South Dakota Mortgage Trustee an opinion of counsel to the effect that the holders of the affected notes (i) will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and (ii) will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

        The South Dakota Mortgage will be deemed to be satisfied and discharged upon request of NorthWestern at any time when no South Dakota Mortgage Bonds are Outstanding (within the meaning of the South Dakota Mortgage) and NorthWestern has paid all sums payable under the South Dakota Mortgage (other than debt service on South Dakota Mortgage Bonds).

DESCRIPTION OF NOTES

        The original notes were, and the new notes will be, issued under an indenture, dated as of November 1, 2004, between NorthWestern and U.S. Bank National Association, as trustee, as supplemented by a first supplemental indenture, dated as of November 1, 2004, between NorthWestern and the trustee. We refer to the indenture, as so supplemented, as the indenture. In this section, unless otherwise indicated, references to NorthWestern do not include its subsidiaries.

        The form and terms of the new notes are the same in all material respects as the form and terms of the original notes, except that the new notes will have been registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. The original notes have not been registered under the Securities Act of 1933 and are subject to certain transfer restrictions.

        The following summary highlights certain material terms of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of certain terms used below. The indenture is by its terms subject to and governed by the Trust Indenture Act of 1939. Copies of the indenture are available at the corporate trust office of the trustee.

General

        The original notes are, and the new notes will be, senior secured obligations of NorthWestern, issued as a series as provided under the indenture. The original notes were initially issued in an aggregate principal amount of $225,000,000.

        The notes will, unless earlier redeemed, mature and become due and payable together with any accrued and unpaid interest thereon, on November 1, 2014. The notes are not subject to any sinking fund provision. The original notes were, and the new notes will be, made available for purchase in denominations of $1,000 and any integral multiple thereof.

        The indenture provides for the issuance thereunder of multiple series of debt securities, in addition to the notes. The notes and all other debt securities issued under the indenture are sometimes collectively referred to herein as the indenture securities.

Payment of Principal and Interest

        The notes will bear interest from November 1, 2004 at a rate of 5.875% per annum until the principal amount thereof is paid or made available for payment. NorthWestern will pay interest on the notes semi-annually in cash on May 1 and November 1 of each year, commencing on May 1, 2005. Interest on each note will be paid to the person in whose name such note is registered as of the close of business on the April 15 or October 15 next preceding each such Interest Payment Date, except that interest payable at maturity, whether at stated maturity, upon redemption or otherwise, which we refer to as the Maturity, will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any note, such defaulted interest may be payable to the holder of such note as of the close of business on a date selected by the trustee which is not more than 15 days and not less than 10 days prior to the date proposed by NorthWestern for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such note may be listed, if the trustee deems such manner of payment practicable. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        So long as the notes are held in book-entry form and the Depositary is the registered owner of any global note, the Depositary, or its nominee, as the case may be, will be considered the sole holder of the book-entry notes represented by such global note for all purposes under the indenture, including payments. Accordingly, so long as the Depositary is the registered owner of any global note, payments of principal and any premium and interest on the book-entry notes represented by such global note will be made as described below under "—Book-Entry, Delivery and Form."

        Except as described above, NorthWestern will pay interest on the notes (other than interest payable at Maturity) by check mailed to the holders of the notes entitled thereto at their address set forth in the security register, provided however, that if NorthWestern has received wire transfer instructions in writing from a holder of notes not less than ten business days prior to the applicable interest payment date, NorthWestern will pay interest on that holder's notes, other than interest payable at Maturity, in accordance with those instructions. Any such wire transfer instructions received by NorthWestern will remain in effect until revoked by such holder.

        NorthWestern will pay the principal of and premium, if any, and interest on the notes at Maturity upon presentation of the notes at the corporate trust office of the trustee in New York, New York, as paying agent for NorthWestern. NorthWestern may change, may appoint one or more additional paying agents (including NorthWestern) and may remove any paying agent, all at its discretion.

Registration and Transfer

        Holders may register the transfer of notes, and may exchange notes for other notes of authorized denominations having the same aggregate principal amount, at the corporate trust office of the Trustee in New York, New York, as security registrar. NorthWestern may change the place for registration of transfer and exchange of the notes and may designate one or more additional places for such registration and exchange, all at its discretion. No service charge will be made for any transfer or exchange of the notes, but NorthWestern may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the notes. NorthWestern will not be required to execute or to provide for the registration of transfer of or the exchange of (a) any note during a period of 15 days prior to giving any notice of redemption or (b) any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

Security

  General

        The indenture does not constitute a mortgage or other lien on properties of NorthWestern. Instead, as described below, the Trustee will hold, for the benefit of the holders of the notes of each series of indenture securities, series of first mortgage bonds, as described below, equal in aggregate principal amount to the aggregate principal amount of the indenture securities of such series.

        The notes are secured by two series of first mortgage bonds issued under the Company's existing first mortgage indentures, as described below, equal in aggregate principal amount to the aggregate principal amount of the notes. The first mortgage bonds securing the notes have been delivered to the Trustee and consist of:

  •
  one series of first mortgage bonds of $161.0 million aggregate principal amount issued under NorthWestern's Mortgage and Deed of Trust, dated as of October 1, 1945, with The Bank of New York, as successor corporate trustee and an officer of The Bank of New York, as successor individual trustee (the "Montana Mortgage Trustees," and such indenture as amended and supplemented from time to time, the "Montana Mortgage"), which, subject to certain exceptions, constitutes a first mortgage lien on NorthWestern's utility properties in Montana and Wyoming; and

  •
  one series of first mortgage bonds of $64.0 million aggregate principal amount issued under NorthWestern's General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, with JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National

    Association)), as trustee (the "South Dakota Mortgage Trustee," and such indenture as amended and supplemented from time to time, the "South Dakota Mortgage"), which, subject to certain exceptions, constitutes a first lien on NorthWestern's utility properties in South Dakota, Nebraska, Iowa and North Dakota.

        When we refer to a "Mortgage," we mean the Montana Mortgage or the South Dakota Mortgage, and when we refer to "first mortgage bonds" we mean bonds or other obligations now or hereafter issued under either Mortgage. First mortgage bonds issued under the Montana Mortgage are sometimes referred to in this prospectus as "Montana Mortgage Bonds," and first mortgage bonds issued under the South Dakota Mortgage are sometimes referred to herein as "South Dakota Mortgage Bonds."

  Delivery of Collateral Bonds

        Simultaneously with the issuance of the original notes, we issued and delivered to the Trustee, for the benefit of the holders of the notes, a series of Montana Mortgage Bonds in the aggregate principal amount of $161.0 million, and a series of South Dakota Mortgage Bonds in the aggregate principal amount of $64.0 million. These first mortgage bonds are registered in the name of the Trustee and:

  •
  have a stated maturity date that is the same as the stated maturity date of the notes,

  •
  bear an interest rate equal to the interest rate borne by the notes,

  •
  have interest payment dates that are the same as the interest payment dates for the notes,

  •
  have redemption provisions which correspond to redemption provisions in the notes, and provisions providing for the mandatory redemption of such first mortgage bonds upon an acceleration of the notes pursuant to the indenture; and

  •
  conform, in all other material respects, as nearly as is practicable to the terms of the notes.

        We sometimes refer to the first mortgage bonds to be delivered to the Trustee as security for the notes as "collateral bonds."

        The collateral bonds delivered to the Trustee have been registered in the name of the Trustee and are owned and held by the Trustee, subject to the provisions of the indenture, for the equal and proportionate benefit and security of the holders from time to time of the notes, and serve as security for:

  •
  the full and prompt payment of the principal of and premium, if any, on the notes when and as the same shall become due in accordance with the terms and provisions of the notes and the indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise, and

  •
  the full and prompt payment of interest on the notes when and as the same shall become due in accordance with the terms and provisions of the notes and the indenture.

        Each series of indenture securities other than the notes will be secured by other series of first mortgage bonds issued under the Montana Mortgage and/or the South Dakota Mortgage.

  Payment of Principal, Premium and Interest on Collateral Bonds

        Payments of principal of, premium (if any) or interest that become due on the collateral bonds on any day will correspond to, and be equal in aggregate amount to, a single payment of principal of, premium (if any) or interest that becomes due on the notes on such day. The portions of the debt service payment due on the notes on a particular day that are payable under, and secured by, the respective collateral bonds outstanding under the respective Mortgages will be determined pro rata in the proportion that the principal amount of collateral bonds then outstanding under each Mortgage bears to the principal amount of collateral bonds then outstanding under both mortgages (referred to as the "pro rata basis").

        The payment by NorthWestern of the principal of, premium (if any) or interest that is payable on the notes on any day will, to the extent thereof (and on the pro rata basis), be deemed to satisfy and discharge the obligation of NorthWestern to make the corresponding payments of principal of, premium (if any) or interest that are payable on the collateral bonds on such day. Absent advice to the contrary from the Trustee for the notes, the trustees under the Mortgages will assume payments on the collateral bonds have been satisfied from payments on the notes.

        Any payment of principal of or premium (if any) or interest on the collateral bonds (other than by crediting corresponding payments by NorthWestern on the notes) will be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the notes which is then due and, to the extent of such payment, the obligation of NorthWestern under the indenture to make such payment in respect of the notes will be deemed satisfied and discharged. If, at the time of any such payment of principal of collateral bonds, there is no principal then due in respect of the notes, such payment will be held by the Trustee, in trust, and applied to the payment of the principal of an equal principal amount of notes at Maturity. Pending such application, the proceeds of such payment will be invested, at the direction of NorthWestern, in Cash Equivalents. If, at the time of any such payment of premium or interest on collateral bonds, there is no premium or interest then due in respect of the notes, such payment will be remitted to NorthWestern at its request, unless an Event of Default has occurred and is continuing, in which case, such payment will be held by the Trustee until such Event of Default is cured or waived.

  Voting of Collateral Bonds

        The indenture provides that the Trustee will, as the holder of collateral bonds outstanding under each Mortgage, attend such meetings of holders of bonds under each Mortgage or deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. The indenture provides that, so long as no Event of Default as defined in the indenture has occurred and is continuing, the trustee will, as holder of collateral bonds outstanding under each Mortgage, vote, or consent with respect to, such collateral bonds proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under such Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered to the Trustee; provided, however, that the Trustee will not vote in favor of, or consent to, any amendment or modification of a Mortgage which, if it were an amendment or modification of the indenture, would require the consent of holders of indenture securities as described under "Modification of Indenture—Modifications Requiring Consent," without the prior consent of holders of indenture securities which would be required for such an amendment or modification of the indenture; and provided further, however, that no vote of the Trustee or consent of the holders of notes will be required to take the action necessary to effect the amendments to the Montana Mortgage that are described under "Description of the Montana Mortgage Collateral Bonds" in the third paragraph under "—Security—Excepted Property" and in the second paragraph under "Modification of Montana Mortgage—Modifications Without Consent."

  Surrender of Collateral Bonds

        The Trustee may not sell, assign or otherwise transfer any collateral bonds except to a successor trustee under the indenture and except as described in the next paragraph below.

        At the time any notes cease to be outstanding, in whole or in part (whether by reason of payment, redemption, purchase, defeasance or otherwise), and upon the satisfaction of certain conditions, the

Trustee will surrender to, or upon the order of, NorthWestern an equal principal amount of such collateral bonds.

        NorthWestern may not cause the Trustee to surrender collateral bonds if, after such surrender, the aggregate outstanding principal amount of collateral bonds held by the Trustee would be less than the aggregate outstanding principal amount of notes (or if the principal amount of collateral bonds outstanding under the respective Mortgages would be other than on the same pro rata basis as prior to such surrender).

  Grant of Lien

        If, notwithstanding the intention that the First Mortgage Bonds be owned by the Trustee, it is finally determined by an appropriate court that NorthWestern has any interest in any collateral bonds (other than as the payor of, and the obligor on, such collateral bonds), NorthWestern has granted to the Trustee a lien on, and a security interest, in such interest of NorthWestern in such First Mortgage Bonds and all proceeds thereof.

  No Modification of First Mortgage Bonds by Indenture

        The rights, powers, obligations and duties of NorthWestern and the trustees under the Mortgages and the first mortgage bonds are governed exclusively by the terms thereof; and nothing in the indenture constitutes an amendment or modification of any term or provision of the Mortgages or the first mortgage bonds, or creates any obligation of NorthWestern under or in respect of the first mortgage bonds (except to the extent of an express covenant of NorthWestern contained in the indenture) or any right of the trustee under the indenture with respect to the Mortgages or the first mortgage bonds (except as the owner and holder of first mortgage bonds delivered to and held by the trustee under the indenture or, in the circumstances described above, as the holder of a Lien on NorthWestern's interest in such first mortgage bonds).

Redemption

  Optional Redemption

        At any time prior to November 1, 2007, NorthWestern may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of the original notes, and/or new notes, as the case may be, at a redemption price of 105.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock) or as a capital contribution from one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of original notes, and/or new notes, as the case may be, issued under the indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by NorthWestern and its subsidiaries); and

  (2)
  the redemption must occur within 60 days of the date of the closing of such Equity Offering.

        Other than as described above, the notes will not be redeemable at the option of the Company prior to November 1, 2009. On and after that date NorthWestern may redeem all or part of the notes upon not less than 30 nor more than 60 days' notice (as provided in the indenture), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any to the date fixed for redemption on the notes redeemed, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2009	102.938%
2010	101.958%
2011	100.979%
2012 and thereafter	100.000%

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 principal amount or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes under the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the notes or portions of them called for redemption.

  Mandatory Redemption

        The notes will not be subject to any sinking fund or other mandatory redemption provisions.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require NorthWestern to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, NorthWestern will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase. Within 20 days following any Change of Control, NorthWestern will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        On the Change of Control Payment Date, NorthWestern will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of notes or portions of notes being purchased by NorthWestern.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        NorthWestern will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require NorthWestern to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that NorthWestern repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        NorthWestern will not be required to make a Change of Control Offer upon a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by NorthWestern and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (b) notice of redemption has been given pursuant to the indenture as described above under the caption "Redemption—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of NorthWestern and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require NorthWestern to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NorthWestern and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  NorthWestern (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by NorthWestern or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities of NorthWestern or any Restricted Subsidiary, as shown on NorthWestern's or such Restricted Subsidiary's most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NorthWestern or such Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by NorthWestern or any such Restricted Subsidiary from such transferee that are converted by NorthWestern or such Restricted Subsidiary into cash within 90 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion; and

            (c)   any consideration in the form of readily marketable securities.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, NorthWestern may apply those Net Proceeds at its option:

  (1)
  to repay secured Indebtedness of NorthWestern or any Restricted Subsidiary, including Senior Secured Debt under a Credit Facility; provided that such Indebtedness is not Subordinated Indebtedness;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged primarily in a Permitted Business;

  (3)
  in the case of the sale of assets subject to the Lien of a Mortgage, if required by the terms of such Mortgage, to deposit such Net Proceeds with the trustee under such Mortgage, including, without limitation, for purposes of obtaining the release of such assets from such Lien as a condition to such sale; except that if such Net Proceeds are subsequently withdrawn by NorthWestern, such Net Proceeds shall, as of the date of such withdrawal, not be considered applied or invested as provided in this clause (3) for purposes of determining the amount of "Excess Proceeds" as described below (but if applied as provided in clauses (1), (2), (4), (5) or (6) hereof, such Net Proceeds shall not be considered "Excess Proceeds," it being understood that Net Proceeds will be deemed to have been so applied if and to the extent withdrawn from a Mortgage on the basis of property additions acquired within 365 days of such withdrawal by Northwestern (i) other than property additions made in the ordinary course of business or (ii) property additions made specifically for the purpose of obtaining such withdrawal);

  (4)
  to make a capital expenditure in connection with a Permitted Business;

  (5)
  to acquire other long-term assets that are used or useful in a Permitted Business; or

  (6)
  any combination of the foregoing.

        Pending the final application of any Net Proceeds, NorthWestern may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $30.0 million, NorthWestern will make an Asset Sale Offer to all holders of notes and, if applicable, all holders of Indebtedness (other than Subordinated Indebtedness) containing provisions similar to those described herein with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and any such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, NorthWestern may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other such Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Indebtedness to be purchased (i) on a pro rata basis, or (ii) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of NorthWestern and its Restricted Subsidiaries taken as a whole, such transaction will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and the provisions described below under the caption "—Consolidation, Merger, Transfer of Assets" and not by the provisions of the Asset Sale covenant.

  Compliance with Laws and Other Agreements

        NorthWestern will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control or pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, NorthWestern will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        Current and future agreements governing NorthWestern's Indebtedness, including one or more Credit Facilities, may prohibit NorthWestern from purchasing any notes in the event of a Change of Control or pursuant to the Asset Sale provision described above, and may also provide that a Change of Control or Asset Sale Offer could constitute a default or require prepayment of such other Indebtedness. The exercise by the holders of the notes of their right to require NorthWestern to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial or other effect of such repurchases on NorthWestern. In the event a Change of Control or Asset Sale occurs at a time when NorthWestern's other Indebtedness prohibits NorthWestern from purchasing notes, NorthWestern could seek the consent of the holders of such other Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibitions. If NorthWestern does not obtain a consent or repay those borrowings, NorthWestern will remain prohibited from purchasing notes. In that case, NorthWestern's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, likely constitute a default under other Indebtedness. Finally, NorthWestern's ability to pay cash to the holders of notes upon a repurchase may be limited by NorthWestern's financial resources at such time. See "Risk Factors."

Certain Covenants

        The terms of the notes include the covenants described below. These covenants will apply unless the holders of a majority in principal amount of the notes offered hereby consent otherwise and will remain in effect (unless terminated as described below) only so long as any of these notes are outstanding:

  Restricted Payments

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of NorthWestern's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NorthWestern or any of its Restricted Subsidiaries) or to the direct or indirect holders of NorthWestern's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified

    Stock) of NorthWestern or dividends, payments or distributions payable to NorthWestern or a Restricted Subsidiary of NorthWestern);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving NorthWestern) any Equity Interests of NorthWestern (other than any such Equity Interests owned by NorthWestern or any Restricted Subsidiary);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than intercompany Indebtedness between or among NorthWestern and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) a payment, purchase, redemption, defeasance, acquisition or retirement, in each case due within one year of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  NorthWestern would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NorthWestern and its Restricted Subsidiaries after January 1, 2005 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication of:

            (a)   up to 50% of Excess Cash Flow generated since January 1, 2005 to the most recently ended fiscal quarter for which internal financial statements are available, plus

            (b)   100% of the aggregate net cash proceeds received by NorthWestern from January 1, 2005 as a contribution to its common equity capital or from the issue or sale of Equity Interests of NorthWestern (other than Disqualified Stock and other than sales to a Restricted Subsidiary of NorthWestern) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of NorthWestern that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of NorthWestern); plus

            (c)   100% of the aggregate net cash proceeds received upon the sale or other disposition of any Restricted Investment made since the date of the indenture; plus the net reduction in Restricted Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the date of the indenture, in each case to NorthWestern or any Restricted Subsidiary from such person; plus to the extent that the ability to make Restricted Payments was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to NorthWestern's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted

    Subsidiary; provided, in each case, that the foregoing may not exceed, in the aggregate, the amount of all Investments which previously reduced the ability to make Restricted Payments, plus

            (d)   50% of any cash dividends received by NorthWestern or a Restricted Subsidiary of NorthWestern after the date of the indenture from an Unrestricted Subsidiary of NorthWestern, to the extent that such dividends were not otherwise included in Consolidated Net Income of NorthWestern for such period.

The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of NorthWestern or of any Equity Interests of NorthWestern or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of NorthWestern) of, Equity Interests of NorthWestern (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of NorthWestern with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or other payment or distribution by a Restricted Subsidiary of NorthWestern to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NorthWestern or any Restricted Subsidiary held by any current or former officer, director or employee of NorthWestern (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement, severance agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

  (6)
  the repurchase of Equity Interests upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; provided that the aggregate price paid for all such repurchased Equity Interests may not exceed $5.0 million in any twelve-month period;

  (7)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of NorthWestern or any of its Restricted Subsidiaries or preferred stock of its Restricted Subsidiaries issued in accordance with the terms of the indenture;

  (8)
  the declaration and payment of regular quarterly cash dividends in respect of NorthWestern's common stock in an aggregate amount not to exceed $8.0 million during the fourth quarter of the fiscal year 2004;

  (9)
  payments, not to exceed $1.0 million in the aggregate since the date of the indenture, to holders of NorthWestern's Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

  (10)
  the consummation of the transactions or the making of any payment specifically provided for, or required by, in the Plan of Reorganization;

  (11)
  the purchase, redemption, acquisition, cancellation or other retirements for a nominal value per right of any rights granted to all the holders of Capital Stock of NorthWestern pursuant to any shareholder's rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors of NorthWestern);

  (12)
  other Restricted Payments from and after January 1, 2005 in an aggregate amount not to exceed $60.0 million;

provided that, with respect to clauses (5), (7), (8) and (12) above, no Default or Event of Default shall have occurred or is continuing, or would be caused by such transaction.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NorthWestern or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee; except that, if such Fair Market Value is less than $35 million, then such Fair Market Value may be determined by the Chief Financial Officer of NorthWestern instead of by the Board of Directors.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and NorthWestern will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that NorthWestern may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for NorthWestern's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries pursuant to this clause (1) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NorthWestern and its Restricted Subsidiaries thereunder), and/or pursuant to any Permitted Receivables Transactions (including any Receivables Facility Attributed Indebtedness), in an aggregate principal amount at any one time outstanding not to exceed $350.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by NorthWestern or any of its Restricted Subsidiaries since the date of the indenture to repay any term or revolving Indebtedness under a Credit Facility, in each case pursuant to clause (1) in the second paragraph of the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;" provided, however, that the aggregate amount permitted to be incurred under this clause (1) shall in no event be reduced to below $150.0 million;

  (2)
  the incurrence by NorthWestern and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by NorthWestern of Indebtedness represented by the notes to be issued on the original issue date of the notes (and any related exchange notes to be issued pursuant to the registration rights agreement);

  (4)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used in the business of NorthWestern or its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $50.0 million at any time outstanding;

  (5)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was incurred as permitted under the first paragraph of this covenant or clauses (2), (3), (4), (17) or (18) of this paragraph;

  (6)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NorthWestern or any of its Restricted Subsidiaries; provided, however, that:

            (a)   if NorthWestern is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NorthWestern or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either NorthWestern or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by NorthWestern or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Hedging Obligations;

  (8)
  the guarantee by NorthWestern or any Restricted Subsidiary of Indebtedness of NorthWestern or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that in the event the Indebtedness that is being guaranteed is subordinated in right of payment to the notes, then the guarantee of the Indebtedness shall be subordinated in right of payment to the notes;

  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of NorthWestern as accrued;

  (10)
  the issuance by any of NorthWestern's Restricted Subsidiaries to NorthWestern or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than NorthWestern or a Restricted Subsidiary of NorthWestern; and

            (b)   any sale or other transfer of any such preferred stock to a Person that is not either NorthWestern or a Restricted Subsidiary of NorthWestern; will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (10);

  (11)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances and bid, performance and surety bonds, in each case in the ordinary course of business, including guarantees or obligations of NorthWestern or any Restricted Subsidiary thereof with respect to letters of credit, issued in the ordinary course of business, supporting such obligations;

  (12)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 5 business days;

  (13)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Indebtedness that may be deemed to arise as a result of agreements of NorthWestern or any Restricted Subsidiary, providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interest of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by NorthWestern and/or such Subsidiary in connection with all such dispositions;

  (14)
  the incurrence by NorthWestern or any Restricted Subsidiary of NorthWestern of Indebtedness represented by letters of credit, guarantees of Indebtedness or other similar instruments to the extent (a) such instruments are cash collateralized and (b) NorthWestern or such Restricted Subsidiary would have been permitted to expend the funds used to cash collateralize such instrument directly under the terms of the indenture;

  (15)
  the incurrence by NorthWestern or any of its Restricted Subsidiaries of Indebtedness in connection with the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business;

  (16)
  the incurrence of Indebtedness by NorthWestern or any of its Restricted Subsidiaries in the form of loans from an insurance company or insurance premium finance company to finance all or any portion of the premium of any insurance policy maintained by NorthWestern or any of its Restricted Subsidiaries, so long as such insurance policy is written in the ordinary course of business and names NorthWestern or any of its Restricted Subsidiaries as a named beneficiary thereunder;

  (17)
  the incurrence of Indebtedness by NorthWestern or any Restricted Subsidiary in connection with or related to the financing of the acquisition by NorthWestern or any Restricted Subsidiary of NorthWestern's existing undivided leasehold interest in Colstrip IV, including the assumption of any Indebtedness associated with such interest;

  (18)
  the incurrence by NorthWestern or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $40.0 million at any time outstanding.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant:

  (1)
  in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, NorthWestern will be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; and

  (2)
  for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

  Liens

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to NorthWestern or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to NorthWestern or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to NorthWestern or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to NorthWestern or any of its Restricted Subsidiaries.

        However, the preceding restrictions applicable to dividends and other payment restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and Credit Facilities as in effect on the original issue date of the notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements and other customary encumbrances and restrictions existing on or after the original issue date of the notes that are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the original issue date of the notes; provided that the application of such restrictions or encumbrances to additional Restricted Subsidiaries not subject thereto on the original issue date of the notes shall not be deemed to make such restrictions more restrictive;

  (2)
  the indenture, the Mortgages, the notes, the collateral bonds and the exchange notes;

  (3)
  applicable law (including, without limitation, rules, regulations and agreements with regulatory authorities) or any order issued, pursuant to a federal, state or local statute or any order by or agreement with any court or governmental agency or body having jurisdiction over NorthWestern or any of its Subsidiaries or any of their respective properties;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by NorthWestern or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary encumbrances and restrictions (including, without limitation, net worth restrictions, restrictions on transfer, non-assignment provisions or subletting provisions) contained in contracts, leases, permits, licenses and other agreements entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions prohibiting or limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale-leaseback agreements and other similar agreements entered into in the ordinary course of business; provided that such prohibitions or limitations are applicable only to the assets that are subject to such agreement;

  (11)
  any Indebtedness or contractual requirements incurred with respect to a Permitted Receivables Transaction relating exclusively to a Receivables SPV that, in the good faith determination of the Board of Directors of NorthWestern, are necessary to effect such Permitted Receivables Transaction;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (13)
  Indebtedness of a Restricted Subsidiary of NorthWestern existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by NorthWestern;

  (14)
  with respect to clause (3) of the first paragraph of this covenant only, restrictions encumbering property at the time such property was acquired by NorthWestern or any of its Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

  (15)
  an agreement governing Indebtedness permitted to be incurred pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that the provisions relating to such encumbrances or restrictions contained in such Indebtedness, taken as a whole, are not materially more restrictive than those contained in the indenture governing the notes;

  (16)
  encumbrances or restrictions on Excluded Assets; and

  (17)
  any encumbrance or restriction of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

  Transactions with Affiliates

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable (as reasonably determined in good faith by NorthWestern) to NorthWestern or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NorthWestern or such Restricted Subsidiary with an unrelated third party; and

  (2)
  NorthWestern delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to NorthWestern or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, directors' letter, employment benefit plan, officer and director indemnification agreement or similar agreement entered into by NorthWestern or any of its

    Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors in good faith;

  (2)
  transactions between or among NorthWestern and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of NorthWestern solely because NorthWestern or a Restricted Subsidiary owns or controls, directly or indirectly, an Equity Interest in such Person;

  (4)
  payment of reasonable directors' fees to Persons who are not otherwise Affiliates of NorthWestern;

  (5)
  issuances of Equity Interests (other than Disqualified Stock) to Affiliates of NorthWestern or its Restricted Subsidiaries;

  (6)
  Permitted Investments pursuant to the indenture and Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

  (7)
  fees, compensation and advances paid to and indemnity provided on behalf of directors, officers, employees or consultants of NorthWestern or any Restricted Subsidiary of NorthWestern in the ordinary course of business;

  (8)
  transactions pursuant to any agreement in effect on the date of the indenture as the same may be amended from time to time in any manner not materially less favorable to the holders of the notes;

  (9)
  loans or advances to officers, directors and employees of NorthWestern or any Restricted Subsidiary made in the ordinary course of business, and in compliance with applicable law in an aggregate amount not to exceed $5.0 million outstanding at any one time;

  (10)
  sales or other transfers or dispositions of accounts receivable and other related assets in a Permitted Receivables Transaction, and acquisitions of Permitted Investments in connection with a Permitted Receivables Transaction and other transactions contemplated by the associated Receivables Purchase Documents;

  (11)
  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture that are fair to NorthWestern and its Restricted Subsidiaries, in the reasonable determination of NorthWestern, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

  (12)
  any repurchase, redemption or other retirement of Capital Stock of NorthWestern held by employees of NorthWestern or any of its Subsidiaries at a price not in excess of the Fair Market Value thereof and, if greater than $5.0 million, approved by the Board of Directors;

  (13)
  the transactions or payments specifically provided for in, or required by, the Plan of Reorganization and the payment of all fees and expenses related thereto; and

  (14)
  any agreement to do any of the activities described in clauses (1) through (13) of this paragraph.

  Business Activities

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to NorthWestern and its Subsidiaries taken as a whole.

  Sale and Leaseback Transactions

        NorthWestern will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that NorthWestern or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  NorthWestern or that Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an officer's certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and NorthWestern applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Payments for Consent

        NorthWestern will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by NorthWestern and its Restricted Subsidiaries in the Subsidiary so properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments as determined by NorthWestern. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of NorthWestern may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that no Default or Event of Default would be in existence following such redesignation.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, NorthWestern will furnish to the trustee, within the time periods specified in the Commission's rules and regulations (as if required):

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if NorthWestern were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if NorthWestern were required to file such reports.

        In addition, whether or not required by the Commission, NorthWestern will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, NorthWestern has agreed that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger, Transfer of Assets

        NorthWestern may not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, the properties of NorthWestern and its Restricted Subsidiaries, taken as a whole, as or substantially as an entirety, to any Person, in one or more related transactions, unless

  (1)
  the Person formed by such consolidation or into which NorthWestern is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties of NorthWestern and its Restricted Subsidiaries, taken as a whole, as or substantially as an entirety, shall be (a) a corporation organized or existing under the laws of the United States, any State or Territory thereof or the District of Columbia, or (b) a partnership or limited liability company organized or existing under the laws of the United States, any State or Territory thereof or the District of Columbia, in either case, that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any State or Territory thereof or the District of Columbia, which corporation becomes a co-issuer of the notes pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; and in the case of either (a) or (b), above, shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding indenture securities and the performance and observance of every covenant and condition of the indenture to be performed or observed by NorthWestern;

  (2)
  immediately before and after giving effect to such transaction or, series of related transactions, no Default or Event of Default will occur or be continuing; and

  (3)
  NorthWestern or the Person formed by or surviving any such consolidation or merger (if other than NorthWestern), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness, either pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or because the Rating Condition is then satisfied.

        The requirement described in clause (3) above will not apply to:

          (a)   a merger of NorthWestern with an Affiliate solely for the purpose of reincorporating NorthWestern in another jurisdiction;

          (b)   any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among NorthWestern and its Restricted Subsidiaries; or

          (c)   any sale, transfer, assignment, conveyance, lease or other disposition of Excluded Assets.

        The indenture does not prevent or restrict:

  (1)
  any conveyance or other transfer, or lease, of any part of NorthWestern's properties which does not constitute the entirety, or substantially the entirety, thereof, except as described above in "—Repurchase at the Option of the Holders—Asset Sales"; or

  (2)
  any consolidation or merger with another Person where NorthWestern is the surviving corporation or any conveyance, or other transfer, or lease of properties of any Restricted Subsidiaries to NorthWestern.

        The entity or Person formed by or surviving any consolidation or merger (if other than NorthWestern) will succeed to, and be substituted for, and may exercise every right and power of NorthWestern under the indenture. In the event of a consolidation, merger or transfer of assets described above (other than a lease), NorthWestern would be released and discharged from all obligations under the indenture and on the indenture securities then outstanding.

Termination of Selected Covenants

        From and after the time that the notes have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the indenture, NorthWestern and its Restricted Subsidiaries will not thereafter be subject to the provisions of the indenture described above under the following captions:

  •
  "—Repurchase at the Option of Holders—Change of Control,"

  •
  "—Repurchase at the Option of Holders—Asset Sales,"

  •
  "—Certain Covenants—Restricted Payments,"

  •
  "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,"

  •
  "—Certain Covenants—Liens,"

  •
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Certain Covenants—Transactions with Affiliates,"

  •
  "—Certain Covenants—Business Activities,"

  •
  "—Certain Covenants—Sale and Leaseback Transactions,"

  •
  clause (3) described above under the caption "—Consolidation, Merger, Transfer of Assets,"

(collectively, the "Terminated Covenants").

        As a result, at any time after NorthWestern and its Restricted Subsidiaries are not subject to the Terminated Covenants, the notes will be entitled to substantially reduced covenant protection. There can be no assurance that the notes will ever receive an "investment grade" rating, or that, if any such rating is received, that it will be maintained.

Events of Default

        Any of the following events will constitute an "Event of Default" under the indenture with respect to the notes:

  (1)
  failure to pay interest on any note within 30 days after the same becomes due and payable; or

  (2)
  failure to pay principal of or premium, if any, on any note when due; or

  (3)
  failure by NorthWestern or any of its Restricted Subsidiaries to perform, or breach of, any covenant or warranty of NorthWestern or such Restricted Subsidiary contained in the indenture for 60 days after written notice to NorthWestern from the Trustee or to NorthWestern and the Trustee by the holders of at least 25% in principal amount of the Outstanding notes as provided in the indenture; or

  (4)
  default under any instrument or instruments under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NorthWestern or any of its Restricted Subsidiaries having an outstanding principal amount of $50 million or more, if such default:

            (a)   results from failure to pay principal of, or interest or premium, if any, on such Indebtedness when due, or if applicable, prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its stated maturity;

    provided that, in each case, if such default shall be remedied or cured by NorthWestern or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the notes, then the Event of Default under the indenture caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the trustee, any holder of notes or any other Person;

  (5)
  any final judgment or order for the payment of money shall be rendered against NorthWestern or any Restricted Subsidiary, in an amount in excess of $50 million (excluding therefrom any amount covered by any third-party indemnity or insurance as to which the indemnitor or the insurer, as the case may be, has acknowledged in writing its coverage obligation) and shall not be paid or discharged for a period of 60 consecutive days, during which period a stay of enforcement of such final judgment or order, or an order vacating such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

  (6)
  the occurrence of an "Event of Default" under the South Dakota Mortgage or a "Default" under the Montana Mortgage; provided that the waiver or cure of such "Event of Default" under the South Dakota Mortgage or such "Default" under the Montana Mortgage, as the case may be, and the rescission and annulment of the consequences thereof under such Mortgage will constitute a cure of the corresponding Event of Default under the indenture and a rescission and annulment of the consequences thereof; or

  (7)
  certain events in bankruptcy, insolvency or reorganization of NorthWestern.

Remedies

  Acceleration of Maturity

        If an Event of Default (other than an Event of Default specified in clause (7) under—"Events of Default"—above) occurs and is continuing with respect to the Outstanding notes, then either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding notes may declare the principal amount (or if any of the Outstanding notes are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all Outstanding notes, together with premium, if any, and accrued interest, if any, thereon, to be due and payable immediately by written notice to NorthWestern (and to the Trustee if given by the holders of outstanding notes). Notwithstanding the foregoing, if an Event of Default specified in clause (7) under "—Events of Default," above occurs, all Outstanding notes will become due and payable immediately without further notice. Upon any acceleration of the maturity of the Outstanding notes as described in this paragraph, the collateral bonds will become subject to mandatory redemption and the Trustee will immediately file with the trustees under the Mortgages a written demand for the redemption of the collateral bonds related to the notes.

  Rescission of Acceleration

        At any time after such a declaration of acceleration of the Maturity of the Outstanding notes, but before a decree or judgment for payment of the money due has been obtained, the holders of a majority in principal amount of the Outstanding notes may, by written notice to NorthWestern and the Trustee, rescind and annual an acceleration if:

  (1)
  NorthWestern has paid or deposited with the Trustee a sum sufficient to pay

            (a)   all installments of interest, if any, on all Outstanding notes which have become due, together with interest, if any, thereon at the rate or rates prescribed therefor in such notes, to the extent that payment of such interest is lawful;

            (b)   the principal of and premium, if any, on any Outstanding notes which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such notes; and

            (c)   all amounts due to the Trustee under the indenture; and

  (2)
  all Events of Default with respect to the notes, other than the non-payment of the principal of the notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

  Right to Direct Proceedings

        If an Event of Default occurs and is continuing in respect of the notes, the holders of a majority in principal amount of the Outstanding notes will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes; provided, however, that if an Event of Default has occurred and is continuing with respect to more than one series of indenture securities, the holders of a majority in principal amount of the Outstanding indenture securities of all such series, considered as one class, rather than the holders of any one such series, shall have the right to make such direction; and provided further, however that (a) such direction does not conflict with any rule of law or with the indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the holders not taking part in the direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

  Limitation on Right to Institute Proceedings

        No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless:

  (1)
  such holder has previously given to the Trustee written notice of a continuing Event of Default;

  (2)
  the holders of 25% in aggregate principal amount of the Outstanding indenture securities of all series in respect of which an Event of Default has occurred and is continuing have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with such request; and

  (3)
  for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of Outstanding indenture securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class.

        Furthermore, no holder of any note will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of any other holders of indenture securities or to enforce any right under the indenture except in the manner provided therein and for the equal and ratable benefit of the holders of all indenture securities then outstanding.

  No Impairment of Right to Receive Payment

        Notwithstanding that the right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such holder's note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such holder.

  Notice of Default

        The Trustee is required to give the holders notice of any default under the indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in, good faith determines the withholding of such notice to be in the interests of the holders of indenture securities.

Defaults Under Mortgages

        In addition to every other right and remedy provided in the indenture, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of collateral bonds which arises as a result of a default or matured event of default under either Mortgage, whether or not an Event of Default under the indenture has occurred and is continuing.

Evidence of Compliance

        Compliance with indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. NorthWestern is required to file annually with the Trustee a certificate as to whether or not NorthWestern and its Restricted Subsidiaries are in compliance with all the conditions and covenants applicable to them under the indenture.

Waiver

  Waiver of Compliance with Certain Covenants

        The holders of at least a majority in aggregate principal amount of all outstanding indenture securities may waive NorthWestern's obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, and to pay taxes and other claims, provided that such waiver occurs before the time such compliance is required. Covenants which are applicable to one or more series of indenture securities may be waived prior to the time for compliance with such covenants by the holders of at least a majority of the aggregate principal amount of outstanding indenture securities of all affected series, considered as one class. No such waiver will be effective as to any matters contemplated in clause (a), (b) or (c) described below in "Modification of Indenture—Modifications Requiring Consent," without the consent of the holders specified therein.

  Waiver of Default

        The holders of at least a majority in aggregate principal amount of the notes may waive any past default under the indenture with respect to the notes, except a default (a) in the payment of principal of or premium, if any, or interest, if any, on any note or (b) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each note as described below in "Modification of the Indenture—Modifications Requiring Consent." Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No director, officer, employee, incorporator or stockholder of NorthWestern, as such, will have any liability for any obligations of NorthWestern under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. Waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities law.

Modification of Indenture

  Modifications Without Consent

        Without the consent of any holders of the notes or any other indenture securities, NorthWestern and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

  (1)
  to evidence the succession of another Person to NorthWestern and the assumption by any such successor of the covenants of NorthWestern in the indenture and in the notes including in the case of a merger or consolidation or sale of all or substantially all of NorthWestern's assets; or

  (2)
  to add one or more covenants of NorthWestern or other provisions for the benefit of all holders of indenture securities or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, indenture securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon NorthWestern by the indenture; or

  (3)
  to add any additional Event of Default with respect to all or any series of Outstanding indenture securities; or

  (4)
  to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the indenture securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only pursuant to the provisions of the indenture described under "—Modifications Requiring Consent" below or, when no indenture security of such series or Tranche remains Outstanding; or

  (5)
  to provide guarantees or additional collateral security for any series of indenture securities; or

  (6)
  to establish the form or terms of the indenture securities of any series or Tranche as permitted by the indenture; or

  (7)
  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

  (8)
  to evidence and provide for the acceptance of appointment by a successor trustee, co-trustee or separate trustee with respect to the indenture securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee pursuant to the requirements of the indenture; or

  (9)
  to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the indenture securities; or

  (10)
  to change any place or places where (a) the principal of and premium, if any, and interest, if any, on all or any series of indenture securities, or any Tranche thereof, will be payable, (b) all or any series of indenture securities, or any Tranche thereof, may be surrendered for registration of transfer, (c) all or any series of indenture securities, or any Tranche thereof, may be surrendered for exchange and (d) notices and demands to or upon NorthWestern in respect of all or any series of indenture securities and the indenture may be served; or

  (11)
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of indenture securities of any series in any material respect; or

  (12)
  to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act and to add to the indenture such other provisions as may be expressly required under the Trust Indenture Act.

  Modifications Requiring Consent

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of the indenture securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing or amending in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of indenture securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of Outstanding indenture securities of all series so directly affected, considered as one class, will be required; and provided further, however, that if the indenture securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of such Tranches, then the consent only of the holders of a majority in aggregate principal amount of the Outstanding indenture securities of all Tranches so directly affected, considered as one class, will be required; and provided further, however, that no such supplemental indenture may:

  (1)
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any indenture security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any indenture security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the date when such payment is due without, in any such case, the consent of the holder of such indenture security;

  (2)
  permit the creation of any Lien ranking prior to the Lien of the indenture with respect to any first mortgage bonds, or (except in accordance with the indenture) terminate the Lien of the indenture on any first mortgage bonds or amend or waive the provisions of the indenture pertaining to the surrender of first mortgage bonds, without, in any such case, the consent of the holders of all indenture securities of the series secured by such first mortgage bonds then Outstanding; or

  (3)
  reduce the percentage in principal amount of the Outstanding indenture securities of any series, or any Tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each Outstanding indenture security of such series or Tranche.

        A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be Outstanding, indenture securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the holders of indenture securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the indenture securities of any other series or Tranche.

        If the supplemental indenture or other document establishing any series or Tranche of indenture securities so provides the holders of such indenture securities will be deemed to have consented, by virtue of their purchase of such indenture securities, to a supplemental indenture containing the additions, changes or eliminations to or from the indenture which are specified in such supplemental indenture or other document, no Act of such holders will be required to evidence such consent and such consent may be counted in the determination of whether the holders of the requisite principal amount of indenture securities have consented to such supplemental indenture.

Defeasance and Discharge

        The indenture provides that NorthWestern may defease and be discharged from all obligations with respect to the notes and the indenture ("legal defeasance") or be released from its obligations with respect to certain covenants that are contained in the indenture so that its failure to comply with these obligations will not constitute a default or an event of default ("covenant defeasance"). NorthWestern may effect a legal defeasance or a covenant defeasance by irrevocably depositing in trust with the trustee money, in the currency in which the notes are payable, or Government Obligations, as defined below, or a combination of money and Government Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, these notes.

        NorthWestern may not effect a legal defeasance or a covenant defeasance unless NorthWestern delivers to the trustee an opinion of counsel to the effect that the holders of the affected notes:

  (1)
  Will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance and

  (2)
  Will be subject to United States federal income tax on the same amounts, in the same manner and at the same times if legal defeasance or covenant defeasance had not occurred.

        In the case of legal defeasance, such opinion must be based upon a change in law or a ruling of the Internal Revenue Service.

        "Government Obligations" means:

          (a)   direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States and entitled to the benefit of the full faith and credit thereof; and

          (b)   certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); and provided further, however, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

        The indenture will be deemed to have been satisfied and discharged when no indenture securities remain Outstanding, and NorthWestern has paid or caused to be paid all other sums payable under the indenture by NorthWestern.

Duties of Trustee, Resignation, Removal

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of indenture securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time with respect to the indenture securities of one or more series by giving written notice thereof to NorthWestern or may be removed at any time with respect to the indenture securities of one or more series by the holders of a majority in principal amount of the Outstanding indenture securities of such series delivered to the Trustee and NorthWestern or, under certain circumstances, by NorthWestern. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Undertaking for Costs

        The holder of each note is deemed to have agreed that in any suit for the enforcement of any right or remedy under the indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the court may in its discretion require the filing by any party litigant in such suit for an undertaking to pay the costs of such suit, and assess reasonable costs, including reasonable attorneys' fees, against any party litigant having due regard to the merits and good faith of the claims or defenses made by such party litigant, all in the manner, to the extent and except as provided in the Trust Indenture Act; but these provisions do not apply to any suit instituted by NorthWestern, to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the aggregate principal amount of the indenture securities then Outstanding, or to any suit instituted by any holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any indenture security on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date).

Book-Entry, Delivery and Form

        The original notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes") and in offshore transactions in reliance on Regulation S ("Regulation S Notes").

        Rule 144A Notes initially have been represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially have been represented by one or more temporary notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Notes"). The Rule 144A Global Notes and the Regulation S Temporary Global Notes have been deposited with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under "Transfer Restrictions." Regulation S Notes also bear the legend as described under "Transfer Restrictions." In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. NorthWestern takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised NorthWestern that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised NorthWestern that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the restricted period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest, premium and additional interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, NorthWestern and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither NorthWestern, the trustee nor any agent of NorthWestern or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised NorthWestern that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or

NorthWestern. Neither NorthWestern nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and NorthWestern and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised NorthWestern that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither NorthWestern nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies NorthWestern that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, NorthWestern fails to appoint a successor depository;

  (2)
  NorthWestern, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. Further, in no event will Regulation S Temporary Global Notes be exchanged for Certificated Notes prior to the expiration of the restricted period and receipt by the registrar of any certificates required pursuant to Regulation S. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Transfer Restrictions."

Exchanges Between Regulation S Notes and Rule 144A Notes

        Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

  (1)
  such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

  (2)
  the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

            (a)   who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

            (b)   purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

            (c)   in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

        Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Exchanges Between Regulation S Temporary Global Notes and Regulation S Permanent Global Notes

        After the expiration of the Restricted Period, and upon receipt by the trustee of written certification (in the form provided in the indenture) from Euroclear or Clearstream, as the case may be, and upon receipt by Euroclear and Clearstream, as the case may be, of written certification (in the form provided in the indenture) from holders of beneficial interests in the Regulation S Temporary Global Notes that the note or notes with respect to which such certifications are made are not owned by or for persons who are U.S. Persons or for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions, the trustee will exchange the portion of the Regulation S Temporary Global Notes covered by such certifications for interests in the Regulation S Permanent Global Notes.

Same Day Settlement and Payment

        NorthWestern will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. NorthWestern will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTALSM market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. NorthWestern expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised NorthWestern that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Governing Law

        The indenture and the indenture securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights, provided that the sale, conveyance or other disposition of all or substantially all of the assets of NorthWestern and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of NorthWestern's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  the sale, transfer, or lease of products or services in the ordinary course of business or the disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (2)
  any single transaction or series of related transactions for which NorthWestern or its Restricted Subsidiaries receive aggregate cash consideration of less than $8.0 million;

  (3)
  a transfer of assets between or among NorthWestern and its Restricted Subsidiaries;

  (4)
  an issuance of Equity Interests by a Restricted Subsidiary to NorthWestern or to another Restricted Subsidiary of NorthWestern (including any Person that becomes a Restricted Subsidiary of NorthWestern in connection with such transaction);

  (5)
  sales or transfers of Receivables, Receivables and Related Security, accounts or notes receivable under any Receivables Purchase Document in connection with a Permitted Receivables Transaction;

  (6)
  the licensing of intellectual property;

  (7)
  the sale or other disposition of cash or Cash Equivalents;

  (8)
  (a) a disposition of assets (other than any assets securing Senior Secured Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action by NorthWestern or any Restricted Subsidiary or (b) dispositions of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder's claim or a realization upon any Lien permitted pursuant to the indenture;

  (9)
  the sale, lease, conveyance or other disposition for value of fuel or emission credits in the ordinary course of business;

  (10)
  the transfer, sale or lease of Excluded Assets; and

  (11)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following, in each case except in connection with the issuance of any Equity Interests pursuant to the Plan of Reorganization or any secondary offering of the Equity Interests issued pursuant to the Plan of Reorganization:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NorthWestern and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act, including any "group" with the meaning of the Exchange Act) other than to NorthWestern, any employee benefit plan of NorthWestern or any of its Restricted Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of NorthWestern;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of NorthWestern, measured by voting power rather than number of shares; or

  (4)
  the first day on which a majority of the members of the Board of Directors of NorthWestern are not Continuing Directors.

        "Colstrip IV" means all assets and property of any kind relating to NorthWestern's interest in Unit 4 of the Colstrip generating project in the vicinity of Colstrip, Montana, including real property interests, contracts, transferable permits and other tangible and intangible assets relating to the forgoing. The Colstrip 4 Interest includes NorthWestern's leasehold interest in a 30% undivided interest in Unit 4 and a 15% undivided interest in the common facilities relating thereto which was sold and leased back pursuant to a lease financing transaction, certain retained assets which were not part of the lease financing, fee interests in the plant site property and related property, the related interest in the Ownership and Operation Agreement related to Units 3 and 4, and contracts for the sale of power from Unit 4.

        "Commission" means the Securities and Exchange Commission or any successor agency.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale, (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs to the extent that such charges were deducted in computing such Consolidated Net Income; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue or the reversal of an accrued expense, in each case, in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  cash received or paid during such period related to mark-to-market activities will be included, but all non-cash mark-to-market earnings or losses shall be excluded; and

  (5)
  all extraordinary, unusual or non-recurring items of loss or expense and all extraordinary, unusual or non-recurring items of gain or revenue, in each case relating to the case commenced by NorthWestern by its filing, on September 14, 2003, of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, shall be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of NorthWestern who:

  (1)
  was a member of such Board of Directors on the original issue date of the notes or was designated to the Board of Directors pursuant to the Plan of Reorganization; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Cornerstone" means CornerNorth LLC and its Subsidiaries. "Cornerstone Note" means the note receivable related to previous intercompany obligations and payments on letters of credit and credit facility indebtedness on behalf of Cornerstone and any securities received in exchange therefor in connection with the Chapter 11 proceeding of Cornerstone Partners LP.

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, letters of credit, or Permitted Receivables Transactions, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (whether upon or after termination or otherwise, including by means of sale of debt securities to institutional investors) in whole or in part from time to time, and includes any securities issued in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of NorthWestern to make any payment on any such securities shall be:

  (1)
  no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

  (2)
  payable no earlier than such amount is required to be paid under such Credit Facility; and

  (3)
  deemed to have been paid or otherwise satisfied and discharged to the extent that NorthWestern has paid such amount under such Credit Facility;

provided, further, that any amounts NorthWestern is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under clause (1) of the second paragraph under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an exercise of an optional redemption right by an owner), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require NorthWestern to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that NorthWestern may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offer and sale of Equity Interests of NorthWestern pursuant to (1) a public offering or (2) a private placement.

        "Event of Default" means an Event of Default as defined in the indenture.

        "Excess Cash Flow" means, with respect to any specified Person for any period, the Consolidated Cash Flow of such Person for such period, minus:

  (1)
  the items delineated in paragraphs (2) and (3) of the definition of Consolidated Cash Flow, to the extent such items were actually paid in cash; minus,

  (2)
  capital expenditures of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis, determined in accordance with GAAP.

        "Excluded Assets" means assets or properties of, and Equity Interests in the Excluded Subsidiaries, Colstrip IV, Montana Megawatts and the Cornerstone Note.

        "Excluded Project Subsidiary" means (1) any Subsidiary of NorthWestern engaged in the development, acquisition, design, engineering, construction, operation, ownership, servicing or management of the Southwest transmission project or (2) any subsidiary of NorthWestern that purchases, acquires, operates and owns Colstrip IV and (3) Montana Megawatts.

        "Existing Indebtedness" means all Indebtedness of NorthWestern and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the original issue date of the notes, until such amounts are repaid.

        "Excluded Subsidiary" means Blue Dot Services, Inc. and its subsidiaries, Netexit, Inc. (f/k/a Expanets, Inc.) and its subsidiaries, Cornerstone and its subsidiaries or an Excluded Project Subsidiary.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of NorthWestern and evidenced by an Officers' Certificate delivered to the trustee, if such value is less than or equal to $35.0 million, or (2) determined in good faith by the Board of Directors of NorthWestern and evidenced by a resolution delivered to the trustee, if such value is greater than $35.0 million, provided however, that for the purposes of the covenants described under the heading "—Certain Covenants—Transactions with Affiliates," (and except as expressly provided in the indenture with respect thereto) such value is to be determined solely by the Board of Directors.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of NorthWestern (other than Disqualified Stock) or to NorthWestern or a Restricted Subsidiary of NorthWestern, times (b) (i) in the case of trust preferred dividend payments, one and (ii) in the case of all other preferred dividend payments, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

  (5)
  the upfront costs of Hedging Obligations paid prior to the date of the indenture.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase, redemption, defeasance or other discharge of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all pro forma adjustments permissible in accordance with the last paragraph of this definition) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on the same pro forma basis;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term at the Calculation Date in excess of 12 months).

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of NorthWestern. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

  (1)
  interest rate swap agreements (whether from fixed to floating or floating to fixed), interest rate cap agreements, interest rate collar agreements or other similar agreements, and other agreements designed to manage interest rates or interest rate risk;

  (2)
  foreign exchange contracts or currency protection agreements, in each case entered into with one of more financial institutions; and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates; and

  (3)
  any commodity futures contract, commodity option or other similar agreement or arrangement, in each case, designed to protect against fluctuations in the price of commodities used by that entity at the time; and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified

Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person that is secured by a Lien on the assets of the specified Person (and which the specified Person is not directly or indirectly liable to pay as guarantor or otherwise), the lesser of:

            (a)   the Fair Market Value of such asset at the date of determination, and

            (b)   the amount of the Indebtedness of the other Person.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NorthWestern or any Subsidiary of NorthWestern sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of NorthWestern such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of NorthWestern, NorthWestern will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by NorthWestern or any Subsidiary of NorthWestern of a Person that holds an Investment in a third Person will be deemed to be an Investment by NorthWestern or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Montana Megawatts" means NorthWestern Generation I, LLC, and all assets owned directly or indirectly by it, including, without limitation all of the equity interests in Montana Megawatts I, LLC and certain other permits, assets and contractual rights to be used in the operation of the Montana Megawatts facility, a planned 260-megawatt, natural gas-fired, combined-cycle electric generation facility under construction near Great Falls, Montana.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale (without giving effect to the threshold provided for in the definition thereof); or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by NorthWestern or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements (but not taking into account any net operating losses available to NorthWestern or any of its Restricted Subsidiaries), the net present value of any amounts required to be returned to rate payers in the form of rate reductions or as otherwise required by any governmental authority, and amounts required to be applied to the repayment of Indebtedness, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither NorthWestern nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes or the Senior Secured Debt) of NorthWestern or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  in the case of any such Indebtedness incurred after the original issue date of the notes, as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NorthWestern or any of its Restricted Subsidiaries (other than any Excluded Assets).

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Originators" means NorthWestern and/or any of its Restricted Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transaction.

        "Permitted Business" means any business substantially similar to the lines of business conducted by NorthWestern and its Restricted Subsidiaries as of the date of the indenture or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

        "Permitted Investments" means:

  (1)
  any Investment in NorthWestern or in a Restricted Subsidiary of NorthWestern;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by NorthWestern or any Restricted Subsidiary of NorthWestern in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of NorthWestern; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NorthWestern or a Restricted Subsidiary of NorthWestern;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investments made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NorthWestern;

  (6)
  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of NorthWestern or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  Investments by NorthWestern or a Restricted Subsidiary in a Receivables SPV or any Investment by a Receivables SPV in any other Person, in each case, in connection with a Permitted Receivables Transaction;

  (9)
  any Investment, including Investments in Unrestricted Subsidiaries, existing on the date of the indenture;

  (10)
  Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

  (11)
  Investments in Affiliates of NorthWestern resulting from the drawings under, or renewals or extensions of surety bonds, guarantees, or performance bonds supporting obligations of such Affiliates, and Investments in Subsidiaries of NorthWestern to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by NorthWestern or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

  (12)
  issuances of letters of credit for working capital requirements and general corporate purposes of the Excluded Subsidiaries, Montana Megawatts, and Colstrip IV in an aggregate principal amount at any one time outstanding not to exceed $60.0 million;

  (13)
  loans or advances to employees made in the ordinary employees made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

  (14)
  repurchases of the notes or other Senior Secured Debt;

  (15)
  negotiable instruments held for deposit or collection in the ordinary course of business;

  (16)
  receivables owing to NorthWestern or any Restricted Subsidiary of NorthWestern created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as NorthWestern or any such Restricted Subsidiary of NorthWestern deems reasonable under the circumstances;

  (17)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that and that are made in the ordinary course of business;

  (18)
  Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

  (19)
  Investments in the Excluded Assets;

  (20)
  any Investment made since the date of the indenture in Persons engaged primarily in Permitted Businesses, if after giving effect to such Investment, such Person is or will become a Restricted Subsidiary of NorthWestern; provided that the aggregate Fair Market Value of Investments made pursuant to this clause (20) (measured on the date each such Investment was made and without giving effect to subsequent change in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, does not exceed 10% of the consolidated assets of NorthWestern and its Restricted Subsidiaries as of the most recent fiscal quarter end for which financial statements are publicly available; and

  (21)
  other Investments made since the date of the Indenture in any Person that is not also a Restricted Subsidiary of NorthWestern having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21), that are at the time outstanding not to exceed 35.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of NorthWestern at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (21).

        "Permitted Liens" means:

  (1)
  Liens securing any Senior Secured Debt, including the notes and any Indebtedness under a Credit Facility that was permitted by the terms of the indenture to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

  (2)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with NorthWestern or any Restricted Subsidiary of NorthWestern; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with NorthWestern or the Restricted Subsidiary;

  (3)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by NorthWestern or any Restricted Subsidiary of NorthWestern; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

  (4)
  Liens imposed by law, such as workmen's, carriers' and mechanics' liens, or to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

  (5)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (6)
  Liens existing on the original issue date of the notes (including the Liens of the Mortgages and the Lien of the indenture);

  (7)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (8)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (9)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of NorthWestern or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11)
  leases or subleases granted to others as lessee or sublessee that do not materially interfere with the ordinary course of business of NorthWestern and its Restricted Subsidiaries;

  (12)
  Liens incurred in the ordinary course of business of NorthWestern or any Restricted Subsidiary, including Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service, (ii) agreements relating to Hedging obligations or netting agreements representing commodity price contracts or derivatives or (iii) agreements relating to Hedging Obligations entered into with qualified counterparties representing interest rate swaps or derivatives; provided, however, that such Liens do not exceed $20.0 million in the aggregate at any one time outstanding;

  (13)
  Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties in good faith to be true leases (other than any such leases entered into in violation of the indenture);

  (14)
  Liens in favor of NorthWestern or on Excluded Assets;

  (15)
  Liens to secure Indebtedness permitted by clause (7), (14) or (18) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (16)
  Liens securing Permitted Refinancing Indebtedness; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (17)
  Liens on Receivables transferred to a Receivables SPV or on assets of a Receivables SPV, in either case, incurred in connection with a Permitted Receivables Transaction; and

  (18)
  Liens, including pledges, rights of offset and bankers' liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of NorthWestern or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of NorthWestern or any of its Restricted Subsidiaries.

        "Permitted Refinancing Indebtedness" means any Indebtedness of NorthWestern or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of NorthWestern or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Non-recourse Debt of any Excluded Project Subsidiary); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is Subordinated Indebtedness that is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

  (4)
  such Indebtedness is incurred either by NorthWestern or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Receivables Transaction" means (i) a sale or other transfer by an Originator to a Receivables SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by an Originator or a Receivables SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a Receivables SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents; provided, that Receivables Facility Attributed Indebtedness incurred in connection with the Receivables Purchase Documents does not exceed $70,000,000 in the aggregate at any time.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Plan of Reorganization" means NorthWestern's Second Amended and Restated Plan of Reorganization, dated August 18, 2004, under Chapter 11 of the Bankruptcy Code (as amended from time to time).

        "Rating Agencies" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by NorthWestern (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

        "Receivable(s)" means all of the applicable Originator's or Receivables SPV's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or Receivables SPV to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

        "Receivables and Related Security" means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or Receivables SPV in connection with any Permitted Receivables Transaction.

        "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

        "Receivables Purchase Documents" means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to Receivables SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

        "Receivables SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the specified Person that is not an Unrestricted Subsidiary.

        "Senior Secured Debt" means any of NorthWestern's Indebtedness under the Montana Mortgage, the South Dakota Mortgage, the indenture, and any other Indebtedness to the extent such Indebtedness is secured by any of the foregoing, including Indebtedness under the Credit Facilities.

        "S&P" means Standard & Poor's Rating Group, Inc., or any successor to the rating agency business thereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means any Indebtedness of NorthWestern or any of its Restricted Subsidiaries that is contractually subordinated to the notes, other than any such Indebtedness of a Restricted Subsidiary that is owed to NorthWestern or a Restricted Subsidiary.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Unrestricted Subsidiary" means any Subsidiary of NorthWestern that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted pursuant to the covenant "—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with NorthWestern or any Restricted Subsidiary of NorthWestern unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NorthWestern or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NorthWestern;

  (3)
  is a Person with respect to which neither NorthWestern nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NorthWestern or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, the Excluded Subsidiaries shall be deemed to be Unrestricted Subsidiaries, unless NorthWestern designates one or more of them as Restricted Subsidiaries in accordance with the terms set forth in the indenture.

        Except for the Excluded Subsidiaries, any designation of a Subsidiary of NorthWestern as an Unrestricted Subsidiary after the date of the indenture will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except for the Excluded Subsidiaries, if at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of NorthWestern as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," NorthWestern will be in default of such covenant.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or foreign national qualifying Capital Stock or other ownership interests) will at the time be owned by such Person or by one or more wholly-owned Restricted Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material United States federal income tax consequences of the exchange of original notes issued on November 1, 2004 for new notes and the purchase, ownership and disposition of the new notes. This summary deals only with notes held as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, partnerships and other pass-through entities, expatriates, persons holding the notes as part of a hedging or conversion transaction, a straddle or a constructive sale, and persons whose functional currency is not the United States dollar. This summary does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate, gift or other tax laws.

        As used in this summary: "United States Holder" means a beneficial owner of the notes, who or that: is a citizen or resident of the United States; is a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or political subdivision thereof; is an estate the income of which is subject to United States federal income taxation regardless of its source; or is a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable United States treasury regulations to be treated as a United States person; A "Foreign Holder" is a beneficial owner of notes that is an individual, corporation, trust or estate and not a United States Holder; "Code" means the United States Internal Revenue Code of 1986, as amended to date; and "IRS" means the United States Internal Revenue Service.

        If a holder is an entity treated as a partnership for United States federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships which hold notes should consult their tax advisors.

        Special rules may apply to certain Foreign Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them or to their shareholders.

        The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Code, the applicable United States Treasury regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

The Exchange Offer

        Pursuant to this exchange offer, holders are entitled to exchange the original notes for new notes that will be substantially identical in all material respects to the original notes, except that the new notes will be registered with the SEC and therefore will not be subject to transfer restrictions. We believe that the exchange pursuant to the exchange offer described above will not result in a taxable event. Accordingly,

  •
  no gain or loss will be realized by a United States Holder upon receipt of a new note;

  •
  the holding period of the new note will include the holding period of the original note exchanged therefor, and

  •
  the adjusted tax basis of the new note will be the same as the adjusted tax basis of the original note exchanged at the time of such exchange.

United States Holders

        Interest.    A United States Holder will be required to include in gross income the stated interest on a note at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for United States federal income tax purposes. The original notes were not and the new notes will not be issued with original issue discount and the remainder of this section so assumes.

        Sale, exchange, or retirement of the notes.    A United States Holder's tax basis in a note generally will be its cost. A United States Holder generally will recognize gain or loss on the sale, exchange or retirement (including a redemption) of a note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any such amount attributable to accrued interest (which will be taxable as such if not previously included in income), and the United States Holder's tax basis in the note. Gain or loss recognized on the sale, exchange or retirement of a note generally will be capital gain or loss. In the case of a non-corporate United States Holder, the federal tax rate applicable to capital gains will depend upon the United States Holder's holding period for the notes, with a preferential rate available for notes held for more than one year, and upon the United States Holder's marginal tax rate for ordinary income. The deductibility of capital losses may be subject to certain limitations.

        Market Discount.    If a United States Holder purchases a new note (or purchased the original note for which the new note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the United States Holder's purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the United States Holder purchased the note.

        Under the market discount rules of the Code, a United States Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, the note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the United States Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the new note (or the original note exchanged for the new note as the case may be).

        In general, market discount will be considered to accrue ratably during the period from the date of acquisition of the new note (or the original note exchanged for a new note as the case may be) to the maturity date of the note, unless the United States Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A United States Holder of a note may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service. United States Holders should consult their own tax advisors before making this election.

        Amortizable Bond Premium.    A United States Holder that purchases a new note (or purchased the original note for which the new note was exchanged as the case may be) for an amount in excess of its stated principal amount will be considered to have purchased the note with "amortizable bond premium" in an amount equal to such excess. A United States Holder may elect to amortize the premium over the remaining term of the note under a constant yield method. The amount amortized in any year will be treated as a reduction to the United States Holder's interest income from the note and will reduce the United States Holder's tax basis in the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. United States Holders should consult their own tax advisors before making this election. Bond premium on a note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized upon disposition of the note.

Foreign Holders

        Interest.    Payments of interest on a note to a Foreign Holder will not be subject to United States federal withholding tax provided that: the interest is not effectively connected with the conduct by the Foreign Holder of a trade or business in the United States; the holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote; the holder is not a controlled foreign corporation that is related to us through stock ownership; the holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and the beneficial owner of the note certifies to us or our paying agent, under penalties of perjury, that it is not a United States person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form).

        Certain securities clearing organizations and other entities who are not beneficial owners may be able to provide a signed statement to us or our paying agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN or the substitute form.

        For purposes of this summary, we refer to this exemption from United States federal withholding tax as the "Portfolio Interest Exemption."

        The gross amount of payments to a Foreign Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

        A Foreign Holder will generally be subject to tax in the same manner as a United States Holder with respect to payments of interest or gain if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such interest or gain is attributable to a United States permanent establishment maintained by the Foreign Holder. Such effectively connected income received by a Foreign Holder, that is a corporation, may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the Foreign Holder must provide us or our paying agent a properly executed IRS Form W-8BEN or IRS Form W-8ECI (or a suitable substitute form), as applicable, prior to the payment of interest. These forms must be periodically updated.

        Foreign Holders should consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

        Sale, exchange or redemption of the notes.    A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or retirement (including a redemption) of notes unless

          (1)   the holder is an individual who was present in the United States for an aggregate of 183 or more days during the taxable year of the sale, exchange or retirement and certain other conditions are met,

          (2)   the gain is effectively connected with the conduct of a trade or business of the holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder, or

          (3)   a Foreign Holder is subject to tax pursuant to the provisions of the United States federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

        Backup withholding and information reporting may apply to certain payments of interest on a note and to the proceeds of the sale, redemption or other disposition of a note. We, our paying agent or a broker, as the case may be, will be required to withhold from any payment a backup withholding tax, currently at a rate of 28%, if a United States Holder (other than an exempt recipient such as a corporation) (1) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (2) is notified by the IRS that he has failed to report payments of interest or dividends properly or (3) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments. A United States Holder will generally be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to the applicable payor.

        Information reporting requirements will apply to payments of interest to Foreign Holders where such interest is subject to withholding or is exempt from United States withholding tax pursuant to a tax treaty, or where such interest is exempt from United States tax under the Portfolio Interest Exemption discussed above. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Foreign Holder resides.

        The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a "United States related person" will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is: a "controlled foreign corporation" for United States federal income tax purposes; a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence), is derived from activities that are effectively connected with the conduct of a United States trade or business; or a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in the United States treasury regulations, who in the aggregate hold more than 50% of the income or capital interests in the partnership, or if at any time during its taxable year, such foreign partnership is engaged in a trade or business in the United States.

        In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, United

States treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Foreign Holder and the broker has no knowledge to the contrary.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

        Holders of notes should consult their own tax advisors regarding the application of information reporting and backup withholding to their particular circumstances.

PLAN OF DISTRIBUTION

        If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Exchange Offer Procedures" in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 200    , all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        A broker dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        The legality of the new notes offered in this prospectus and other matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from NorthWestern Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs relating to the emergence from bankruptcy and adoption of fresh-start reporting in 2004 described in Notes 1 and 3, the change in the method of accounting for asset retirement obligations in 2003 described in Note 7, and the change in the method of accounting for goodwill and other intangible assets in 2002 described in Note 8, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness identified), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by NorthWestern Corporation or the initial purchasers of the notes. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of NorthWestern Corporation since the date hereof.

                             , 2005

Offer to Exchange
its
..5.875% Senior Secured Notes due 2014,
which have been registered under
the Securities Act of 1933,
for any and all outstanding
5.875% Senior Secured Notes due 2014,
which have not
been registered under
the Securities Act of 1933

        Until                 , 2005, all dealers that effect transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        NorthWestern's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. NorthWestern maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.

Restated Certificate of Incorporation

        NorthWestern Corporation's Second Amended and Restated Certificate of Incorporation provides that directors of NorthWestern shall not be personally liable to NorthWestern Corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law, or DGCL, relating to the payment of dividends or the approval of stock repurchases that are illegal, or (iv) for any transaction from which the director derived any improper personal benefit.

Bylaws

        The Bylaws of NorthWestern Corporation provide that to the extent permitted by law, NorthWestern Corporation shall indemnify any person, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was or is an officer or director of NorthWestern Corporation or of another entity at the request of NorthWestern Corporation. The By-Laws further provide that NorthWestern Corporation shall reimburse any director or officer for expenses, including attorneys fees, incurred by her or him in defending any civil, criminal, administrative or investigative action, suit or proceeding to the extent that such director or officer is successful on the merits in defense of any such action. Additionally, the By-Laws provide that NorthWestern Corporation shall pay expenses incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by NorthWestern Corporation against such expenses.

Indemnification Agreements

        Pursuant to the employment agreement with one of NorthWestern Corporation's executive officers, NorthWestern Corporation has agreed to indemnify such officer to the fullest extent permitted by the DGCL, and to advance reasonable expenses, if such executive officer becomes a party to or, witness or other participant in any threatened, pending or completed action, suit or proceeding, by reason of any occurrence related to the fact that the person was an officer of NorthWestern Corporation, provided however, that NorthWestern Corporation shall not be required to defend and hold harmless such executive officer for any such losses, claims, damages, liabilities or expenses which are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such executive officer.

ITEM 21.    Exhibits and Financial Statement Schedules

Exhibit Number	Title
2.1(a)*
Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
2.1(b)*
Order Confirming the Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
3.1*
Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
3.2*
Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004, (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
4.1(a)*
General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(a) of NorthWestern Corporation's Current Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692).

4.1(b)*
Supplemental Indenture, dated as of August 15, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation's Current Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692).
4.1(c)*
Supplemental Indenture, dated as of August 1, 1995, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation's Current Report on Form 8-K, dated August 30, 1995, Commission File No. 0-692).
4.1(d)*
Supplemental Indenture, dated as of November 1, 2004, by and between NorthWestern Corporation (formerly known as Northwestern Public Service Company) and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank (National Association)), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (incorporated by reference to Exhibit 4.5 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(a)*
Indenture, dated as of November 1, 2004, between NorthWestern Corporation and U.S. Bank National Association, as trustee agent (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(b)*
Supplemental Indenture No. 1, dated as of November 1, 2004, by and between NorthWestern Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(c)*
Registration Rights Agreement, dated as of November 1, 2004, between NorthWestern Corporation, as issuer, and Credit Suisse First Boston LLC and Lehman Brothers Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.3(a)*
Sale Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Mercer County, North Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993 (incorporated by reference to Exhibit 4(b)(1) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(b)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Grant County, South Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A (incorporated by reference to Exhibit 4(b)(2) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(c)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Grant County, South Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B (incorporated by reference to Exhibit 4(b)(3) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).

4.3(d)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and the City of Salix, Iowa, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993 (incorporated by reference to Exhibit 4(b)(4) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(e)*
Loan Agreement, dated as of May 1, 1993, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(e) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(f)*
1993A First Supplemental Loan Agreement, dated as of September 21, 2001, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(f) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(g)*
Assumption Agreement of The Montana Power, LLC to Bank One, as Trustee, dated as of February 13, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(g) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(h)*
Assignment and Assumption Agreement (PCRB 1993A Loan Agreement), between NorthWestern Energy, LLC, as Assignor, and NorthWestern Corporation, as Assignee, dated as of November 15, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(h) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692.
4.3(i)*
Loan Agreement, dated as of December 1, 1993, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993B due 2023 (incorporated by reference to Exhibit 4.4(i) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(j)*
1993B First Supplemental Loan Agreement, dated as of September 21, 2001, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(j) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(k)*
Assumption Agreement of The Montana Power, LLC to Bank One, as Trustee, dated as of February 13, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993B due 2023 (incorporated by reference to Exhibit 4.4(k) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(l)*
Assignment and Assumption Agreement (PCRB 1993B Loan Agreement), between NorthWestern Energy, LLC, as Assignor, and NorthWestern Corporation, as Assignee, dated as of November 15, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(l) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).

4.4(a)*
First Mortgage and Deed of Trust, dated as of October 1, 1945, by The Montana Power Company in favor of Guaranty Trust Company of New York and Arthur E. Burke, as trustees (incorporated by reference to Exhibit 7(e) of The Montana Power Company's Registration Statement, Commission File No. 002-05927).
4.4(b)*
Thirteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1991 (incorporated by reference to Exhibit 4(a)—14 of The Montana Power Company's Registration Statement on Form S-3, dated December 16, 1992, Commission File No. 033-55816).
4.4(c)*
Fourteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of January 1, 1993 (incorporated by reference to Exhibit 4(c) of The Montana Power Company's Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).
4.4(d)*
Fifteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of March 1, 1993 (incorporated by reference to Exhibit 4(d) of The Montana Power Company's Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).
4.4(e)*
Sixteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of May 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company's Registration Statement on Form S-3, dated September 13, 1993, Commission File No. 033-50235).
4.4(f)*
Seventeenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company's Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).
4.4(g)*
Eighteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of August 5, 1994 (incorporated by reference to Exhibit 99(b) of The Montana Power Company's Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).
4.4(h)*
Nineteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 16, 1999 (incorporated by reference to Exhibit 99 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-04566).
4.4(i)*
Twentieth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 1, 2001 (incorporated by reference to Exhibit 4(u) of NorthWestern Energy, LLC's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).
4.4(j)*
Twenty-first Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 13, 2002 (incorporated by reference to Exhibit 4(v) of NorthWestern Energy, LLC's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).
4.4(k)*
Twenty-second Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 15, 2002 (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation's Current Report on Form 8-K, dated February 10, 2003, Commission File No. 0-692).

4.4(l)*
Twenty-third Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 1, 2002 (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation's Current Report on Form 8-K, dated February 10, 2003, Commission File No. 0-692).
4.4(m)*
Twenty-Fourth Supplemental Indenture, dated as of November 1, 2004, between NorthWestern Corporation and The Bank of New York and MaryBeth Lewicki, (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.5(a)*
Natural Gas Funding Trust Indenture, dated as of December 22, 1998, between MPC Natural Gas Funding Trust, as Issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(b)*
Natural Gas Funding Trust Agreement, dated as of December 11, 1998, among The Montana Power Company, Wilmington Trust Company, as trustee, and the Beneficiary Trustees party thereto (incorporated by reference to Exhibit 4.7(b) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(c)*
Transition Property Purchase and Sale Agreement, dated as of December 22, 1998, between MPC Natural Gas Funding Trust and The Montana Power Company (incorporated by reference to Exhibit 4.7(c) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(d)*
Transition Property Servicing Agreement, dated as of December 22, 1998, between MPC Natural Gas Funding Trust and The Montana Power Company (incorporated by reference to Exhibit 4.7(d) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(e)*
Assumption Agreement regarding the Transition Property Purchase Agreement and the Transition Property Servicing Agreement, dated as of February 13, 2002, by The Montana Power, LLC to MPC Natural Gas Funding Trust (incorporated by reference to Exhibit 4.7(e) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(f)*
Assignment and Assumption Agreement (Natural Gas Transition Documents), dated as of November 15, 2002, by and between NorthWestern Energy, LLC, as assignor, and NorthWestern Corporation, as assignee (incorporated by reference to Exhibit 4.7 (f) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
5.1**	Opinion of Paul, Hastings, Janofsky & Walker LLP.
10.1(a)†*	NorthWestern Energy 2005 Employee Incentive Plan (incorporated by reference to Exhibit 10.1(a) of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
10.1(b)†*
NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's registration statement on Form S-8, dated January 31, 2005, Commission File No. 333-122428).
10.1(c)†*	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors.

10.1(d)†*
NorthWestern Corporation Incentive Compensation and Severance Plan (incorporated by reference to Exhibit 10.1(d) of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
10.1(e)†*
Employment Agreement with Brian B. Bird as Chief Financial Officer, as amended and approved by the Bankruptcy Court in its Order dated January 13, 2004 (incorporated by reference to Exhibit 10.1(p) to NorthWestern Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, Commission File No. 0-692).
10.2*
Credit Agreement among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Securities Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, s co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
12.1*
Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
21.1*	Subsidiaries of NorthWestern Corporation (incorporated by reference to Exhibit 21 of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP will be contained in Exhibit 5.1 hereto.
24.1	Power of Attorney (included on page S-1).
25.1**	Statement of Eligibility.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Registered Holders and The Depository Trust Company Participants.
99.4**	Form of Letter to Clients.
99.5**	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†
Management contract or compensatory plan or arrangement.

*
Incorporated by reference.

**
Filed herewith.

        All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 22.    Undertakings.

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sioux Falls, State of South Dakota, on the 17th day of March, 2005.

NORTHWESTERN CORPORATION

By:	/s/ GARY G. DROOK Gary G. Drook President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary G. Drook, Brian B. Bird and Kendall G. Kliewer, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. E. LINN DRAPER, JR. Dr. E. Linn Draper, Jr.	Chairman of the Board of Directors	March 17, 2005
/s/ GARY G. DROOK Gary G. Drook	President, Chief Executive Officer and Director	March 17, 2005
/s/ BRIAN B. BIRD Brian B. Bird	Chief Financial Officer	March 17, 2005
/s/ KENDALL G. KLIEWER Kendall G. Kliewer	Controller	March 17, 2005
/s/ STEPHEN P. ADIK Stephen P. Adik	Director	March 17, 2005

/s/ JON S. FOSSEL Jon S. Fossel	Director	March 17, 2005
/s/ JULIA L. JOHNSON Julia L. Johnson	Director	March 17, 2005
/s/ PHILIP L. MASLOWE Philip L. Maslowe	Director	March 17, 2005
/s/ CORBIN A. MCNEILL, JR. Corbin A. McNeill, Jr.	Director	March 17, 2005

EXHIBIT INDEX

Exhibit Number	Title
2.1(a)*
Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
2.1(b)*
Order Confirming the Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
3.1*
Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
3.2*
Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004, (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 20, 2004, Commission File No. 0-692).
4.1(a)*
General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(a) of NorthWestern Corporation's Current Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692).
4.1(b)*
Supplemental Indenture, dated as of August 15, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation's Current Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692).
4.1(c)*
Supplemental Indenture, dated as of August 1, 1995, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation's Current Report on Form 8-K, dated August 30, 1995, Commission File No. 0-692).
4.1(d)*
Supplemental Indenture, dated as of November 1, 2004, by and between NorthWestern Corporation (formerly known as Northwestern Public Service Company) and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank (National Association)), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (incorporated by reference to Exhibit 4.5 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(a)*
Indenture, dated as of November 1, 2004, between NorthWestern Corporation and U.S. Bank National Association, as trustee agent (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(b)*
Supplemental Indenture No. 1, dated as of November 1, 2004, by and between NorthWestern Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.2(c)*
Registration Rights Agreement, dated as of November 1, 2004, between NorthWestern Corporation, as issuer, and Credit Suisse First Boston LLC and Lehman Brothers Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).

4.3(a)*
Sale Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Mercer County, North Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993 (incorporated by reference to Exhibit 4(b)(1) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(b)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Grant County, South Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A (incorporated by reference to Exhibit 4(b)(2) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(c)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and Grant County, South Dakota, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B (incorporated by reference to Exhibit 4(b)(3) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(d)*
Loan Agreement, dated as of June 1, 1993, between NorthWestern Corporation and the City of Salix, Iowa, related to the issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993 (incorporated by reference to Exhibit 4(b)(4) of NorthWestern Corporation's Quarterly Report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692).
4.3(e)*
Loan Agreement, dated as of May 1, 1993, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(e) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(f)*
1993A First Supplemental Loan Agreement, dated as of September 21, 2001, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(f) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(g)*
Assumption Agreement of The Montana Power, LLC to Bank One, as Trustee, dated as of February 13, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(g) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(h)*
Assignment and Assumption Agreement (PCRB 1993A Loan Agreement), between NorthWestern Energy, LLC, as Assignor, and NorthWestern Corporation, as Assignee, dated as of November 15, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(h) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692.
4.3(i)*
Loan Agreement, dated as of December 1, 1993, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993B due 2023 (incorporated by reference to Exhibit 4.4(i) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).

4.3(j)*
1993B First Supplemental Loan Agreement, dated as of September 21, 2001, between The Montana Power Company and the City of Forsyth, Montana, related to the issuance of City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(j) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(k)*
Assumption Agreement of The Montana Power, LLC to Bank One, as Trustee, dated as of February 13, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993B due 2023 (incorporated by reference to Exhibit 4.4(k) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.3(l)*
Assignment and Assumption Agreement (PCRB 1993B Loan Agreement), between NorthWestern Energy, LLC, as Assignor, and NorthWestern Corporation, as Assignee, dated as of November 15, 2002, related to the City of Forsyth Pollution Control Revenue Bonds Series 1993A due 2023 (incorporated by reference to Exhibit 4.4(l) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.4(a)*
First Mortgage and Deed of Trust, dated as of October 1, 1945, by The Montana Power Company in favor of Guaranty Trust Company of New York and Arthur E. Burke, as trustees (incorporated by reference to Exhibit 7(e) of The Montana Power Company's Registration Statement, Commission File No. 002-05927).
4.4(b)*
Thirteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1991 (incorporated by reference to Exhibit 4(a)—14 of The Montana Power Company's Registration Statement on Form S-3, dated December 16, 1992, Commission File No. 033-55816).
4.4(c)*
Fourteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of January 1, 1993 (incorporated by reference to Exhibit 4(c) of The Montana Power Company's Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).
4.4(d)*
Fifteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of March 1, 1993 (incorporated by reference to Exhibit 4(d) of The Montana Power Company's Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).
4.4(e)*
Sixteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of May 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company's Registration Statement on Form S-3, dated September 13, 1993, Commission File No. 033-50235).
4.4(f)*
Seventeenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company's Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).
4.4(g)*
Eighteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of August 5, 1994 (incorporated by reference to Exhibit 99(b) of The Montana Power Company's Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).
4.4(h)*
Nineteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 16, 1999 (incorporated by reference to Exhibit 99 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-04566).

4.4(i)*
Twentieth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 1, 2001 (incorporated by reference to Exhibit 4(u) of NorthWestern Energy, LLC's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).
4.4(j)*
Twenty-first Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 13, 2002 (incorporated by reference to Exhibit 4(v) of NorthWestern Energy, LLC's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).
4.4(k)*
Twenty-second Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 15, 2002 (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation's Current Report on Form 8-K, dated February 10, 2003, Commission File No. 0-692).
4.4(l)*
Twenty-third Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 1, 2002 (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation's Current Report on Form 8-K, dated February 10, 2003, Commission File No. 0-692).
4.4(m)*
Twenty-Fourth Supplemental Indenture, dated as of November 1, 2004, between NorthWestern Corporation and The Bank of New York and MaryBeth Lewicki, (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
4.5(a)*
Natural Gas Funding Trust Indenture, dated as of December 22, 1998, between MPC Natural Gas Funding Trust, as Issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(b)*
Natural Gas Funding Trust Agreement, dated as of December 11, 1998, among The Montana Power Company, Wilmington Trust Company, as trustee, and the Beneficiary Trustees party thereto (incorporated by reference to Exhibit 4.7(b) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(c)*
Transition Property Purchase and Sale Agreement, dated as of December 22, 1998, between MPC Natural Gas Funding Trust and The Montana Power Company (incorporated by reference to Exhibit 4.7(c) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(d)*
Transition Property Servicing Agreement, dated as of December 22, 1998, between MPC Natural Gas Funding Trust and The Montana Power Company (incorporated by reference to Exhibit 4.7(d) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(e)*
Assumption Agreement regarding the Transition Property Purchase Agreement and the Transition Property Servicing Agreement, dated as of February 13, 2002, by The Montana Power, LLC to MPC Natural Gas Funding Trust (incorporated by reference to Exhibit 4.7(e) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
4.5(f)*
Assignment and Assumption Agreement (Natural Gas Transition Documents), dated as of November 15, 2002, by and between NorthWestern Energy, LLC, as assignor, and NorthWestern Corporation, as assignee (incorporated by reference to Exhibit 4.7 (f) of the Company's Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-692).
5.1**	Opinion of Paul, Hastings, Janofsky & Walker LLP.

10.1(a)†*	NorthWestern Energy 2005 Employee Incentive Plan (incorporated by reference to Exhibit 10.1(a) of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
10.1(b)†*
NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's registration statement on Form S-8, dated January 31, 2005, Commission File No. 333-122428).
10.1(c)†*	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors.
10.1(d)†*
NorthWestern Corporation Incentive Compensation and Severance Plan (incorporated by reference to Exhibit 10.1(d) of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
10.1(e)†*
Employment Agreement with Brian B. Bird as Chief Financial Officer, as amended and approved by the Bankruptcy Court in its Order dated January 13, 2004 (incorporated by reference to Exhibit 10.1(p) to NorthWestern Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, Commission File No. 0-692).
10.2*
Credit Agreement among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Securities Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, s co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 0-692).
12.1*
Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
21.1*	Subsidiaries of NorthWestern Corporation (incorporated by reference to Exhibit 21 of the Company's Report on Form 10-K for the year ended December 31, 2004, Commission File No. 0-692).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP will be contained in Exhibit 5.1 hereto.
24.1	Power of Attorney (included on page S—1).
25.1**	Statement of Eligibility.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Registered Holders and The Depository Trust Company Participants.
99.4**	Form of Letter to Clients.
99.5**	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†
Management contract or compensatory plan or arrangement.

*
Incorporated by reference.

**
Filed herewith.

        All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

QuickLinks

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY
NORTHWESTERN CORPORATION
RECENT DEVELOPMENTS
THE EXCHANGE OFFER
THE EXCHANGE AGENT
SUMMARY TERMS OF NEW NOTES
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION
NORTHWESTERN CORPORATION SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION (In Thousands, Except for Per Share Amounts)
NORTHWESTERN CORPORATION NOTES TO SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
NORTHWESTERN CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except for Per Share Amounts)
NORTHWESTERN CORPORATION NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
DESCRIPTION OF THE MONTANA MORTGAGE COLLATERAL BONDS
DESCRIPTION OF THE SOUTH DAKOTA MORTGAGE COLLATERAL BONDS
DESCRIPTION OF NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX